Exhibit 10.12

2018 AIRLINE USE AGREEMENT

MIAMI INTERNATIONAL AIRPORT

THIS 2018 AIRLINE USE AGREEMENT (the “2018 AUA” or sometimes the “Agreement”), is entered into as of this          day of                 , 20        , by and between MIAMI-DADE COUNTY (“County”), a political subdivision of the State of Florida, acting through its Aviation Department (“MDAD”), and Global Crossing Airlines LLC, an air carrier authorized to do business in the State of Florida (“AIRLINE”),

WHEREAS, AIRLINE is an airline certificated by the U.S. Department of Transportation that operates at Miami International Airport (“MIA” or “Airport”) and the parties desire to set forth the privileges and responsibilities of the AIRLINE at MIA, as well as certain terms applicable to any Terminal Building space leased by the AIRLINE; and

WHEREAS, by Resolution No. R-331-01, adopted on April 10, 2001, the County, through its Board of County Commissioners (“Board”) approved the terms of the initial Airline Use Agreement (the “AUA”) between the County and air carriers operating at MIA, whose term was a 15-year term commencing as of May 1, 2002 and expiring not later than April 30, 2017; and

WHEREAS, by Resolution No. R-198-12, adopted on March 6, 2012, the Board approved the Restated Airline Use Agreement (the “Restated AUA”) based on negotiations between the County and the Airlines, which amended certain portions of the 2002 AUA and the exhibits thereto; and

WHEREAS, by Resolution No. R-340-17, the Board approved an Interim Airline Use Agreement (“Interim AUA”) to take effect on May 1, 2017 and to expire upon the effective date of a successor AUA; and

WHEREAS, by Resolution No. R-769-18, adopted on July 24 2018, the Board approved this 15-year Airline Use Agreement (the “2018 AUA”) as the successor AUA, to be effective on August 10, 2018, and to expire not later than April 30, 2033;

NOW THEREFORE, in consideration of the premises and of the mutual promises made in this Agreement, the parties agree as follow:

2018 Airline Use Agreement – Miami International Airport

TABLE OF CONTENTS

2018 AIRLINE USE AGREEMENT

2018 Airline Use Agreement – Miami International Airport

Tab A:	[Reserved]	49

Tab B:	Ground Handling Operations Policy-Art. 2(B)	50

Tab C:	Cargo Handling Policy-Art. 2(B)	55

Tab D(l):	Gate Assignment Policy: Common Use Gates and Non-Scheduled Preferential Use Gates-Art. 2(B)	61

Tab D(2):	Gate Assignment Policy: Preferential Use Gates-Art. 2(B)	70

Tab E:	Ticket Counter Allocation & Use Policy-Art. 2(B)	83

Tab F:	Affiliated Airline Endorsement Form-Art. 2(D)	89

Tab G:	Landing Fee Rate Methodology-Art. 5(A)	91

Tab H-1:	Terminal Bldg. Rents &User Fees Rate Setting Methodologies-Art. 5(B)	98

Tab H-2:	Terminal Bldg. Rents &User Fees Rate Setting Methodologies-Art. 5(B)	108

Tab H-3:	Terminal Bldg. Rents &User Fees Rate Setting Methodologies-Art. 5(B)	118

Tab I:	Aviation User Credit Policy-Art. 8(C)	128

Tab J:	Irrevocable Letter of Credit-Art. 8(E)	132

Tab K:	Security Deposit Policy-Art. 8(D)	135

Tab L:	Common Use Terminal Equipment (CUTE) Pricing Policy-Art. 5(B)	143

Tab M:	Title VI List of Pertinent Non-Discrimination Acts & Authorities-Art. 21(B)	l51

2018 Airline Use Agreement – Miami International Airport

Article 1

Definitions

For the purpose of this Agreement, the following definitions apply:

A. “Affiliated Airline” means:

1. Any Airline that is (i) a subsidiary of an AIRLINE or of an AIRLINE’s parent company through total or partial ownership by the AIRLINE or its parent company and operates at the Airport under the trade name or a similar trade name of the AIRLINE, (ii) uses the two-letter designator code of the AIRLINE for its flights serving the Airport and whose aircraft display the livery of the AIRLINE or a livery similar to the AIRLINE, and (iii) is designated as an Affiliated Airline on the Tab F Affiliated Airline Endorsement Form (the “Tab F Form”) of this 2018 AUA by the AIRLINE; or

2. If not a subsidiary of the AIRLINE or the parent company of the AIRLINE, an Airline that is designated on the Tab F Form by the AIRLINE as an Airline for which the AIRLINE has assumed financial responsibility for all fees and charges incurred by the Affiliated Airline as a result of the Affiliated Airline’s use of any airport in the Airport System as a regional Airline using the AIRLINE’s two-letter designator code and whose aircraft displays the livery of the AIRLINE or a livery similar to the AIRLINE.

B. “Air Transportation Business” means the carriage or transport by aircraft of persons and/or property as a common carrier for compensation or hire, and/or the carriage or transport of mail by aircraft in commerce, and activities directly related thereto.

C. “AIRLINE” means the Airline that has executed this Agreement.

D. “Airline,” as distinguished from “AIRLINE,” means an air carrier (including AIRLINE) that operates an Air Transportation Business at the Airport or at any other airport or airports in the Airport System.

E. “Airline Costs” means that portion of Airport Revenues received by the County from Airlines in payment of (1) rents, fees, and charges for use and occupancy of the Airport’s Terminal Building, concourses, and facilities related to the processing of air passengers and to the accommodation of passenger aircraft for loading and unloading of passengers and their bags and (2) landing fees and Aviation Activities fees as defined in Article 8(A) at airports in the Airport System. The term is intended to reflect those costs typically included in calculations of the Airlines’ Costs per Enplaned Passenger (“CEP”) for airports.

F. “Airline Costs per Enplaned Passenger” (“CEP”) means the ratio created by dividing Airline Costs at the Airport for a Fiscal Year by Enplaned Passengers at the Airport for the same Fiscal Year.

2018 Airline Use Agreement – Miami International Airport

G. “Airport” means Miami International Airport located in Miami-Dade County together with any additions thereto, or improvements or enlargements thereof, hereafter made, whether contiguous or not.

H. “Airport and Airway Improvement Act of 1982” means the federal legislation that combined the Planning Grant Program and the Airport Development Aid Program as a multi-year grant program, whose regulations are contained in 43 C.F.R. Section 2640.

I. “Airport Bonds” means general aviation revenue bonds, general obligation bonds, commercial paper, and other forms of indebtedness incurred or assumed by the County in connection with the ownership and operation of the Port Authority Properties and payable from Revenues, PFC revenues, and/or the Improvement Fund.

J. “Airport Grants” means those moneys contributed to the County by the United States or any agency thereof, or by the State of Florida, or any political subdivision or agency thereof, to pay for all or a portion of the cost of a Capital Project.

K. “Airport System” means the Airport and other airports now or hereafter owned and/or operated by the County, including Miami International Airport, Miami-Opa locka Executive Airport (“OPF”), the decommissioned Opa-locka West General Aviation Airport, Miami Executive Airport (“TMB”), Miami Homestead General Aviation Airport (“X-51”), and the Training and Transition Airport (“TNT”).

L. “Air Operations Area” (or “AOA”) shall have the meaning set forth in Section 25-1(3) of the Code of Miami-Dade County.

M. “Americans with Disabilities Act of 1990” (“ADA”) refers to the federal prohibition of discrimination based on disabilities which is codified at 42 U.S.C. Section 12 101.

N. [Reserved]

0. The term “Aviation Activities” means the AIRLINE’s aviation activities described in Article 8(A) hereof that are to be used for reporting and invoicing purposes by both parties for those activities covered by the Aviation User Credit Program in Article 8. Fees for Aviation Activities can be based on aircraft type, number of aircraft arrivals and depatt ures, nurriber of aircraft seats, square footage of holdroom space, or some other basis for imposing an aviation fee that may serve as the basis for invoicing the various activity-based fees as described in Tabs G, HI, H2, and H3.

P. “Aviation Activity Report” shall mean the monthly report required to be submitted to the Aviation Department under Article 8(1).

Q. “Aviation Activity Repmting Period” shall refer to the period of time covered by the Aviation Activity Report as provided in Article 8(1).

2018 Airline Use Agreement – Miami International Airport

R. The term “Aviation Fees” refers to the fees and charges specifically established from time to time by the Board of County Commissioners or else established through methodologies that are approved by the Board of County Commissioners (such as those methodologies and policies found in the Tabs to this Agreement). Aviation Fees include Aviation User Fees and all other fees and charges established by the Board from time to time. Aviation User Fees that may be deferred under the Aviation User Credit program in Article 8 currently include landing fees, aircraft parking fees, concourse use fees (for both domestic and international flights), Preferential Gate fees, common use gate concourse fees, international facilities fees, inbound and outbound baggage fees, loading bridge fees, all other gate-related fees, terminal building fees for facilities, equipment, and services, and other uses of the landing areas, taxiways, and ramps. (Such fees and charges typically arise out of, but are not limited to, “Aviation Activities.”).

S. [Reserved]

T. “Aviation User Credit Program” (“AUCP”) shall refer to the program set forth in Article 7 and Article 8 herein that permits an Airline to defer payment of its Aviation Activity fees and pay lower landing and aviation fees.

U. “Capital Project” means any project by the County to improve, maintain, develop or expand the Airport System including: (1) the acquisition of real property, including land, easements, buildings and other property; (2) the purchase of machinery, equipment, or rolling stock; (3) the engineering, design, and construction of new facilities; (4) the remediation of environmental contamination, including noise mitigation, or expenditures to prevent or protect against such contamination; or (5) major maintenance of existing facilities. All of the foregoing items must have costs of greater than $5,000,000.

V. “Code of Federal Regulations” (“C.F.R.”) shall refer to the collection of federal regulations issued by the various departments and agencies of the federal government from time to time such as Part 14 for FAA regulations and Part 49 for U.S. Department of Transportation regulations.

W. “Code of Miami-Dade County” (“Code”) shall refer to the ordinances enacted by the Board of County Commissioners of Miami-Dade County and set forth in codified form within the published Miami-Dade County Code available on the internet through info@municode.com.

X. “Common Use Gate” means a gate designated by MDAD to be used in common by any Airline operating at the Airport, and shall not be deemed to include any Preferential Use Gates during the time such gates are assigned to an Airline and being used as Preferential Use Gates.

Y. “Construction Costs” means the expenditures to demolish, acquire, install, construct, equip, retrofit, or relocate a Capital Project, or estimates of such expenditures including an allowance for contingencies.

2018 Airline Use Agreement – Miami International Airport

Z. “Consulting Engineers” shall mean the engineer or engineering firm or company at the time employed by the County under the provisions of Section 705 of the County’s Trust Agreement to perform and carry out the duties imposed on the Consulting Engineers by such Trust Agreement.

AA. “County” means Miami-Dade County, Florida, a political subdivision of the State of Florida.

BB. “Department of Homeland Security” means the federal department created by the Homeland Security Act of 2012 which combined all or portions of 22 federal departments to oversee and coordinate a comprehensive national strategy to safeguard the United States of America against terrorism and respond to terrorist attacks.

CC. “Enplaned Passengers” means any passenger (including revenue passengers, zero-fare passengers utilizing a frequent flyer ticket, and non-revenue passengers) boarding an aircraft, including any such passenger that previously disembarked from another aircraft of the same or a different passenger carrier or from the same aircraft previously operating under a different flight number.

DD. “Federal Aviation Administration” (“FAA”) shall mean the federal agency within the Department of Transportation that is responsible for regulating aviation activities.

EE. “Fiscal Year” means the 12-month period commencing on October I and ending on September 30, or any other 12-month period established by the County from time to time.

FF. “Landing Fee Rate” means the rate paid by an Airline for the use of the airfield at MIA based upon a rate calculation that is described in Tab G.

GG. “MAAC” means the “Miami Airport Affairs Committee” as described in Article 6(D).

HH. “Majority-In-Interest” is defined m accordance with the provisions of Article 6(D)(5) of this Agreement.

II. “Maximum Gross Landing Weight” means the standard maximum gross certificated landing weight in one thousand-pound units for each aircraft operated at the Airport by the AIRLINE as certified by the aircraft’s manufacturer and stated in the Air Carrier’s FAA approved flight manual governing that aircraft type.

JJ. “MDAD” shall refer to Miami-Dade Aviation Department and may also be referred to as “Aviation Department” or “Department.”

KK. “Non-Port Authority Properties,” sometimes known as “N-PAP facilities,” means any properties or facilities at any of the County’s airports that are not classified as Port Authority Properties under the Trust Agreement applicable to Port Authority Properties.

2018 Airline Use Agreement – Miami International Airport

LL. “PAP Revenues” or “Port Authority Property Revenues” shall refer to the revenues received or earned by the County for the use of and for the services and facilities furnished by the County’s Port Authority Properties, as such terms are defined in Section 101 of the County’s Amended and Restated Trust Agreement of 2002.

MM. “Passenger Facility Charges” or “PFCs” means those charges authorized under Section 1113(e) of the Federal Aviation Act of 1958, as amended by Section 9110 of the Omnibus Budget Reconciliation Act of 1990 (Pub. L. 101-508, 49 U.S.C. App. Section 1513), the Wendell H. Ford Aviation Investment and Reform Act for the 21st Century (AIR-21, Pub. L. 106-161), or any successor program authorized by federal law, and the rules and regulations promulgated thereunder (14 C.F.R. Part 158, hereafter the “PFC Regulations”), as such statutes and regulations may be amended from time to time.

NN. “Port Authority Properties,” sometimes known as “PAP Facilities,” means those properties and facilities as defined in the Trust Agreement.

00. “Preferential Use Gate” or “Preferential Gate” means a gate assigned by MDAD to AIRLINE or another Signatory Airline to which AIRLINE or such other Signatory Airline has a preferential use of such gate to the extent provided in Tab D(2).

PP. “Project Costs” includes Construction Costs as defined in Article 1(Y), and related costs such as planning fees, architectural and engineering fees, program management fees, construction management fees, fees for environmental studies, testing fees, inspection fees, impact fees, and other such fees and costs.

QQ. “Retail Master Plan Ordinance” shall refer to the ordinance of the County that approved the Retail Concessions Master Plan dated May 1995 and any such other Concessions Master Plan adopted by the County, as referenced in Section 2-286.1 of the Code of Miami-Dade County.

RR. “Revenues” means all Revenues as such term is defined in the Trust Agreement.

SS. “SIDA” (“Security Identification Display Area”) shall refer to the area of any Airport that is subject to the security requirements as set forth in Article 19(B) herein and shall include any area of the Airport that is restricted and requires airport badges or other airport-issued identification to gain entry to the SIDA area. In accordance with federal requirements, all Airport, air carrier, or tenant employees having unescorted access to a SIDA area are subject to fingerprint requirements, based on a criminal history records check.

TT. “Signatory Airline” means any Airline (including AIRLINE) that has executed an agreement with the County substantially similar to this Agreement.

UU. “Tabs” or a “Tab” refers to all or any exhibits attached hereto, currently including Tabs A through M. All Tabs are incorporated into this 2018 AUA as if set out in full herein.

2018 Airline Use Agreement – Miami International Airport

VV. “Traffic Engineers” shall mean the engineer or engineering firm or company at the time employed by the County under the provisions of Section 705 of the County’s Trust Agreement to perform and carry out the duties imposed on the Traffic Engineers by such Trust Agreement.

WW. “Terminal Building” means the Terminal Building facility at the Airport whose components are described in Tabs Hl, H2, and H3 of this 2018 AUA.

XX. “Transportation Security Administration” (“TSA”) refers to the United States Transportation Security Administration that regulates security at the Airport, generally under regulations found in 49 U.S.C. Part 1500, et seq.

YY. “Trust Agreement” means the Amended and Restated Trust Agreement applicable to the Airport System that is dated as of December 15, 2002 and replaces the former Trust Agreement dated as of October 1, 1954, as amended and supplemented. Unless otherwise defined, capitalized terms from the Trust Agreement shall have the meaning ascribed to such terms in the Trust Agreement.

ZZ. “U.S. Department of Transportation” (“DOT’’) shall refer to the federal agency responsible for transportation issues in the United States, including aviation issues, whose regulations are found generally in Part 49 of the Code of Federal Regulations.

Article 2

Operating Rights and Privileges at MIA

A. Subject to the conditions contained herein, AIRLINE shall have the right to use the Airport for the conduct of AIRLINE’S Air Transportation Business at the Airport in common with other Airlines at MIA. This right shall include (i) the use of the Airport’s airfield facilities, including but not limited to runways and taxiways, (ii) the use of the common and preferential use facilities and other facilities leased or used by the AIRLINE within the Terminal Building and the non-terminal facilities at the Airport consistent with security requirements established by County from time to time, (iii) the use of Iandside facilities, including but not limited to all common use areas not included within the airside or terminal side of the Airport, and (iv) the use of all appurtenances, facilities, improvements, equipment, and services that have been or may hereafter be provided for common use at or in connection with the Airport; provided however, that such use shall at all times be subject to and limited by (a) the rules and regulations applicable to the Airport established from time to time by the County or MDAD applicable to all Airlines operating at the Airport, (b) payment of any and all fees and charges established by the County or MDAD from time to time applicable to such use, (c) the terms of any lease, license, or permit signed by the AIRLINE and applicable to the portion of the Airport being used by AIRLINE, and (d) any such lease, license, or permit proffered to the AIRLINE as a condition to AIRLINE’ s use of such portion of the Airport when the AIRLINE has chosen to occupy and make use of such portion of the Airport even though the AIRLINE has not signed the lease, license, or permit. Except for the conduct of its Air Transportation Business, AIRLINE may not conduct any business on the Airport without the prior written consent of MDAD.

2018 Airline Use Agreement – Miami International Airport

B. AIRLINE shall comply with all policies either reflected in the Tabs hereto or else made applicable to its operations by action of the Board of County Commissioners. Such policies may be adopted by MDAD and the County from time to time after consultation with the MAAC and may be amended in the manner provided in Article 2(G). In particular, AIRLINE shall comply with (i) ground and cargo handling operations at MIA in the manner provided in Tabs B and C, respectively, (ii) gate assignments under Tab D-1 for Common Use Gates and Tab D-2 for Preferential Use Gates, and (iii) ticket counter allocations under Tab E.

C. If County makes any other airport in the Airport System available for commercial use, the Aviation Department shall have the right to establish the terms and conditions applicable to the AIRLINE’s use of such airport. Unless specifically stated otherwise in documents provided by the Aviation Department applicable to such airport, the terms of this Agreement shall apply to AIRLINE’s operations at such airport. By operating at such airport, AIRLINE agrees to comply with operational and financial requirements applicable to such airport, and agrees that the extent of its commitments set forth herein as to MIA shall continue for an equal period of time as to such other airport. Notwithstanding the foregoing, the County agrees to structure the financial requirements at any airport in the Airport System other than MIA that receives Part 139 certification so that the commercial Airlines operating at such other Part 139 airport pay for as much of the costs associated with obtaining Part 139 certification and maintaining the airport in compliance with Part 139 requirements as is reasonable under the circumstances, consistent with requirements and policies of the FAA and the Trust Agreement.

D. Under rules established from time to time by MDAD, AIRLINE may designate an Airline or Airlines on the Tab F Form as an Affiliated Airline for whom the AIRLINE shall be responsible to the following extent:

1. Any Affiliated Airline designated on the Tab F Form shall be entitled to the rights and shall comply with the responsibilities and obligations of AIRLINE hereunder, except as specifically provided otherwise in this Article 2(D), and except as may be provided in policy statements of the County, such as, but not limited to the Ground Handling Operations Policy and the Cargo Handling Policy. Such rights, responsibilities and obligations shall be effective only upon the later of MDAD’s receipt of the Tab F Form or the Commencement Date indicated on Tab F Form. Tab F Form must be signed or endorsed by a corporate officer of AIRLINE, having authority as determined by MDAD under its rules, to provide such signature or endorsement. AIRLINE shall be responsible for all obligations of such Affiliated Airline pertaining to the payment of rates and charges under this Agreement, but only with respect to those flights flown by such Affiliated Airline for the AIRLINE that are covered in its Tab F Form, until 5 business days following County’s receipt of a revised Tab F Form removing the Affiliated Airline. AIRLINE shall remain liable for payment of all rates and charges arising out of its own leased or owned aircraft.

2018 Airline Use Agreement – Miami International Airport

2. Any Affiliated Airline designated on a Tab F Form must separately and independently execute an Affiliated Airline Operating Agreement and comply with all of County’s aircraft operation regulations and requirements, including, but not limited to, regulations and requirements pertaining to operating certificates and types and levels of insurance. In addition, AIRLINE must separately and independently report to the County both the AIRLINE’s and its Affiliated Airlines’ Aviation Activities as required from time to time by the County and by this Agreement.

3. AIRLINE shall be responsible for payment of all fees and charges incurred by its Affiliated Airline for use of the Airport System but only with respect to those flights flown for the AIRLINE that are covered in its Tab F Form. If County permits an Affiliated Airline to pay such fees and charges in whole or in part separately to the County, AIRLINE shall remain liable for any unpaid fees and charges incurred by such Affiliated Airline until 5 business days following County’s receipt of a revised Tab F Form removing the Affiliated Airline from the Tab F Form as provided in Article 2(D)(1) above.

4. Each Affiliated Airline shall remain separately and independently responsible to the County for fees and charges incurred by the Affiliated Airline for the use of the Airport System to the extent such fees and charges are not paid by the AIRLINE.

5. Each Affiliated Airline shall meet the minimum insurance requirements, and to the extent that it pays its own Aviation Fees, the security deposit requirements of this 2018 AUA.

E. AIRLINE’s use of the Airport or any portion thereof is conditioned upon AIRLINE’s compliance with all applicable federal, state, and local laws, regulations, policies, and directives applicable to such use. AIRLINE shall be entitled to the use of the Airport for aeronautical purposes under the terms of this 2018 AUA even if AIRLINE has not separately entered into any specific lease, license, or permit agreement applicable to a particular facility of the Airport, provided that AIRLINE does not have the right to use such facilities that require a separate lease, license or permit.

F. AIRLINE agrees to file such reasonable information with MDAD as MDAD requires from time to time for all Airlines operating at MIA, including information required by MDAD for such items as total passengers carried by flight (including non-revenue passengers and the designation of non-revenue passengers to the extent the AIRLINE records such information in its records), cargo and cargo tonnage information, and information required by federal or state agencies or departments.

G. MDAD or the County, following consultation with the MAAC, shall have the right to amend any policy attached hereto or otherwise applicable to AIRLINE’s operations at the Airport, including the right to amend any document or form attached to any such policy, except to the extent the policy identifies the manner by which the policy may be amended, in which case that manner of amendment must be followed. Provided, however, that (i) any such amendment shall not apply to the extent the amendment materially affects a written contract

2018 Airline Use Agreement – Miami International Airport

between AIRLINE and a third party that is based on the subject matter of the amendment, in which case the amendment shall be held in abeyance as to that contract until the first date on which the written contract may be terminated by either party thereto; provided further, however, that any such amendment shall go into effect immediately if the affected contract specifically references on its face that it is subject to amendment by a County or MDAD policy, and (ii) County may only amend the Preferential Use Gate Assignment Policy in Tab D(2) upon consultation and approval of the Mil in the manner required by Article 26(Q).

Article 3

Term of Agreement

A. This 2018 AUA shall be effective as of the date stated on the first page hereof (the “Effective Date”) and shall expire at 11 :59 P.M. on April 30, 2033, unless sooner terminated as provided herein. The parties’ rights and obligations hereunder shall commence and continue from the Effective Date. The parties acknowledge that the initial AUA and the Restated AUA terminated on April 30, 2017, and that if the AIRLINE executed the Interim AUA, the Interim AVA expired on the Effective Date of this 2018 AUA; provided, however, any obligation of a party accruing under any such AUAs prior to their termination dates including AIRLJNE’s continuing agreement under Article 3(C) of any prior AUAs, shall not expire and shall remain in full force and effect until paid or discharged.

B. This 2018 AVA shall continue for so long as AIRLINE operates at the Airport, but in no event shall this 2018 AUA be effective after April 30, 2033, except as to any obligations of the AIRLINE that are incurred on or prior to such date.

C. This Agreement may be terminated in accordance with its provisions; provided, however, AIRLINE covenants and agrees that AIRLINE’s obligations to pay landing fees and other charges at the levels required under this 2018 AUA, including but not limited to the fees and charges set forth in Article 5 hereof, shall continue for so long as AIRLINE operates at the Airport or any other airport in the Airport System, notwithstanding termination or expiration of this Agreement. Specifically, AIRLINE agrees that, notwithstanding termination or expiration of this Agreement, for so long as AIRLJNE operates at the Airport or any airport in the Airport System and Airport Bonds are outstanding under the Trust Agreement or any successor trust document, AIRLINE shall pay landing fees pursuant to Article 5(A), including amounts sufficient to meet the rate covenant of the Trust Agreement or any such successor trust document as provided in Article 9(F) of this 2018 AUA, or shall pay landing fees applicable only to an airport other than the Airport if the County, consistent with the provisions of Article 2(C) above, has established a separate rates and charges methodology for such airport within the Airport System. County agrees that all Airlines operating at the Airport or any other airport within the Airport System shall be subject to the same requirement contained in this Article 3(C).

D. AIRLINE may use all facilities at the Airport in accordance with the length of term of any lease, license, permit, or other document applicable to such facilities.

2018 Airline Use Agreement – Miami International Airport

E. AIRLINE’s obligations incurred prior to AIRLINE’s discontinuance of its operations and obligations that are continuing in nature as provided herein shall survive the discontinuance of AIRLINE’s operations at the Airport.

Article 4

Application of Other Agreements

A. From time to time, County and AIRLINE may enter into separate agreements applicable to the exclusive, preferential, or nonexclusive use by AIRLINE of designated Airport facilities. Such Agreements may include but are not limited to (1) lease agreements for use of Terminal Building space, (2) lease agreements for facilities other than Terminal Building facilities, and (3) agreements that permit AIRLINE to use Airport facilities in a specific manner.

B. AIRLINE acknowledges and agrees that any lease agreement whose term is month-to-month shall not constitute an asset of AIRLINE’S estate for bankruptcy purposes. AIRLINE consents to County’s termination of a month-to-month lease in the manner set forth in any such lease agreement without the necessity of obtaining bankruptcy court approval of such termination.

Article 5

Rates and Charges

A. Landing Fees.

AIRLINE hereby acknowledges that the County, acting through its Board of County Commissioners, has established or will establish or direct the establishment, from time to time, of (1) landing fees and charges, including those covered by this Agreement, and (2) the policies and procedures relating to the payment of same. AIRLINE acknowledges and consents to the landing fees at the Airport being based on an “Airports System” residual methodology as set forth in Tab G.

B. Terminal Building Rents and User Fees.

AIRLINE further acknowledges that Terminal Building rents and user fees and certain other fees and charges applicable to the use of Terminal Building facilities, equipment and services, are currently based on a cost based, equalized rate setting methodology, as set forth in Tabs Hl, H2 and H3, and Tab L.

C. Payment of Fees and Charges

AIRLINE agrees to pay all Landing Fee Rate, Terminal Building rents and user fees, and the fees and charges for all other facilities at the Airport established by the County’s rate-setting methodologies or in accordance with law, and applicable to AIRLINE’s use of the Airport. County reserves the right to modify such methodologies from time to time, as well as all other applicable fees and charges established by the County or MDAD, in order to comply with its requirements under the Trust Agreement or under federal law, or as a result of a Board-approved modification resulting after consultation with the MAAC.

2018 Airline Use Agreement – Miami International Airport

Article 6

Approval of Airport Capital Projects

A. Capital Expenditures: General

1. MDAD may incur costs to plan and program Capital Projects as it deems appropriate without Mil Review as set forth in Article 6(B). In addition, the County may incur costs, whether capital or operating, for items that do not constitute a Capital Project. MDAD shall define Capital Projects, as it, in its sole judgment, deems appropriate to facilitate development and financing plans, and shall not divide, phase, or consolidate projects for the purpose of circumventing the provisions of this Article 6.

2. Subject to the provisions of this Article 6, MDAD may incur costs to plan, design and construct Capital Projects. MDAD Capital Projects will be overseen by the Development Steering Committee which will review, prioritize and approve the specific design details and the construction methodologies of Capital Projects and provide comprehensive oversight of existing Capital Projects. The Development Steering Committee will be comprised of members representing the divisions of MDAD, the Airlines, and the Bond Trustee and will be guided by the Development Steering Committee Handbook. The initial voting members of the Development Steering Committee will be the MDAD Deputy Director, MDAD Chief Financial Officer, the MDAD Chief of Staff, a representative from the Consulting Engineers, and a member of the MAAC Airline Liaison Office (ALO). Such members may be changed from time to time after consultation with the MAAC. MDAD, following consultation with the MAAC may discontinue the Development Steering Committee in whole or in part and replace it or the discontinued component with a substitute entity that fulfills essentially the same function as the entire Committee or the component function.

3. Subject to the provisions of this Article 6, MDAD may pay the Project Costs associated with any Capital Project using funds lawfully available for such purpose as it deems appropriate, and may issue Airport Bonds in amounts sufficient to finance any Capital Project and other improvements.

4. (a) After September 30, December 31, March 31, and June 30 of each year, MDAD will provide to the MAAC a copy of MDAD’s Capital Projects status report for the previous quarter that includes the information then provided by MDAD in such report, such as:

(i) Reserve Maintenance Fund expenditures;

(ii) Improvement Fund balances for the Performance Sub-account, Retainage Sub-account, and the Residual Account; and

2018 Airline Use Agreement – Miami International Airport

(iii)    Capital Projects that are then underway as reflected in the Development Steering Committee’s Project Book, including their current schedule and budget as compared to the baseline schedule and budget, expenditures on such projects to date, and the funding source for such projects.

(b)    MDAD may change the issuance dates from quarterly to some other period, provided that MDAD issues at least one Capital Projects status report in its Fiscal Year. MDAD may also change the format and contents of the report provided that the contents of the report are acceptable under the applicable Trust Agreement and financial reporting requirements.

5.    For the purpose of this Article 6, Total Project Cost refers to the complete cost of a Capital Project directly related to the design, construction, management, contingencies, allowances and indirect costs required by authorities having jurisdiction and local ordinance.

6.    For the purposes of this Article 6, Net Project Cost refers to the Total Project Costs of a Capital Project less such costs funded from Airport Grants, PFCs, proceeds of PFC stand-alone bonds or PFC-backed bonds, donated capital, Improvement Fund monies in the Aviation Capital Account, Reserve Maintenance Fund monies, or any combination thereof.

B.    Capital Expenditures: Capital Projects Not Subject to MII Review

Without submitting a Capital Project for review by a Majority-In-Interest of the MAAC Airlines as described in Article 6(C) below, MDAD may incur costs to plan, program, design, and construct any Capital Project which is described by one or more of the following specific provisions, each an “Exempt Project”:

1.    Capital Projects that will be classified as Non-Port Authority Properties, provided such Capital Projects will not cause an increase in Airline Costs per Enplaned Passenger;

2.    Capital Projects whose individual estimated Net Project Costs, do not exceed $15,000,000 (expressed in 2018 dollars);

3.    Capital Projects whose Net Project Costs incurred through the completion of the project will be financed with the proceeds of special facility revenue bonds without recourse to or reimbursement from or against Airport System funds;

4.    Capital Projects whose Net Project Costs incurred through the completion of the project will be financed by tenant or third-party sources, provided such costs will not be reimbursed by the County from Airport System funds;

5.    Capital Projects in connection with the reclassification to Port Authority Properties pursuant to Section 1308 of the Trust Agreement;

2018 Airline Use Agreement – Miami International Airport

6.    Capital Projects certified by the Consulting Engineers to be required under the Trust Agreement;

7.    Capital Projects deemed necessary in the judgment of the County to comply with a rule, regulation, order, or requirement of any federal, state, or other governmental agency;

8.    Capital Projects deemed necessary in the judgment of the County to settle lawful claims, satisfy judgments, or comply with judicial orders against the County by reason of its ownership, operation, maintenance, or use of the Port Authority Properties or parts thereof;

9.    Capital Projects deemed necessary in the judgment of the County to permit continued operation of the Port Authority Properties during and immediately following an emergency;

10.    Capital Projects to repair or replace casualty damage or destruction to improvements and equipment, provided that costs are funded or offset to the maximum extent possible from (a) insurance proceeds available to MDAD from policies carried by MDAD or the County that are collected for such losses and (b) funds collected for such losses from subrogation efforts;

11.    Capital Projects whose Net Project Costs will fully be paid for by one or more Airlines that agree to pay the costs associated with such Capital Project using their own funds.

12.    Capital Projects in the form of an improvement that an Airline desires at the Airport but that (i) is not a part of an approved or proposed MDAD Capital Project and (ii) MDAD is not willing to fund, but MDAD determines is reasonable and will not conflict with the current or future operation of the Airport. For any such improvement the Airline and the County may enter into an agreement that provides for the financing, construction and use of the improvement by the Airline. The agreement shall, among other things, provide that the construction of the improvement must comply with FAA requirements and County ordinances and regulations, including, but not limited to, Building Codes, Fire and Life Safety Regulations, and applicable Environmental Regulations. The completed improvement shall become the property of the County upon its date of beneficial occupancy, but the agreement shall provide the Airline with a lease or contract term that coincides with a reasonable amortization period for the improvement that allows the Airline to amortize its investment in the improvement.

13.    Capital Projects previously approved by a Majority-In-Interest of MAAC Airlines; provided, however, that the increment in Net Project Costs over the previously approved amount of any such Capital Project shall be subject to MII review in accordance with Article 6(C) below if the scope of such Capital Project changes materially and revised estimates of Net Project Costs for such Capital Project exceed approved Net Project Costs by more than 20%.

2018 Airline Use Agreement – Miami International Airport

14.    MDAD shall notify the MAAC in writing of any proposed Exempt Project under this Article 6(B), together with a statement as to why it is an Exempt Project, and if practicable, shall provide the MAAC with an opportunity to comment upon the proposed Exempt Project. MDAD shall use commercially reasonable efforts to complete Exempt Projects in a timely manner that minimizes material adverse impacts on AIRLINE’S operations at the Airport.

C.    Capital Expenditures: Capital Projects Subject to MII Review

MDAD may not incur costs to design and construct Capital Projects, except those identified in Article 6(B) above, without the prior review of a Majority-In-Interest of MAAC Airlines. Review shall consist of a disapproval review and moratorium as set forth in sub articles (1) and (2) below.

1.    Disapproval Review:

(a)    If MDAD’s projected Net Project Cost for the Capital Project is greater than $15,000,000 but less than $50,000,000 (expressed in 2018 dollars), then the following disapproval review procedure shall apply.

(i)    Each Capital Project that is subject to this Article 6(C)(1) shall be deemed to be approved by a Majority-In-Interest of the MAAC Airlines unless written or electronic responses from a Majority-In-Interest of MAAC Airlines are received by the Aviation Director disapproving such Capital Project within 45 calendar days of MDAD’s electronic delivery or mailing the information specified in Article 6(C)(3). Late responses and non-responses will be deemed to signify approval of such Capital Project.

(ii)    If a Capital Project is disapproved under Article 6C(l)(a) above, then after not less than 180 days of electronic delivery or mailing the information specified in Article 6(C)(3), the County may resubmit a disapproved Capital Project to the MAAC. Each such resubmitted Capital Project shall be deemed to be approved unless, written or electronic responses from a Majority-In-Interest of MAAC Airlines are received by the Aviation Director disapproving such Capital Project within 45 days of mailing or sending by electronic response the information specified in Article 6(C)(3). Late responses and non-responses will be deemed to signify approval of such Capital Project.

(iii)    After not less than 180 days following the date the County resubmits a disapproved Capital Project to the MAAC pursuant to Article 6(C)(l)(a)(ii), the County may proceed with any such Capital Project that was disapproved by the Majority-In-Interest of the MAAC Airlines on re-submission.

(b)    If MDAD’s projected Net Project Cost for the Capital Project is greater than $50,000,000 (expressed in 2018 dollars) then the following disapproval review procedure shall apply.

2018 Airline Use Agreement – Miami International Airport

(i)    Each Capital Project that is subject to this Article 6(C)(1)(b) shall be deemed to be approved by a Majority-In-Interest of the MAAC Airlines unless written or electronic responses from a Majority-In-Interest of MAAC Airlines are received by the Aviation Director disapproving such Capital Project within 45 days of mailing or sending by electronic response the information as described below in Article 6(C)(3). Late responses and non-responses will be deemed to signify approval of such Capital Project.

(ii)    If a Capital Project is disapproved under Article 6(C)(l)(b)(i) then, after not less than 180 days of electronic delivery or mailing the information specified in Article 6(C)(3) the County may resubmit all or any portion of a disapproved Capital Project to the MAAC. Each such resubmitted Capital Project shall be deemed to be approved unless written or electronic responses from a Majority-In-Interest of MAAC Airlines are received by the Aviation Director disapproving such Capital Project within 45 days of electronic response or mailing the information as described in Article 6(C)(3). Late responses and non-responses will be deemed to signify approval of such Capital Project.

(iii)    MDAD may present any resubmitted Capital Project that has not been approved by a Majority-In-Interest of the MAAC Airlines under Article 6(C)(1)(b)(ii) to the Board of County Commissioners for consideration. Following presentation by MDAD and any presentation made on behalf of any of the MAAC members, the Board of County Commissioners may allow such Capital Project to proceed, notwithstanding the failure of approval of a Majority-In-Interest of the MAAC Airlines. Upon the effective date of the approval by the Board of County Commissioners, MDAD may proceed with the Capital Project notwithstanding the disapproval of a Majority-In-Interest of the MAAC Airlines.

2.    Moratorium:

If MDAD’s annual projection of Airline Costs per Enplaned Passenger exceeds $35.00 (in 2018 dollars) in 6 or more years of the 10-year projection period, then MDAD may not incur costs during the next succeeding Fiscal Year to design and/or construct Capital Projects, except under the following procedures:

(a)    Each Capital Project that is subject to this Article 6(C)(2) shall be deemed to be approved by a Majority-In-Interest of MAAC Airlines unless written or electronic responses from a Majority-In-Interest of the MAAC Airlines are received by the Aviation Director disapproving such Capital Project within 45 days of providing the information as described below in Article 6(C)(3). Late responses and non-responses will be deemed to signify approval of such Capital Project.

(b)    If a Capital Project is disapproved under Article 6(C)(2)(a), then after not less than 180 days of electronic delivery or mailing the information specified in Article 6(C)(3) the County may resubmit all or any portion of a disapproved Capital Project to the MAAC. Each such resubmitted Capital Project shall be deemed to be approved unless written or electronic responses from a Majority-In-Interest of MAAC Airlines are received by the Aviation Director disapproving such Capital Project within 45 days of providing the information as described below in Article 6(C)(3). Late responses and non-responses will be deemed to signify approval of such Capital Project.

2018 Airline Use Agreement – Miami International Airport

(c)    If approval by a Majority-In-Interest is required, but not provided, for a Capital Project as described in this Article 6(C)(2), MDAD may not proceed with such Capital Project until the Airline Costs per Enplaned Passenger drops below $35 (in 2018 dollars). In that event, the resubmitted Capital Project that has not been approved by a Majority-In-Interest of the MAAC Airlines may be submitted to the Board of County Commissioners for consideration in the same manner provided in Article 6(C)(1)(b)(iii) above, and if approved by the Board of County Commissioners, MDAD may proceed with the Capital Project as if approved by a Majority-In-Interest of the MAAC Airlines.

3.    Information to be provided to the MAAC for MII Review:

(a)    A description of each Capital Project and its scope together with a statement of the need for each Capital Project. The scope shall include a statement as to the results that are anticipated from each Capital Project and the methodology MDAD currently intends to undertake to achieve those results;

(b)    A time and construction schedule for the Capital Project;

(c)    The budget of the entire Capital Project and other related Project Costs including an estimate of the increase in annual operation and maintenance expenses resulting from the Capital Project during each of the first 3 years after the completion of the Capital Project;

(d)    The proposed funding sources for the Capital Project;

(e)    A 5-year schedule of the projected impact on rates and charges the proposed Net Project Costs will have, including future Airline Costs per Enplaned Passenger, and a 10-year projection for purposes of determining the costs per enplaned passengers resulting from the project. Both projections will rely on the forecast of Enplaned Passengers developed by the Traffic Engineers for the then most recent official statement for Airport Bonds;

(f)    The allocation, if any, of Net Project Costs among and within each MDAD Cost Center as designated by MDAD from time to time.

D.    The Miami Airport Affairs Committee (MAAC); Majority-In-Interest of Airlines

1.    The MAAC shall serve as the liaison between all MIA Airlines at MIA and the County. AIRLINE agrees that any MII decision by the MAAC required by this Agreement shall be binding on the AIRLINE.

2.    The MAAC shall consist of at least 11 Signatory Airlines, provided, however, that if the MAAC membership falls below 11 Airlines, from time to time, the remaining members may still conduct business and carry out the responsibilities of the MAAC set out in this 2018 AUA. As close to the beginning of the Fiscal Year as is possible, MDAD shall publish the landed weights of all Airlines using MIA during the prior Fiscal Year. For the Fiscal Year succeeding such prior Fiscal Year, the Signatory Airlines eligible to serve on the

2018 Airline Use Agreement – Miami International Airport

MAAC during such Fiscal Year that are in good standing under sub article (4) below shall be taken from the highest 35 Airlines by landed weight at MIA, except as otherwise provided, herein; provided, however, that notwithstanding the foregoing:

(a)    If any MAAC member is merged into another Airline, then the Airline into which it is merged shall have the right to MAAC membership if it is or becomes a Signatory Airline; and provided further that, notwithstanding any merger, both Airlines involved in the merger shall have continued voting rights in their own name for so long as they continue to fly in their own name;

(b)    Unless already represented on the MAAC membership, the MAAC shall use best efforts to have its membership include not less than one European passenger Airline, one Caribbean/Central American passenger Airline, one South American passenger Airline, one cargo Airline, and one regional Airline, even though such Airlines are not on the list of the top 35 Signatory Airlines by landed weight.

(c)    Any Signatory Airline among the top 10 Airlines on MDAD’s landed weight list for the prior year is entitled to membership on the MAAC for the succeeding Fiscal Year if such Signatory Airline so requests; and

(d)    Any otherwise eligible Airline may request the MAAC to permit such Airline to be a MAAC member. The MAAC shall give due consideration to such request and shall approve or disapprove the request in writing. Disapproval of the request must be accompanied with a statement from the MAAC setting forth the grounds for such disapproval. In no event shall the MAAC be required to have more than 21 members.

3.    The members of the MAAC shall establish their own rules as to frequency and times of meetings, selection of MAAC members other than those identified in Article 6(D)(2) above, and other internal matters necessary to their conduct of business coming before them. Even though AIRLINE may not be a member of the MAAC, AIRLINE shall be entitled to (a) communicate its position on issues to the MAAC through its designated staff representative or through the Chairman of the MAAC and (b) attend MAAC meetings as a non-voting Signatory Airline. If the MAAC establishes standard meeting days for its meetings, AIRLINE agrees that the MAAC need not send individual notices of any such meetings to AIRLINE and that any action taken by the MAAC, as provided pursuant to this agreement, at such a meeting is binding on the AIRLINE.

4.    No member of MAAC shall be in good standing to vote on a matter before the MAAC if the County has given written notice of an event of monetary default to such member not less than 15 calendar days prior to the meeting at which the item will be presented and the default has not been cured by the time of the meeting.

5.    For the purpose of making decisions under this Agreement in the name of the Signatory Airlines, a Majority-In-Interest of the MAAC Airlines shall be defined as those Signatory Airlines (a) that are members in good standing of the MAAC, (b) having not less than

2018 Airline Use Agreement – Miami International Airport

51% in number of the then existing MAAC members and (c) which collectively with their Affiliated Airlines represent more than 25% of the total landed weight for which landing fees were paid during the previous Fiscal Year by all MAAC Airlines and their Affiliated Airlines. Any such decision or vote by such Majority-In-Interest of the MAAC Airlines shall constitute a binding vote of the MAAC hereunder and shall be binding upon all Signatory Airlines.

Article 7

Payment of Airport Fees;

Additional Fee for Non-Signatory Airlines

A.    For the payment of rents under any lease agreements, AIRLINE shall pay County such rents in the manner and at the times specified in such agreements. For the use of the Airport’s facilities not under a lease agreement, AIRLINE shall pay the Aviation Department in cash, by certified or cashier’s check, by wire transfer, or other means approved by MDAD, the fees and charges in the amounts and at the times established by the County from time to time applicable to such use; provided, however, AIRLINE shall be entitled to participate in the Airport’s Aviation User Credit Program (“AUCP”) set forth in Article 8 below for the deferred payment of Aviation Fees, provided that AIRLINE complies with the requirements of such program as set forth in Article 8. AIRLINE acknowledges that if AIRLINE does not participate in the AUCP, the Aviation Department’s policy requires an additional administrative payment of fifty percent (50%) of the scheduled Aviation Fees to offset the significant costs to the Airport of collecting such fees in cash, by check, or by credit card at each time such fees are incurred.

B.    AIRLINE acknowledges that County shall offer this Agreement to all Airlines at MIA.

C.    If the AIRLINE, at the time of its commencement of service at the Airport, has not executed this Agreement and has not qualified for the AUCP, the County may nevertheless permit the Airline to participate in the AUCP for up to 90 days from the commencement of the Airline’s service. If the AIRLINE does not both sign this Agreement within such 90-day period and does not qualify for the AUCP under the program requirements in Tab I as amended from time to time by MDAD within such 90-day period, then on the 91st day after the AIRLINE starts service at MIA the County shall require the AIRLINE to pay an additional 10% of all Aviation Fees as described in Article 8(A) that are due from the AIRLINE. The additional 10% of such fees due shall be retroactively charged to the AIRLINE from the day it started service at MIA. If the AIRLINE fails to sign the Agreement and fails to qualify for the AUCP by the end of an additional 90 day period, then the AIRLINE shall immediately be removed from the interim 10% AUCP on the 180th day following the AIRLINE’S service commencement date and shall pay to the County the additional 50% (the 10% already charged will be netted against the 50%) of all Aviation Fees and charges due as provided in Article 7(A) above, retroactive to the AIRLINE’S service commencement date, and payable until such time as AIRLINE signs the 2018 AUA and qualifies to participate in the AUCP.

2018 Airline Use Agreement – Miami International Airport

Article 8

Aviation User Credit Program

A.    Fees Subject to Program. If AIRLINE complies with the terms of this Article 8, AIRLINE shall have the right to participate in the Aviation User Credit Program (“AUCP”) established by MDAD from time to time that permits AIRLINE to defer payment of the Airport Aviation Fees identified in Article 1(R) as being eligible for such credit terms. If AIRLINE declines to accept the benefits of the Airport’s AUCP for such Aviation Activities, or if AIRLINE loses its entitlement to participate in the AUCP, AIRLINE agrees to pay all Aviation Fees applicable thereto in cash, by check, or by credit card at the times and at the places designated by MDAD from time to time, such payment to include the 50% increase in such fees to offset the Airport’s cost of cash collection of such fees as set forth in Article 7(A).

B.    Aircraft Subject to Airline Liability. In addition to County’s right to impose all such fees described in Article 8(A) upon the registered owner of the aircraft or upon the operator of an aircraft under Section 329.40 of the Florida Statutes and Article 8(F)(1) below, AIRLINE shall be liable for payment of all such fees described in Article 8(A) for the use of MIA by any aircraft bearing AIRLINE’S markings on its fuselage or tail or which is operated by AIRLINE; provided, however, AIRLINE shall not be liable for the fees as to such aircraft if AIRLINE has submitted documentation to the Aviation Department that identifies the party responsible for payment of such fees applicable to that aircraft and the responsibility of such party for the fees is confirmed to and accepted by the Aviation Department either in writing or in the manner set forth in the Aviation User Credit Policy (“Credit Policy”) established by MDAD from time to time. (A copy of the current Credit Policy is attached hereto as Tab I.) Until the Aviation Department has provided confirmation of its willingness to accept the responsibility of such other party for payment of the fees, AIRLINE shall remain responsible for the fees applicable to AIRLINE’S aircraft bearing its markings or operated by AIRLINE.

C.    Advance Aviation Fee Deposit Account. Upon execution of this Agreement by AIRLINE, and before commencing operations hereunder, AIRLINE shall establish an “Advance Aviation Fee Deposit Account” by depositing with MDAD an amount equal to at least 2 months estimated aviation fees as determined by MDAD in accordance with the Credit Policy, which shall be held by the County without interest to AIRLINE. The Advance Aviation Fee Deposit Account amount is subject to adjustment as provided by the Credit Policy. At any time AIRLINE is delinquent in payments due hereunder or under any other agreement with the County, MDAD shall have the right to apply the amount in the Advance Aviation Fee Deposit Account to any outstanding amounts due the County, which may include but not be limited to, Aviation Fees and rent payments due on facilities, without prior notice to AIRLINE of such application. After such application by MDAD, MDAD shall advise AIRLINE in writing as to the actions taken by MDAD.

D.    Waiver of Security Deposits. As provided for in the attached Tab K, Security Deposit Policy, AIRLINE’S security deposit requirements under this Article 8 are subject to reduction or waiver if AIRLINE has made timely payments in compliance with the Security Deposit Policy.

2018 Airline Use Agreement – Miami International Airport

E.    Irrevocable Letter of Credit. If the Advance Aviation Fee Deposit Account requirement, as defined in the Credit Policy, is $15,000 or more, the AIRLINE may provide the County with an Irrevocable Letter of Credit, drawn upon a U.S. Bank or a foreign bank confirmed by a U.S. Bank, in U.S. funds, in the amount of such Advance Aviation Fee Deposit Account requirement, renewable annually, conditioned upon the full and faithful performance of the covenants of Article 8 of this Agreement. The Irrevocable Letter of Credit shall be in substantially the form attached hereto and made a part hereof as Tab J.

F.    Other Required Information.

1.    Upon the request of MDAD, AIRLINE shall designate those aircraft for which it accepts complete financial responsibility for all aviation fees and charges incurred by submitting a list of such to MDAD which shall reflect the type, registration number, serial number, the aircraft owner, and such other information as MDAD may request from time to time. Such a list does not change AIRLINE’s responsibility under Article 8(B) for aircraft bearing its markings. Until MDAD receives a change in such list from AIRLINE, AIRLINE shall remain liable for any aircraft identified on the most recently submitted list. Complete financial responsibility shall include all fees and charges incurred by designated aircraft even if said fees and charges were incurred for an operation not flown on behalf of the AIRLINE. In addition to responsibility for aircraft bearing AIRLINE’s markings as set forth in Article 8(B), MDAD reserves the right to impose responsibility on AIRLINE for any aircraft operated by the AIRLINE, which are not included in the authorized aircraft list. Any aircraft for which AIRLINE has financial responsibility under Article 8, which does not appear on AIRLINE’s most recent authorized aircraft list, will be subject to cash payment terms. In addition, the AIRLINE, if a regularly scheduled air carrier, shall provide the Department with its anticipated flight schedules and, at least 14 calendar days prior to any changes in schedule, notice of such changes in accordance with Tabs D(l) and D(2).

2.    MDAD shall have the right to audit the books and records of AIRLINE upon reasonable prior notice and during regular business hours to determine AIRLINE’s compliance with its requirements hereunder. Such audit shall be conducted in Miami and AIRLINE shall make its books and records available in Miami to the auditor selected by MDAD for this purpose; provided, however, AIRLINE may request the audit to be performed at a location other than at Miami so long as AIRLINE pays for all reasonable travel expenses incurred by County for such an audit.

3.    MDAD shall have the right to establish reporting and payment requirements if any Airline requests MDAD to bill and accept payment of Aviation Fees from an Affiliated Airline of the Airline.

G.    Acceptance by MDAD. If AIRLINE has complied with the foregoing provisions, MDAD shall notify AIRLINE in writing of AIRLINE’s acceptance into the AUCP. Upon the effective date of such acceptance, AIRLINE shall comply with the other requirements of this Article 8 as well as all requirements of the Credit Policy.

2018 Airline Use Agreement – Miami International Airport

H.    Payment of Fees. If AIRLINE has been accepted in the AUCP, AIRLINE shall pay MDAD the Aviation Activities fees accumulated during each month by no later than 15 calendar days from the beginning of the following month. If the 15th day is a Saturday, Sunday, or a County holiday under Article 26(N), payment is due on the next day that is not a Saturday, Sunday, or County holiday. All fees are payable in U.S. funds.

I.    Aviation Activity Report. AIRLINE shall submit to MDAD every month during the term of this Agreement a written Aviation Activity Report (“Report”) covering those Aviation Activities for the preceding month (“Reporting Period”) that Airline is required by MDAD to self-report and pay under Tab I. The Report shall be submitted no later than the 15th day of the month after the end of the Reporting Period (i.e. the end of the month) during which the Aviation Activities occurred. AIRLINE shall submit the Report on the form specified by MDAD, which form may be modified by MDAD from time to time. In the event that no Aviation Activities occurred during the Reporting Period, AIRLINE shall submit the Report indicating there were no Aviation Activities, in the same manner as specified herein for months in which Aviation Activities did occur. MDAD reserves the right to eliminate the requirement of AIRLINE to self-report and instead may directly invoice the AIRLINE based on the Aviation Department’s records of the AIRLINE’s Aviation Activity. Any such invoices shall be based on the Aviation Department’s records of the AIRLINE’S Aviation Activity and shall be issued on or before the 5th business day of the following month and paid by AIRLINE by the 15th day of the month. It shall be presumed that all invoices are received within 5 business days of the date of the invoice. MDAD shall have the right to require the AIRLINE to make payment for its Aviation Activities under either the AIRLINE’S submitted reports or MDAD’s invoices.

J.    Failure to Report. If AIRLINE fails to submit the Report by the 15th day of each month, a charge in the amount equal to the late reporting fees established by MDAD from time to time shall accrue until all Reports due from AIRLINE, have been received by MDAD. The current fee, subject to change by approval of the Board of County Commissioners, for failure to report is referred to as the Late Revenue Reporting Fee and is $50.00 per day, up to $750.00 per violation for all companies doing business with the Miami-Dade Aviation Department that are required to submit revenue reports on a recurring basis. If an AIRLINE fails to submit the Report in a timely manner in 3 consecutive reporting periods within a 12 month period, and if MDAD has sent by electronic mail a notice to those persons identified in the Notice provision of this Agreement at Article 26(E), as modified from time to time, within 2 weeks from the 15th day of the month for the 2nd Report that AIRLINE failed to timely submit, the AIRLINE’s failure to timely submit the 3rd report shall constitute a default as provided in Article 20, Default, of this Agreement and MDAD may take such action as provided therein. MDAD may waive an untimely submission of a Report at its sole discretion for good cause shown.

K.    Late Payment Charge and Failure to Pay. In addition to any late reporting charge or revocation pursuant to Article 8(J), in the event AIRLINE fails to pay the fees and charges as required to be paid under the provisions of this Agreement, including any extension, modification or waiver thereof under Tab K or Article 8(J), interest at the rates established from time to time by the Board of County Commissioners (currently set at l l/2% per month, compounded monthly) shall accrue against the delinquent payment(s) from the date due, as

2018 Airline Use Agreement – Miami International Airport

stated in the Tab K Matrix, until the same is paid. Implementation of this provision shall not preclude the County from terminating this Agreement for default in the payment of fees or charges, or from enforcing any other provisions contained in Article 20(B) herein or as otherwise authorized herein or by law. Further, (i) failure to submit the payment when due or (ii) failure to pay MDAD any Passenger Facility Charges when due except in both cases of (i) and (ii) as may be extended, modified, or waived under Tab K or Article 8(J), or paid as a cure payment under Article 20(B)(1), shall constitute a default under Article 20 hereof and may result in revocation of AIRLINE’s privilege to participate in the AUCP. In the event of such revocation pursuant to this Article 8, AIRLINE shall remain responsible for all fees and charges accumulated through the date of such revocation, to include the late reporting charge, as well as all fees and charges incurred thereafter to be paid in cash at the time required for such payment.

L.    Dishonored Check or Draft. In the event AIRLINE delivers a check or draft to MDAD in payment of any obligation arising under the terms of this Agreement, and such check is later dishonored, AIRLINE shall incur and pay a service fee as set forth in the Credit Policy, as determined from time to time by the County, currently set at $25.00 if the face value of the dishonored check or draft is $50.00 or less, $30.00 if the face value of the dishonored check or draft is more than $50.00 and less than $300.00, or $40.00 if the face value of the dishonored check or draft is $300.00 or more, or 5% of the face value of such dishonored check or draft, whichever is greater. Further, in such event, MDAD may require that future payments required pursuant to this Agreement be made by cashier’s check or other means acceptable to MDAD.

M.    Payment of Fees. AIRLINE shall pay all fees and charges required by this Agreement as follows:

In Person To:	Miami-Dade Aviation Department Finance Division Suite 300, Building 5A 4200 N.W. 36th Street Miami International Airport

During normal business hours, 8:30 A.M. to 5:00 P.M. (Monday through Friday):

By Mail To:	Miami-Dade Aviation Department Finance Division P. O. Box 526624 Miami, Florida 33152-6624

By Express Mail To:	Miami-Dade Aviation Department Finance Division Suite 300, Building 5A 4200 N.W. 36th Street Miami, Florida 33122

By Wire Transfer:	In accordance with Wire Transfer Instructions provided by MDAD from time to time through MDAD’s Finance Division

2018 Airline Use Agreement – Miami International Airport

Payments will be credited as of the date of receipt at the address indicated above. Credit for such payments may be delayed up to 5 business days for payments received at locations other than those set forth above. When any of AIRLINE’s accounts have a credit balance, such balance shall first be applied to any undisputed outstanding charges in any of AIRLINE’s accounts, then to future charges as they are incurred, unless the Security Deposit Policy in Tab K specifically provides otherwise.

N.    Credit Policy at Other Airports. The Aviation Department may establish a separate Credit Policy at any other airport in the Airport System and shall offer Airlines operating at such airport the right to participate in that airport’s credit program. Any such credit program shall not be unjustly discriminatory. The Aviation Department shall have the right to establish the terms and conditions under which Airlines shall be entitled to participate in such other credit program.

O.    Revocation of AUCP Privileges. If the Aviation Department determines at its sole discretion that any of the documents submitted by AIRLINE to support its participation in the AUCP program are no longer accurate or current, the participation of the AIRLINE in the AUCP program may be revoked by the Aviation Department unless the AIRLINE provides corrected and current documents within 15 calendar days following the Aviation Department’s notification to AIRLINE.

Article 9

Financing Terms and Agreements

A.    AIRLINE agrees that the County may issue commercial paper from time to time, and that any commercial paper shall be and be deemed to be “notes” as defined and described by the Trust Agreement. AIRLINE agrees that County may pay the debt service on such commercial paper from the Improvement Fund under the Trust Agreement and that County may adjust landing fees to provide additional funds in the Improvement Fund in the amounts required to pay the debt service on such commercial paper as the same becomes due. AIRLINE agrees that, to the extent not prohibited by the Trust Agreement, County may enter into hedge agreements, including interest rate swap agreements, with financial institutions acting as counterparty, whereby any hedge payments or termination payments owed by County to such counterparty may be payable from moneys on deposit in such Improvement Fund and that County may adjust landing fees to provide additional funds in the Improvement Fund in the amounts required to make such hedge payments or termination payments.

B.    County covenants that it will include in the Annual Budget only those costs in its system of accounts which are attributable to the Port Authority Properties and that it will not incur expenses for operation, maintenance, and administration of the Port Authority Properties in excess of the expenses required to prudently manage such Properties. County covenants that to the extent feasible, non-discriminatory rates, fees and charges at each of the airports operated by County will be established in order to recover all costs properly allocable to each of said airports.

C.    In order to make informed suggestions, if any, for additions, deletions or modifications to line items in any proposed PAP Annual Budget, the MAAC representing the Airlines at MIA shall have the right, at its expense, to review and/or audit the accounts of the Aviation Department.

2018 Airline Use Agreement – Miami International Airport

D.    Any amount representing deposits made after the effective date of this Agreement remaining in the Improvement Fund at the end of any Fiscal Year after the application or allocation authorized by Tab G shall be deposited into the Revenue Fund in the subsequent Fiscal Year and taken into consideration in determining the amount of the landing fee for such subsequent Fiscal Year, unless otherwise agreed by the Majority-In-Interest (Mll) of the MAAC Airlines under Article 6(D)(5).

E.    MDAD’s various discretionary Improvement Fund sub-accounts may be available to finance Capital Projects that will be reimbursed through airline rates and charges subject to Mll approval. Any amounts taken from the Aviation Department’s discretionary funds within the Improvement Fund to be used for such purpose shall draw interest at a fixed rate equal to MDAD’s borrowing rate at the time of withdrawal of such amounts or, if no current borrowing rate applies, then at the prevailing tax-free borrowing rate for Florida counties and municipalities at the time of such withdrawal, as may reasonably be agreed upon by MDAD and the MAAC, with such interest rate to apply throughout the amortization period. Any such amounts so used by MDAD, including interest, shall be repaid to the account from which the amounts were withdrawn on an agreed-upon amortization schedule.

F.    County shall be entitled to select concessionaires at the Airport in the manner provided by law, including, but not limited to, the provisions of the County’s “Retail Master Plan Ordinance” (as reflected in Section 2-286.1 of the Code of Miami-Dade County), as may be amended from time to time.

G.    As may be reflected in Tab G, AIRLINE agrees for the life of the outstanding bonds heretofore issued by the County under the Trust Agreement and the bonds of each series issued by the County from time to time hereafter to such adjustments from time to time in the landing fees payable in each Fiscal Year by AIRLINE for the use of Port Authority Properties, in common with other Airlines using such Port Authority Properties, as shall be necessary so that the amount of the total Net Revenues to be received by the County in each Fiscal Year after deducting the required deposits to the credit of the Reserve Maintenance Fund in such Fiscal Year will not be less than 120% of the maximum Principal and Interest Requirements for such Fiscal Year (or not less than whatever other applicable percentage amount may be established in the Trust Agreement or any successor trust indenture entered into by the County) on account of all bonds to be outstanding under the provisions of the Trust Agreement, and as may be necessary to meet the requirements and obligations of Tab G.

2018 Airline Use Agreement – Miami International Airport

Article 10

County’s Right to Replace Trust Agreement

County shall have the right to redeem all or any portion of the bonds now or hereafter issued under the Trust Agreement, in accordance with the terms of such bonds, and the right to defease such bonds in their entirety. County may thereupon effect the termination of the Trust Agreement and replace it with another trust indenture applicable to Airport facilities. County shall also have the right to enter into a separate trust agreement and issue subordinate bonds thereunder. AIRLINE agrees that the obligations under this Agreement shall apply to any new trust indenture entered into by the County. If the Trust Agreement is superseded by any other trust indenture, the terms of this 2018 AUA shall apply to the corresponding terms of such trust indenture; provided, however, the terms of any such successor trust indenture shall not substantially diminish the rights of the AIRLINE hereunder.

Article 11

Successor Authority; Airline Entity Service Providers

A.    AIRLINE agrees that if an airport authority shall be created to succeed the County and MDAD in the administration and operation of the Airport System, the provisions of this Agreement shall continue to be binding on the AIRLINE and such airport authority, and such airport authority shall be deemed to have succeeded to the rights and duties of the County and to MDAD under this Agreement to the extent that the Board of County Commissioners shall transfer such rights and duties to such airport authority.

B.    AIRLINE agrees that if an Airline consortium or collective agreement (herein, the “Airline Entity”) is created and approved by the County under which the Airline Entity will provide either (i) services offered by MDAD to users of the Airport, or (ii) aviation or aeronautical services to Airlines that otherwise would be provided by the AIRLINE or participating Airline Entity airlines themselves, AIRLINE will pay the Airline Entity directly for the cost of the services in the manner and at the times determined by the Airline Entity. Provided, however, that (1) approval of any such Airline Entity shall be at the discretion of MDAD or the Board of County Commissioners, (2) no Airline Entity will be approved to provide services that conflict with services already approved by County to be provided by others, unless the Board of County Commissioners specifically approves such Airline Entity, (3) a permit or other agreement between the County and the Airline Entity must be signed by the Airline Entity, (4) no percentage or opportunity fee shall be required under the permit except in the case of (i) an Airline Entity providing services that are already provided by a company that is required to pay the County a percentage or opportunity fee, and (ii) when County needs to impose a percentage or opportunity fee on the Airline Entity in order for County to be in compliance with obligations under federal law, (5) if County determines that AIRLINE has failed to pay the reasonable and not unjustly discriminatory costs imposed by the Airline Entity on the AIRLINE, such failure shall constitute a default hereunder that will entitle MDAD to whatever remedies are provided herein for the default, specifically including but not limited to, the remedy provided in Article 20(B)(1), and (6) Airline Entity service providers shall not be exempt from any otherwise applicable provision of the Living Wage Ordinance, which is codified as Sec. 2-8.9 (Living Wage Ordinance for County service contracts and County employees) of the Code of Miami-Dade County.

2018 Airline Use Agreement – Miami International Airport

Article 12

Passenger Facility Charges

A.    To the extent AIRLINE is required to collect Passenger Facility Charges (“PFCs”) for the construction of facilities or improvements at MIA or any other airport within the Airport System as approved by the FAA, AIRLINE shall comply with all requirements of collection and distribution as provided by federal law. Specifically, AIRLINE acknowledges that all PFCs collected for such approved purpose, neither belong to nor are owned by AIRLINE, and, unless the status of PFCs in the possession of AIRLINE are characterized in a separate manner under FAA regulations (in which case such characterization shall prevail), that such PFCs are held in trust by AIRLINE for the exclusive use and benefit of MDAD. AIRLINE shall not make any claim in any document or proceeding that, for PFCs collected by AIRLINE for such approved purpose, the AIRLINE has any legal or equitable interest in such PFCs, except to the extent AIRLINE is specifically granted by federal statute or regulation the right of reimbursement from such PFC funds for the AIRLINE’s costs of collection.

B.    AIRLINE acknowledges that the County has given to the United States of America, acting by and through the FAA, certain assurances under 49 U.S.C. Sec. 40117 (the “PFC Act”) and implementing regulations at 14 C.F.R. part 158 (the “PFC Regulations”), including Appendix A thereto (the “PFC Assurances”), and AIRLINE agrees that this Agreement shall be subordinate and subject to the PFC Assurances, specifically including, but not limited to, Assurance #7. In the event the FAA requires any modification of this 2018 AUA as a condition precedent to the County’s collection of PFCs or as a means to effect County’s compliance with the PFC Act, the PFC Regulations, or the PFC Assurances, AIRLINE shall not withhold its consent to any modification of this Agreement as may reasonably be required for County to collect PFCs or to comply with the PFC Act, Regulations and/or Assurances.

Article 13

Rules and Regulations

AIRLINE shall comply with all Ordinances of the County, including the Rules and Regulations of the Department, Chapter 25, Code of Miami-Dade County, Florida, as the same may be amended from time to time, Operational Directives issued thereunder, all additional laws, statutes, ordinances, regulations, rules and requirements of the federal, state and county governments, any and all plans and programs developed in compliance therewith, and any County Administrative Orders and Resolutions of the Board of County Commissioners applicable to the operation of the Airport, which may be applicable to its operations or activities under this Agreement, including specifically, without limiting the generality thereof, MDAD Operational Directives, policy statements or requirements covering aircraft parking, overnight aircraft parking, employee parking, and aircraft waste disposal, federal air and safety laws and regulations, and federal, state and county environmental, hazardous waste and materials and natural resources laws, regulations and permits; provided, however, AIRLINE shall be entitled to challenge the validity or application of any such law, statute, ordinance, regulation, rule or requirement in good faith in a court of competent jurisdiction under Article 24, subject to the venue requirements of Article 24(A).

2018 Airline Use Agreement – Miami International Airport

Article 14

Violation of Rules and Regulations

AIRLINE agrees to pay on behalf of the County any penalty, assessment or fine issued against the County, or to defend in the name of the County any claim, assessment or civil action, which may be presented or initiated by any agency or officer of the federal, state or county governments, based in whole or substantial part upon a claim or allegation that the AIRLINE, its agents, employees or invitees, have violated any law, ordinance, regulation or rule or directive described in Article 13 above or any plan or program developed in compliance therewith. This provision as to AIRLINE’s liability hereunder shall survive the expiration or early termination of this Agreement.

Article 15

Aircraft Noise Abatement Regulations Compliance

AIRLINE hereby specifically acknowledges its awareness that the noise generated by aircraft, while on the ground and in flight, may cause annoyance to residential areas in proximity to the Airport and/or under or near flight corridors serving the Airport and that the County, as proprietor of the Airport, may, therefore, from time to time adopt certain lawful policies, procedures and/or regulations, not inconsistent with the Airport Noise and Capacity Act of 1990 or any other applicable federal law, unless otherwise approved by the FAA and not inconsistent with aircraft safety, intended to abate the effects of aircraft noise. Said policies, procedures and/or regulations may deal with, but are not necessarily limited to, nighttime engine run-ups, preferential runway usage, aircraft arrival and departure patterns, use of displaced runway thresholds, runway closures, aircraft departure profiles, constant descent approaches, and the like.

Article 16

Indemnification and Hold Harmless

AIRLINE shall protect, defend, and hold the County and its officers, agents and employees completely harmless from and against any and all liabilities, losses, suits, claims, judgments, fines or demands arising by reason of injury or death of any person or damage to any property, including all reasonable costs for investigation and defense thereof (including but not limited to reasonable attorney fees, court costs, and expert fees, through all levels of trial and appellate proceedings), of any nature whatsoever arising out of, relating to or resulting from this Agreement or the acts or omissions involving the Airport System of officers, agents, employees, contractors, subcontractors, licensees, assignees, successors or invitees of the AIRLINE regardless of where the injury, death, or damage may occur, except to the extent such injury, death or damage is caused (i) solely by an Act of God, or (ii) by the negligence or willful misconduct of the County, its officers, employees or agents. The County shall give AIRLINE reasonable notice of any such claims or actions. AIRLINE shall also use counsel reasonably acceptable to the County in carrying out its obligations hereunder. The provisions of this Article shall survive the expiration or early termination of this Agreement.

2018 Airline Use Agreement – Miami International Airport

Article 17

Operating Certificates

AIRLINE shall provide the Aviation Department with copies of all current operating certificates and other documents relating to AIRLINE’s authority to continue its operations at MIA as the Aviation Department may reasonably request. Unless advised otherwise by MDAD, such certificates and documents shall be sent to:

Miami-Dade Aviation Department

Airside Operations

PO Box 025504

Miami, Florida 33102-5504

Article 18

Insurance

A.    Insurance Required. In addition to such insurance as may be required by law, the AIRLINE shall maintain, without lapse or material change, for so long as it operates at the Airport, the following insurance:

1.    Airline/ Airport Liability Insurance on a comprehensive basis, including Contractual Liability, to cover the AIRLINE’s operations hereunder. For Airlines at MIA using passenger aircraft of 31 seats or more, the liability insurance shall be in an amount not less than $150,000,000, and for Airlines at MIA using only passenger aircraft of 30 seats or less, the liability insurance shall be in an amount not less than $50,000,000. For Airlines at MIA using cargo aircraft in excess of 20,000 pounds, the liability insurance shall be in an amount not less than $150,000,000, and for Airlines at MIA using only cargo aircraft of 20,000 pounds or less, the liability insurance shall be in an amount not less than $50,000,000. All coverages shall be combined single limit per occurrence for bodily injury, including passenger liability, as appropriate, and property damage.

2.    Automobile Liability Insurance covering all owned, non-owned and hired vehicles used in connection with this Agreement in an amount (a) not less than $5,000,000 combined single limit per occurrence for bodily injury and property damage covering all vehicles used by the Airline on the Airside Operations Area of the Airport (“AOA”), and (b) not less than $300,000 combined single limit per occurrence for bodily injury and property damage covering all vehicles used by the Airline on the Airport but outside of the AOA.

3.    The Aviation Department may increase such limits from time to time, provided that such limits are applicable to similarly situated Airlines.

4.    All insurance policies required pursuant to the terms of this Agreement shall be issued by Insurers approved as surplus lines carriers or admitted to do business in the State of Florida. Such insurers must be rated no less than “A-” as to management, and no less than “VII” as to strength in accordance with the latest edition of “Best’s Insurance Guide”, published by A.M. Best Company, Inc., or, if not Best rated, subject to the reasonable approval of MDAD Risk Management.

2018 Airline Use Agreement – Miami International Airport

B.    Insurance Certificates Required. Prior to the commencement of operations hereunder and annually thereafter, the AIRLINE shall furnish or cause to be furnished certificates of insurance to MDAD which certificates shall clearly indicate that:

1.    The AIRLINE has obtained insurance in the types, amounts and classifications as required for strict compliance with this Article;

2.    The policy cancellation notification provisions specify at least 30 days advance written notice to the County of cancellation or material change; and

3.    The County is named as an additional insured with respect to the AIRLINE’s Airline/Airport liability policies, covering the AIRLINE’s operations and activities within the Airport system and the AIRLINE’s contractual indemnification obligations pursuant to policy terms and conditions.

C.    The County reserves the right to require the AIRLINE to provide such reasonably amended insurance coverage as it deems necessary or desirable, upon issuance of notice in writing to the AIRLINE, which notice shall automatically amend this Agreement effective 60 days after such notice.

D.    Unless otherwise advised by MDAD, the AIRLINE shall furnish the required certificate(s) of insurance to MDAD at the following address:

Miami-Dade Aviation Department

Risk Management Division

Post Office Box 025504

Miami, Florida 33102-5504

E.    Compliance. Compliance with the requirements of this Article 18 (Insurance) shall not relieve the AIRLINE of its liability under any other portion of this Agreement or any other agreement between the County and the AIRLINE.

F.    Right to Examine. MDAD reserves the right, upon reasonable notice, to examine the original or true copies of policies of insurance (including but not limited to binders, amendments, exclusions, riders and applications) to determine the extent of coverage. The AIRLINE shall, upon receipt of notice from MDAD, promptly provide to MDAD certified copies of such portion(s) of the policies of insurance and related documents as MDAD shall deem necessary. The AIRLINE shall be entitled to redact or otherwise prevent the disclosure of information that the AIRLINE deems to be proprietary or confidential in such portions of the policies provided to MDAD.

2018 Airline Use Agreement – Miami International Airport

G.    Personal Property. Any personal property of the AIRLINE or of others placed on any portion of the Airport System shall be at the sole risk of the AIRLINE or the owners thereof, and the County shall not be liable for any loss or damage, except to the extent such loss or damage was caused by the negligence of the County, as limited by Section 768.28, Florida Statutes, as it may be changed from time to time.

Article 19

Security and Special Provisions

A.    Security and Protection of Property. AIRLINE acknowledges and accepts full responsibility for compliance with all applicable rules and regulations of the FAA, the Transportation Security Administration (“TSA”) and the Department of Homeland Security (“DHS”), as such federal agencies and administrations and their requirements may be changed from time to time, relating to AIRLINE’s use of the Airport. AIRLINE fully understands and acknowledges that any security measures deemed necessary by the AIRLINE for the protection of AIRLINE’s leased premises, equipment and property and access to the AOA through any leased premises of AIRLINE shall be the sole responsibility of the AIRLINE and shall involve no cost to the County. All such security measures by the AIRLINE shall be in accordance with 49 CFR Parts 15 and 1520, as such provisions may be amended from time to time, and the Airport Security Plan. AIRLINE shall provide MDAD with a copy of its security plan applicable to MIA or the County airport at which it operates upon request of MDAD.

B.    Security Identification Display Areas Access – Identification Badges. The AIRLINE shall be responsible for requesting MDAD to issue identification (“ID”) badges or access credentials to all employees who AIRLINE requests be authorized access to Security Identification Display Areas (“SIDA”) on the Airport, as designated in the Airport’s security program, and shall be further responsible for the immediate reporting of all lost or stolen ID badges or access credentials and the immediate return of the ID badges or access credentials of all personnel transferred from Airport assignment or terminated from the employ of the AIRLINE or upon cessation of AIRLINE’s operations at MIA. Each employee must complete the SIDA training program conducted by MDAD, and comply with all other applicable FAA, TSA, DHS, or MDAD requirements as specified by MDAD at the time of application for the ID badge or access credentials, before an ID badge is issued in accordance with federal requirements. The AIRLINE shall pay, or cause to be paid, to MDAD such nondiscriminatory charges, as may be established from time to time, for new, or lost or stolen ID badges and those not returned to MDAD in accordance with this Article. Prior to the issuance of any ID badge for SIDA access, MDAD shall have the right to require the AIRLINE to conduct background investigations, to fingerprint employee applicants, and to furnish such other data on such employees as may be required. AIRLINE acknowledges that MDAD has the right to deny issuance of ID badges to any AIRLINE employee pursuant to 49 CFR Parts 1540, 1542, 1544, specifically including but not limited to Parts 1540.103, 1542.209, and 1544.229, and 19 CFR Part 122 and the Airport Security Improvement Act of 2000 (Public Law 106-528), or any other applicable provision relating to airport security, as such regulatory or statutory provisions are amended or recodified; provided, however, any such employee denied an ID badge on such ground shall have the right to a hearing before the Aviation Director or his or her authorized designee within a reasonable time, and that prior to such hearing, the employee denied the ID badge shall be advised by MDAD in writing as to the reasons for such denial.

2018 Airline Use Agreement – Miami International Airport

C.    AOA Driver Training. Before the AIRLINE shall permit any employee to operate a motor vehicle of any kind or type on the Air Operations Area of the Airport (“AOA”), the AIRLINE shall require such employee to attend and successfully complete the AOA Driver Training Course conducted from time to time by MDAD. The privilege of a person to operate a motor vehicle on the AOA may be withdrawn by MDAD because of violation of AOA driving rules. Notwithstanding the above, the AIRLINE shall be responsible for ensuring that all such vehicle operators possess current, valid, appropriate Florida driver’s licenses, and that employees carry with them any AOA Driver’s or Movement Driver’s permits while operating a motor vehicle on the AOA and surrender them upon the request of an authorized MDAD employee.

D.    Alcohol and Drug Testing. The AIRLINE acknowledges that the County, as a public agency sponsor under the provisions of the Airport and Airway Improvement Act of 1982, as amended (the “Act”), has the obligation to establish a drug free workplace and to establish policies and programs to ensure airport safety and security. The AIRLINE acknowledges that MDAD, on behalf of the County, has the right to require Airlines of the Airport (including Permittees and Licensees) to establish reasonable programs to further the achievement of the objectives described herein. Accordingly, the AIRLINE shall establish programs (1) for pre-employment alcohol and drug screening for all candidates for employment at the Airport who will as a part of their duties (a) be present on the AOA; (b) operate a motor vehicle of any type on the AOA; or (c) operate any equipment, motorized or not, on the AOA and (2) for the same or similar screening based upon a reasonable suspicion that an employee, while on duty on the AOA, may be under the influence of alcohol or drugs. Notwithstanding the above, the AIRLINE specifically acknowledges that the County, acting through MDAD, has the right and obligation to deny access to the AOA and to withdraw AOA driving privileges from any person who it has a reasonable suspicion to believe is under the influence of alcohol or drugs.

E.    Drug-Free Workplace Certification. Notwithstanding the provisions of Article 19(D) (Alcohol and Drug Testing) above and in addition thereto, the AIRLINE, in its execution of this Agreement, hereby certifies and agrees, that it is providing a drug-free workplace for its employees, as required by County in Section 2-8.1.2 of the Code of Miami-Dade County (the “Code”), as such Code provision may be amended from time to time. Based on the provisions of said Code, the County shall have the right, upon 30 days written notice to the Airline, to terminate this Agreement in the event AIRLINE fails to provide, as of each anniversary of the effective date of this Agreement, the annual recertification affidavit as required by the Code; provided however, that such termination shall not be effective if AIRLINE submits the required recertification affidavit within the notice period.

Further, this Agreement shall be terminated upon not less than 15 calendar days written notice to AIRLINE, and without liability to the County, if MDAD or the County Mayor or the Mayor’s designee determines any of the following:

2018 Airline Use Agreement – Miami International Airport

1.    That AIRLINE has made a false certification in its execution of the recertification affidavit submitted with its application or in its annual recertification as required by the Code;

2.    That AIRLINE has violated its original or renewal certification by failing to carry out any of the specific requirements of the Code, other than the annual recertification; or

3.    That such a number of employees of the AIRLINE have been convicted of violations occurring in its workplace(s), as to indicate that the AIRLINE has failed to make a good faith effort to provide a drug-free workplace as required by the Code.

F.    Other Training. The AIRLINE shall ensure that all employees so required participate in such safety, security and other training and instructional programs, as MDAD or appropriate federal agencies may from time to time require.

G.    Motor Vehicle and Equipment Identification. Every motor vehicle and each piece of equipment of the AIRLINE operating on the AOA must have an official motor vehicle identification permit issued by MDAD, pursuant to Section 25-9.7 of the Code. In addition, the AIRLINE’s name and/or corporate logo or other acceptable company identification must be conspicuously displayed on every motor vehicle and each piece of equipment brought onto the AOA.

H.    Vehicle and Equipment Parking. The AIRLINE understands and agrees that vehicles and equipment shall not be parked or stored on the AOA in areas not designated or authorized by MDAD for parking and/or storage nor in any manner contrary to any posted regulatory signs, traffic control devices or pavement markings.

I.    Federal Agencies Right to Consent. The AIRLINE understands and agrees that all persons entering and working in or around arriving international aircraft and facilities used by the various federal inspection services agencies may be subject to the consent and approval of such agencies. Persons not approved or consented to by the federal inspection services agencies shall not be employed by the AJRLINE in areas under the jurisdiction or control of such agencies.

J.    AOA – Right to Search.

1.    The AIRLINE agrees that its vehicles, cargo, goods and other personal properties are subject to being searched when attempting to enter or leave and while on the AOA.

2.    It is further agreed that MDAD has the right to prohibit an individual, agent or employee of the AIRLINE from entering the AOA based upon facts which would lead a person of reasonable prudence to believe that such individual might be inclined to engage in theft, cargo tampering, aircraft sabotage or other unlawful activities, including repeated failure to comply with the SIDA/access control policies, rules and regulations of MDAD, or those of

2018 Airline Use Agreement – Miami International Airport

DHS, TSA, or the FAA. Any person denied access to the AOA or whose prior authorization has been revoked or suspended on such grounds shall be entitled to a hearing before the Aviation Director or his or her authorized designee within a reasonable time. Prior to such hearing, the person denied access to the AOA shall be advised, in writing, of the reasons for such denial.

3.    The AIRLINE acknowledges and understands that these provisions are for the protection of all users of the AOA and are intended to reduce the incidence of thefts, cargo tampering, aircraft sabotage and other unlawful activities at the Airport and to maximize compliance with the access control policies and procedures of MDAD, DHS, TSA, and the FAA.

K.    Additional Security Requirements. Notwithstanding the specific provisions of this Article 19, County shall have the right to add to, amend or delete any portion hereof in order to meet reasonable security requirements of MDAD, DHS, TSA, or the FAA.

L.    Compliance by AIRLINE’s Contractors; AIRLINE’s Responsibility for Security Failures. AIRLINE agrees that it will include in all contracts and subcontracts with its MIA contractors, subcontractors, service providers and suppliers an obligation by such parties to comply with all security requirements applicable to their operations at the Airport. AIRLINE agrees that in addition to all remedies, penalties and sanctions that may be imposed by MDAD, DHS, TSA, or the FAA upon AIRLINE’s contractors, subcontractors, service providers, suppliers and their individual employees for a violation of applicable security provisions, AIRLINE shall be responsible to the County for all such violations and shall indemnify and hold County harmless for all costs, fines and penalties arising therefrom, such costs to include reasonable attorneys’ fees.

Article 20

Default

A.    Except as to defaults under the AUCP, AIRLINE’s failure to comply with the provisions of this Agreement following notice where required and failure of AIRLINE to make required cures within any stated cure period, shall constitute a material default and shall entitle MDAD to all legal remedies provided by law, including any remedies specifically set forth herein.

B.    AIRLINE’s failure to comply with the following requirements of the AUCP shall entitle MDAD to revoke AIRLINE’s right to continued participation in the AUCP effective as of the date set forth in written notice of such intent to revoke, unless the failure is cured within the notice period:

1.    Failure to Pay and/or Report. Failure of the AIRLINE to make timely payment of the fees and charges required under the AUCP, as the term “timely” is defined in Tab K, and/or failure to provide the “Aviation Activity Report” required herein, within the grace periods allowed, shall constitute a default and MDAD may, at its sole option, revoke AIRLINE’s right to continued participation in the AUCP and thereafter require AIRLINE to make all payments in cash or by check or credit card at the times required for such payment, after receipt by the AIRLINE of 5 days written notice from MDAD, unless the default(s) are cured within the notice period.

2018 Airline Use Agreement – Miami International Airport

2.    Failure to Keep Advance Aviation Fee Deposit Account Current.

(a)    If the Advance Aviation Fee Deposit Account requirement is increased by MDAD pursuant to the adjustment provisions in the Credit Policy of Tab I, or if MDAD draws upon the Advance Aviation Fee Deposit Account as permitted by Article 8(C), or if AIRLINE fails to replenish a waived security deposit account when required to do so under Article 8(D), the failure of the AIRLINE to provide the additional deposit amount or to replenish the account to its required level, in either case in cash or by Letter of Credit, upon demand by MDAD, shall constitute a default and MDAD may, at its sole discretion, revoke AIRLINE’s right to participate in the AUCP after 5 days written notice of demand for same to the AIRLINE from MDAD, unless the default is cured within the notice period.

(b)    If AIRLINE is authorized to provide an Irrevocable Letter of Credit as provided herein and AIRLINE fails to renew said Irrevocable Letter of Credit at least 60 days prior to its expiration, AIRLINE’s entitlement to further participation in the AUCP shall be revoked as of the date set forth in MDAD’s notice of such revocation, and MDAD may, at its sole option, withdraw the funds under the Irrevocable Letter of Credit then in effect.

C.    Insurance Default. Failure to provide insurance in accordance with Article 18 shall constitute a default and MDAD may, at its sole option, terminate this Agreement immediately.

Article 21

Equal Employment Opportunity, Affirmative Action, and ADA Compliance

A.    Employment Discrimination. In accordance with Title 14 Code of Federal Regulation (CFR) Part 152 (Affirmative Action Employment Program), the AIRLINE shall not discriminate against any employee or applicant for employment because of age, sex, race, color, religion, marital status, place of birth or national origin, ancestry, limited English proficiency (except to the extent directed or authorized by law), or in accordance with the Americans with Disabilities Act, discriminate against any otherwise qualified employees or applicants for employment with disabilities who can perform the essential functions of the job with or without reasonable accommodation. The AIRLINE shall take affirmative actions to ensure that applicants are employed and that employees are treated during their employment without regard to age, sex, race, color, religion, marital status, place of birth or national origin, ancestry, limited English proficiency (except to the extent directed or authorized by law) or disability. Such actions include, but are not limited to, the following: Employment, upgrading, transfer or demotion, recruitment, recruitment advertising, layoff or termination, rates of pay or other forms of compensation, or selection for training including apprenticeship.

2018 Airline Use Agreement – Miami International Airport

B.    Nondiscriminatory Access to Premises and Services. The AIRLINE, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant that: (1) no person on the grounds of race, color, sex, age, disability, national origin or ancestry shall be excluded from participation in, denied the benefits of or be otherwise subjected to discrimination in the use of the premises and services; and (2) that the AIRLINE shall use the premises in compliance with all other requirements imposed by or pursuant to the enforceable regulations of the FAA (including, but not limited to, compliance with the Title VI List of Pertinent Nondiscrimination Acts and Authorities attached hereto as Tab M, as such list may be modified by the FAA) and the Department of Transportation, as requirements and regulations may be amended from time to time.

C.    Disability Nondiscrimination Affidavit. By entering into this Agreement with the County and signing the Disability Nondiscrimination Affidavit (which Affidavit may change from time to time), the AIRLINE attests that it is not in violation of the applicable provision of the Americans with Disabilities Act of 1990 (the ADA) and related Acts and Miami-Dade County Resolution No. R-385-95, as such Act, related acts, or Resolution may be amended from time to time. AIRLINE agrees to comply with all provisions of the ADA and related acts and County policy, including but not limited to complying with ADA requirements as they relate to access to the terminal as the County defines the Terminal. If the AIRLINE or any owner, subsidiary or other firm affiliated with or related to the AIRLINE is found by a responsible enforcement officer of the Courts or the County to be in violation of the Act, related acts, or Resolution, such violation shall render the Agreement terminable in accordance with Article 20 (Defaults) hereof. This Agreement shall be subject to termination if the AIRLINE submits a false affidavit pursuant to a Resolution No. R-1385-95, as may be amended, or if the AIRLINE violates the Act, related acts, or the Resolution during the term of this Agreement.

D.    Breach of Nondiscrimination Covenants. In the event it has been determined that the AIRLINE has breached any enforceable nondiscrimination covenants contained in Article 2l(A) (Employment Discrimination) and Article 2l(B) (Nondiscriminatory Access to Premises and Services) above, pursuant to the complaint procedures contained in Article 2l(A) (Employment Discrimination) and Article 2l(B) (Nondiscriminatory Access to Premises and Services) above, pursuant to the complaint procedures contained in the applicable federal regulations, and the AIRLINE fails to comply with the sanctions and/or remedies which have been prescribed, the County shall have the right to terminate this Agreement pursuant to Article 20(A) (Defaults) hereof.

E.    ADA Passenger Boarding and Deplaning Obligations. AIRLINE acknowledges its obligation under federal law to assure that all passengers are able to board and deplane AIRLINE’s aircraft by way of either a loading bridge that provides for level entry boarding or deplaning the aircraft or by way of other acceptable devices. At the time AIRLINE contacts MDAD’s Gate Control Section Under Section III(A) or Section III(B) for gate assignments, whether for a Common Use Gate under Tab D(l) or a Preferential Use Gate under Tab D(2), AIRLINE must identify whether any passengers on the flight are disabled and require special assistance. MDAD will attempt to accommodate any such passenger by assigning the aircraft to a gate with a functional loading bridge associated with the gate so that the passenger may make a level entry boarding to or deplaning from the aircraft. If such a gate in not available, MDAD will

2018 Airline Use Agreement – Miami International Airport

assign the aircraft a gate where lifts, ramps or other devices will be available in lieu of a loading bridge. AIRLINE shall be responsible for payment of any charge or rental associated with the use of a loading bridge, lift, ramp, or other device to assure safe boarding or deplaning of the passenger.

Article 22

No Assignment

The AIRLINE shall not assign, transfer, pledge or otherwise encumber this Agreement without the express written approval of MDAD; provided, however, this Agreement may be assigned to any successor Airline resulting from a merger with or acquisition of AIRLINE.

Article 23

Employees

A.    Control of Employees. The AIRLINE shall properly control the actions of its employees at all times its employees are working on or at the Airport, ensuring that they present a neat appearance and discharge their duties in a courteous and efficient manner and that they maintain a high standard of customer service to the public. AIRLINE agrees to properly instruct its employees on all security requirements applicable to their actions at the Airport and on the remedies, penalties and sanctions that may result from a failure to comply with such security requirements and with any other training MDAD deems reasonably necessary. AIRLINE acknowledges that any employee of AIRLINE who has (i) failed to comply with applicable security requirements, or (ii) has committed an act of trespass on the Airport, shall be individually subject to remedies, penalties and sanctions provided in security provisions then applicable to their actions and that such remedies may include, but not be limited to, arrest and incarceration following conviction at trial, administrative meetings and hearings, fines, compulsory remedial training, and temporary or permanent loss of access privileges at the Airport.

B.    Use of Public Facilities. The AIRLINE acknowledges and agrees that MDAD has provided certain facilities, such as Terminal Building seating areas, holdrooms, rest rooms and other conveniences for the use of the traveling public and has also provided special facilities solely for the use of the employees of Airport tenants and commercial users. The AIRLINE shall not permit its employees to use the public areas provided by MDAD for use by the traveling public, except those employees normally required to be in contact with the traveling public, those providing passenger services, and those doing so as part of regular assigned duties.

C.    Removal of Employees for Violations. In the event MDAD reasonably believes that the AIRLINE is in default of the covenants in Articles 23(A) and 23(B) for failure to properly control its employees or by permitting its employees to improperly use facilities provided by MDAD for the use and convenience of the traveling public, MDAD shall have the right to require the AIRLINE to conduct an investigation into any claimed violation of the covenants; if such investigation substantiates a violation, AIRLINE agrees to administer appropriate discipline up to and including discharge of the offending employee. AIRLINE

2018 Airline Use Agreement – Miami International Airport

acknowledges that notwithstanding any such disciplinary action taken by AIRLINE, MDAD shall have the right to revoke or suspend the ID badge of any such employee in the manner set forth in Article 19(B).

Article 24

Civil Actions

A.    Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Florida. The venue of any action on this Agreement shall be laid in Miami-Dade County, Florida, and any action to determine the rights or obligations of the parties hereto shall be brought in the courts of the State of Florida or in the U.S. District Court for the Southern District of Florida, or in any other venue where required by federal statute or regulation.

B.    Notice of Commencement of Civil Action. In the event that the County or the AIRLINE commences a civil action where such action is based in whole or in part on an alleged breach of this Agreement, and if AIRLINE has complied with its obligation to appoint a Registered Office/Agent under Article 24(C), County shall effect any initial service of process upon AIRLINE through such Registered Office/ Agent in compliance with applicable rules of civil procedure pertaining to the court in which the action is brought and AIRLINE shall effect any initial service of process upon County in the manner provided by state or federal Jaw applicable to the court in which the action is brought. If AIRLINE has failed to comply with such obligation, then the County and the Airline agree to waive the foregoing procedure for initial service of process and agree to submit themselves to the jurisdiction of the court in which the action has been filed whenever service has been made in the following manner:

1.    Upon the County: by Certified Mail, Return Receipt Requested, sent to (a) the party indicated in Article 26 on behalf of the County and (b) with a copy to the County Attorney, Aviation Division, P.O. Box 025504, Miami, Florida 33102-5504.

2.    Upon the AIRLINE: by personal service or by Certified Mail, Return Receipt Requested, upon the party indicated in Article 26 on behalf of the AIRLINE, with a copy to whatever attorney the AIRLINE has designated in writing, if any. In the event that the County and/or the AIRLINE raise an objection to service of initial pleadings as provided for herein, and the trial court overrules such objection, the objecting party shall pay liquidated damages (attorney’s fees) in the amount of $250.00 to plaintiff in such-action, prior to answering the complaint.

C.    Registered Office/Agent; Jurisdiction. Notwithstanding the provisions of Article 24(B) above, and in addition thereto, the AIRLINE, if a corporation, shall designate a registered office and a registered agent, as required by Section 48.091 , Florida Statutes, such designations to be filed with the Florida Department of State in accordance with Section 607.034, Florida Statutes. If the AIRLINE is not organized as a corporation, then AIRLINE and its personal representative hereby submit themselves to the jurisdiction of the Courts of the State of Florida for any cause of action based in whole or in part on an alleged breach of this Agreement.

2018 Airline Use Agreement – Miami International Airport

Article 25

Trust Agreement

A.    Incorporation of Trust Agreement by Reference. Notwithstanding any of the terms, provisions and conditions of this Agreement, it is understood and agreed by the parties hereto that the provisions of the Trust Agreement and specifically the terms of Section 501 thereof, shall prevail and govern in the event of any conflict or inconsistency with or ambiguity relating to the terms and conditions of this Agreement, including the fees or charges required herein, and their modification or adjustment. Copies of the Trust Agreement are available for inspection in the offices of MDAD during normal working hours.

B.    Adjustment of Terms and Conditions. If, at any time during the term of this Agreement, a court of competent jurisdiction shall determine that any of the terms and conditions of this Agreement, including the fees and charges required to be paid hereunder to the County by the AIRLINE or by other Airlines under other Agreements of the County for the use of facilities used for similar purposes, are unjustly discriminatory, the County shall have the right to modify such terms and conditions and to increase or otherwise adjust the fees and charges required to be paid under this Agreement in such a manner as the County shall determine is necessary and reasonable so that the fees and charges payable by the AIRLINE and others shall not thereafter be unjustly discriminatory to any Airline of like facilities and shall not result in any violation of the Trust Agreement or in any deficiency in Revenues necessary to comply with the covenants of the Trust Agreement. In the event the County has modified the terms and conditions of this Agreement, including any adjustment of the fees and charges required to be paid to the County pursuant to this provision, this Agreement shall be amended to incorporate such modification of the terms and conditions including the adjustment of fees and charges upon the issuance of written notice from MDAD to the AIRLINE. Notwithstanding the foregoing, however, in the event of a substantial upward adjustment in the rental charges pursuant to the foregoing, AIRLINE shall have the right to terminate this Agreement upon giving the County 60 days written notice within one year of the effective date of such upward adjustment.

C.    Federal Requirement to Modify. To the extent required by federal law, if an action before the U.S. Department of Transportation results in an order compelling modification of a term of this Agreement, the parties shall make appropriate modifications to this Agreement so as to be in compliance with such order.

Article 26

Miscellaneous Provisions

A.    Headings. All headings preceding the text of any articles, paragraphs, or sections of this Agreement shall be solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect.

2018 Airline Use Agreement – Miami International Airport

B.    Authorized Use Only. The AIRLINE shall not use or permit the use of the Airport for any illegal or unauthorized purpose or for any purpose which would increase the premium rates paid by MDAD on, or invalidate, any insurance policies of MDAD or any policies of insurance written on behalf of the AIRLINE under this Agreement.

C.    Binding Effect. The terms, conditions and covenants of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns. This provision shall not constitute a waiver of any conditions prohibiting assignment.

D.    Subordination to Federal Requirements.

1.    This Agreement shall be subordinate to the provisions of any existing or future agreements between the County and the United States of America relative to the operation and maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the Airport. All provisions of this Agreement shall be subordinate to the right of the United States of America to lease or otherwise assume control over the Airport, or any part thereof, during time of war or national emergency for military or naval use and any provisions of this Agreement inconsistent with the provisions of such lease to, or assumption of control by, the United States of America shall be suspended.

2.    This Agreement shall be amended by the parties from time to time in order to comply with federal laws, regulations, administrative directives, or administrative decisions as they may be enacted, amended, or issued from time to time. The parties agree that nothing in this Agreement shall compel a party to comply with a provision that is then in violation of or conflict with federal laws, regulations, administrative directives, or administrative decisions as they may be enacted, amended, or issued from time to time.

2018 Airline Use Agreement – Miami International Airport

E.    Notices. All notices required or permitted to be given under the terms and provisions of this Agreement by either party to the other shall be in writing and shall be hand delivered or sent by overnight mail delivery, registered mail, or certified mail with return receipt requested, to the parties as follows:

As to the County or Aviation Department:

Aviation Director

Miami-Dade Aviation Department

Post Office Box 025504

Miami, Florida 33102-5504

With a copy to:

Office of the County Attorney

Miami-Dade Aviation Department

P.O. Box 025504

Miami, Florida 33102-5504

and

Finance Credit Manager

Miami-Dade Aviation Department

P.O. Box 526624

Miami, Florida, 33152-6624

As to the AIRLINE:

With a copy to:

AIRLINE’s General Counsel (if requested)

or to such other address as may hereafter be provided by the parties in writing.

Notices by overnight mail delivery, registered mail, or certified mail shall be deemed received on the delivery date indicated by the overnight delivery provider or the U.S. Postal Service on the return receipt or the envelope. If any such notices are returned to MDAD as being undeliverable to the party whose name and address are provided above or as amended in writing by the AIRLINE, or if AIRLINE has failed to identify any AIRLINE representative above, then in either of such circumstances hand delivered notices shall be deemed received by the AIRLINE when presented to the local management representative of the AIRLINE, including, but not limited to, AIRLINE’s Station Manager at MIA.

F.    Rights Reserved. Rights not specifically granted to the AIRLINE by this Agreement are reserved to the County.

2018 Airline Use Agreement – Miami International Airport

G.    Rights of County at Airport. The County shall have the absolute right, without limitation, to make any repairs, alterations and additions to any structures and facilities at the Airport. The County shall, in the exercise of such right, be free from any and all liability to the AIRLINE for business damages occasioned during the making of such repairs, alterations and additions, except those occasioned by the sole active negligence of the County, its employees, or agents.

H.    Rights to be Exercised by Department. Wherever in this Agreement rights are reserved to the County, such rights may be exercised by MDAD. Any reference herein to County shall be deemed to include a reference to MDAD. Wherever a right is given to the “County” or to “MDAD,” either County or MDAD may exercise such right given to the other.

I.    No Waiver. There shall be no waiver of the right of either party to demand strict performance of any of the provisions, terms and covenants of this Agreement nor shall there be any waiver of any breach, default or non-performance hereof by either party, unless such waiver is explicitly made in writing by the other party. Any previous waiver, or course of dealing shall not affect the right of either party to demand strict performance of the provisions, terms and covenants of this Agreement with respect to any subsequent event or occurrence of any subsequent breach, default or nonperformance hereof by the other party.

J.    Right to Regulate. Except to the extent prohibited by federal law, nothing in this Agreement shall be construed to waive or limit the governmental authority of the County, as a political subdivision of the State of Florida, to regulate the AIRLINE or its operations. Notwithstanding any provision of this Agreement, nothing herein shall bind or obligate the County, the County’s Zoning Appeals Board, the County’s Building and Zoning Department or the County’s Planning Department (as they may be renamed from time to time), or any department, board or agency of the County, to agree to any specific request of the AIRLINE that relates in any way to the regulatory or quasi-judicial power of the County; and the County shall be released and held harmless by AIRLINE from any liability, responsibility, claims, consequential damages or other damages, or losses resulting from the denial or withholding of such requests; provided, however, that this provision shall not preclude any appeal from County action wherein the sole remedy sought is reversal of the County’s action.

K.    No Possessory Interest. No clause, phrase, sentence, paragraph or article of this Agreement shall vest any possessory or leasehold interest in any real property or the personal property of the County in the AIRLINE nor shall such be construed as creating any landlord and tenant or partnership or joint venture relationship between the County and the AIRLINE, other than as set forth in any lease agreement entered into between the parties.

L.    Partial Invalidity. In the event any covenant, condition, or provision herein is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such covenant, condition, or provision shall be deemed amended to conform to applicable laws so as to be valid or enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken. If stricken, all other covenants, conditions and provisions of this Agreement shall remain in full force and effect provided that the striking of any covenant,

2018 Airline Use Agreement – Miami International Airport

condition or provision does not materially prejudice either the County or AIRLINE in its respective rights and obligations contained in the valid covenants, conditions or provisions of this Agreement.

M.    Quiet Enjoyment of Others. The AIRLINE shall control the actions of its employees, agents, invitees and those doing business with it, so as to not annoy, disturb or be offensive to others and to provide the service hereunder so as to not unreasonably create a nuisance or thing which may disturb the quiet enjoyment of any other Airlines of the Airport.

N.    Definition of Day(s). The term “day(s)”, as used herein, shall refer to calendar days; provided, however, the term “business day(s)” shall mean all days except Saturdays and Sundays and specifically designated official County holidays. County reserves the right to amend designated holidays and to add or remove holidays, and shall give AIRLINE notice of any such action. At the present time, the holidays consist of: (1) New Year’s Day; (2) Martin Luther King’s Birthday; (3) President’s Day; (4) Memorial Day; (5) Independence Day; (6) Labor Day; (7) Columbus Day; (8) Veteran’s Day; (9) Thanksgiving Day; (10) Day after Thanksgiving Day; and (11) Christmas Day.

O.    No Representation. The County makes no representation, warranty, guarantee, or averment of any nature whatsoever concerning the physical condition of the Airport, and it is agreed that the County will not be responsible for any loss, damage or costs which may be incurred by AIRLINE by reason of any such physical condition.

P.    Right of Flight. There is hereby reserved to the County, its successors and assigns, for the use and benefit of the County and the public, a right of flight for the passage of aircraft in the air space above the surface of the Airport, together with the right to cause in said air space such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation or flight in the air, using said air space or landing at, taking off from for operating on Miami International Airport.

Q.    Entirety of Agreement. The parties hereto agree that this Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and there are no promises or understandings with respect to the subject matter hereof other than those stated herein. Except for policies adopted or amended under Article 2(B), the terms of this 2018 AUA may be added to, modified, superseded, or otherwise altered (herein, “modified”) if the County and not less than 75% by number of the then-constituted and not-in-default MAAC members who collectively account for not less than 75% of the landed weight at the Airport as of the effective date of the modification, agree to such modification, following which the modified 2018 AUA shall be submitted to all new Airlines and all Airlines then having an executed 2018 AUA with the County. The terms and benefits of the 2018 AUA shall not be applicable to an Airline until such time as the Airline executes the 2018 AUA.

2018 Airline Use Agreement – Miami International Airport

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their appropriate officials as of the daft first above written.

MAIMI-DADE COUNTRY, ELORIDA		BOARD OF COUNTRY COMMISSIONERS OF MIAMI-DADE COUNTRY, ELORIDA

By:		By:

	County Mayor or Designee		Aviation Director

ATTEST: Harvey Ruvin, Clerk
By:

Deputy Clerk (SEAL)

AIRLINE:

By:				Approved as to form and Legal Sufficiency

President or other Authorized Representative of AIRLINE

Assistant Country Attorney
	EDWARD J WEGEL			8/13/21
	Print Name			Date

ATTEST:

The undersigned is the Secretary of the AIRLINE or entity, or is the officer thereof, who is responsible for certifying documents and actions of the company/entity. I hereby certify that the person signing this above document is the President or Other Authorized Representative and who, by the laws of the country or state in which the company or entity is established, and by the authority provided by the company/entity’s internal regulations, is authorized by such laws and regulations to execute this document on behalf of the AIRLINE.

By:

AIRLINE Secretary

	Print Name	(Corporate or Company Seal or Stamp)

IN ADDITION TO THE AIRLINE SECRETARY’S SIGNATURE ABOVE, THE AIRLINE MUST PROVIDE EITHER THE “SIGNATURE OF NOTARY”, OR THE “GENERAL COUNSEL’S CERTIFICATE” PROVIDED BELOW.

2018 Airline Use Agreement – Miami International Airport

SIGNATURE OF NOTARY

GLOBAL CROSSING AIRLINES LLC
Full name of entity (Company Name)
By:		CHMN/CEO	DEC 17, 2020

	President or Authorized Representative	Title	Date

CITY OF:	Miami	STATE OR PROVINCE OF:	Florida

COUNTY OF:	Miami-Dade	COUNTRY OF:	USA

SWORN TO (or affirmed) AND SUBSCRIBED before me this 17 day of December 2020 by EDWARD WEGEL, who is personally

(Authorized Representative)

known to me or who has Produced Driver’s License as identification and who did/did not take an oath.

(Signature of Notary)
(Commission Number)
(Notary Stamp or Seal)

2018 Airline Use Agreement – Miami International Airport

General Counsel’s Certificate of Signing Authorization

The undersigned is currently serving as the General Counsel or legal counsel to Global Crossing Airlines, an air carrier company desiring to operate at Miami International Airport under the authority of the Airport’s 2018 Airline Use Agreement (“2018 AUA’’) and is familiar with the laws and internal regulations of the air carrier regarding the authorization of company representatives to sign legal documents on the company’s behalf. The undersigned certifies that the person who signed the attached 2018 AUA on behalf of the company is either the President or other of the company who is currently authorized by both the laws of the country or state under which the company is established and the internal regulations of the company to sign the 2018 AUA on behalf of the company and to bind the company to terms of the 2018 AUA.

By:		12/21/20
	General Counsel or Legal Counsel	Date
RONALD T. BEVANS, Jr.
Printed Name

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB A

[RESERVED]

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB B

GROUND HANDLING OPERATIONS POLICY

(See Article 2(B))

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

TAB B

GROUND HANDLING OPERATIONS POLICY

APPLICABLE SOLELY TO AIRLINES

I.    Effective as of February 1, 2015, the following shall constitute the County’s Ground Handling Operations Policy as it applies to Airlines at Miami International Airport that provide Ground Handling Services to other Airlines and shall supersede all prior Ground Handling Operations Policies:

II.    Definitions: in addition to the definitions attached hereto as Exhibit A, the following definitions shall apply:

A.    Equity Interest Airline: an Airline that is owned to the extent of at least 5% of the Airline’s voting stock by the Airline providing ground handling services hereunder.

B.    Ground handling services: those services described in the permits for General Aeronautical Service Permittees (GASPs), or as otherwise described by MDAD. Any type of ground handling service, such as a cargo handling service that is subject to a separate MDAD policy must comply with that separate policy in addition to this policy, unless otherwise specifically stated.

C.    Lessee Airline: an Airline with a leasehold interest at MIA.

D.    Non-equity Interest Airline: an Airline in which the Lessee Airline has no equity ownership interest as defined in Section II(A) above or association interest as such term is defined in Exhibit A to this Ground Handling Operations Policy.

E.    Subsidiary: any company meeting the following criteria:

1.    As it applies to a Lessee Airline, a company (i) whose voting capital stock is 100% owned by the Lessee Airline or (ii) whose management and direction are effectively 100% controlled by the Lessee Airline, as the Aviation Department may determine.

2.    As it applies to a corporate parent of a Lessee Airline, a company (i) whose voting capital stock is 100% owned by the corporate parent, or (ii) whose management and direction is effectively 100% controlled by the corporate parent, as the Aviation Department may determine.

3.    As it applies to a Subsidiary of a Lessee Airline’s corporate parent, a company (i) whose voting capital stock is owned by a wholly-owned subsidiary of a corporate parent to the extent of 100% thereof or a lesser percentage if the Aviation Department approves such lesser percentage in the Aviation Department’s sole discretion, or (ii) whose management and direction is effectively 100% controlled by the corporate parent’s Subsidiary, or a lesser percentage as may be approved at the sole discretion of the Aviation department.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

III.    For an Airline without a leasehold at MIA: such Airline may only provide ground handling services to itself through its employees or through a Subsidiary defined in Section II(E) above, in accordance with the terms of a permit issued by the Aviation Department to the Airline or subsidiary for such activity based on a showing by the Airline or Subsidiary that its ground handling activities will not be detrimental to the Department’s leasing policies, or the public welfare, or affect the efficient and safe use and operation of the Air Operations Area (AOA) and/or the Airport facilities by others or by the Department.

IV.    For a Lessee Airline: such Airline or the Subsidiaries as defined above in Section II(E) may provide ground handling services to the following:

A.    The Lessee Airline itself and any Airline that operates an aircraft whose tail markings, livery, or operational control by the Lessee Airline identify the aircraft as being operated for passengers of the Lessee Airline;

B.    Any Airline whose voting capital stock is owned by the Lessee Airline or the Lessee Airline’s corporate parent to the extent of 5% or more, or whose management and direction are effectively 100% under the control of the Lessee Airline or its corporate parent, or a lesser percentage in the latter case if acceptable to the Aviation Department; and

C.    Three Airlines with whom the Lessee Airline has an association interest under any of the categories listed in Exhibit A attached hereto.

V.    For any of the foregoing services provided by the Lessee Airline or a Subsidiary (except for a Lessee Airline providing services to itself or to an Airline described in Section IV(A) above), the Lessee Airline or Subsidiary shall execute a standard permit or other document then used by the Aviation Department for ground handling activities provided by Airlines. The permit or other document shall reflect that (a) the Living Wage Ordinance shall apply to such services, (b) the Lessee Airline’s or Subsidiary’s ground handling services are subject to a 7% opportunity fee in addition to the Lessee Airline’s or Subsidiary’s rent payments, except where the services are provided to an Airline whose livery is the same as, or nearly the same as the livery of the providing Airline or of the Airline with which the Subsidiary is affiliated, and (c) as to any services provided to any Airline on Exhibit A the Lessee Airline or Subsidiary shall comply with Local Development Business (LDB) or other applicable subcontracting or purchasing goals to the same extent such goals are applied to GASPs at the Airport.

VI.    Nothing in this Ground Handling Operations Policy shall alter any permits or contractual arrangements between the County and any non-airline company providing ground handling services at Miami International Airport.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

VII.    Nothing in this Ground Handling Operations Policy requires MDAD to change its policy and practice regarding gate assignments at MIA. MDAD will not be required to relocate an Airline being serviced by a Lessee Airline or a Subsidiary to a gate area in closer proximity to the servicing Airline.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

Exhibit A

to

GROUND AND CARGO HANDLING POLICIES

The following definitions of Associated Airlines are listed in the order of the formality of the agreements or relationships of the Associated Airlines:

1.    Subsidiary Carrier – A separate Airline that is owned wholly by another or Airlines that are jointly owned by the same holding company but may operate as a separate unit. Complete operational and financial information is shared with the owning company. The subsidiary company’s management is responsible and reports to the owning company. This relationship is fully recognized under the laws of the country or countries involved.

2.    Equity Partner Agreement – A relationship with a separate Airline but with a portion of its stock or other assets owned by another Airline. While operational and financial control remains with that Airline, the equity partner may provide certain functions for which it is paid. This relationship must be approved by the governments involved and would require anti-trust protection.

3.    Alliance – A business relationship that has been approved by the governments of the respective carriers, if from different countries, or by the government from which they come. In most cases the carriers would seek anti-trust protection from the appropriate governments. The companies share operational and financial information and work as a consolidated carrier presenting to the passenger the impression that it is one single business unit.

4.    Feeder Carrier Agreement – An agreement which provides code sharing and assistance from a carrier’s general office which may extend to reservations, flight scheduling, maintenance, safety issues, and other administrative activities. Operational and financial information are exchanged. In most cases this agreement is between a large Airline and a smaller Airline and may require governmental approval and anti-trust protection.

5.    Code Share Agreement – An agreement which is approved by the governments of the countries from which the Airlines come and which provides for the display of share carrier flights in each carriers’ reservation and sales systems. Limited to certain routes and flights and the sharing of certain financial information. Requires governmental approval and the carriers involved may seek anti-trust protection.

6.    Connection Marketing Agreement – These agreements are limited to specific flights and markets and provide for the transfer of passengers from one Airline to another based on the specific agreement. The only information passed between the carriers would be directly related to the specific markets involved and would not be such that anti-trust protection would be needed.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

2018 AIRLINE USE AGREEMENT

TAB C

CARGO HANDLING POLICY

(See Article 2(B))

2018 Airline Use Agreement – Miami International Airport

TAB C

CARGO HANDLING POLICY

APPLICABLE SOLELY TO AIRLINES

I.    The handling of cargo at Miami International Airport (MIA) may be accomplished by (i) Cargo Handling Companies, (ii) General Aeronautical Services Permittees (GASPs), (iii) In-Warehouse Contractor Permittees, or (iv) Airlines.

A.    Cargo Handling Companies (CHCs) operate under the authority of a lease or a permit issued by the Aviation Department, as well as Operational Directive 00-01 (“OD 00-01”). OD 00-01 provides that CHCs with a lease at MIA may provide services within an Airline’s leasehold, but CHCs may not load or unload cargo at MIA’s passenger terminal facility.

B.    GASPs under OD 00-01 may load and unload cargo at the passenger terminal facility and may transport such cargo to and from the exterior of a cargo facility in the Airport’s cargo area. If a GASP, however, separately obtains an in-warehouse handling permit or a Cargo Handling Company agreement under OD 00-01, the GASP with such an additional permit or agreement may provide cargo handling services within such facility.

C.    In-Warehouse Permittees do not access the AOA and are hired by tenants with cargo leaseholds, including Airlines, to assist with handling of cargo inside the leasehold.

D.    Airlines are entitled by law to handle the entirety of their own operations with their own employees. If, however, they choose to allow other companies or other Airlines to provide services for portions of their operations, such as ground handling or cargo handling services, the companies or Airlines providing the services must comply with the limitations and requirements under applicable policies. For example:

1.    If an Airline uses a non-airline company to load and off-load cargo as well as to provide cargo handling services along with ground handling services for the Airline, the non-airline company must be one of the General Aeronautical Service Permittees (GASPs) that have a permit from the Aviation Department to provide such services. If an Airline uses another Airline to provide ground handling services, the providing Airline must comply with the Ground Handling Operations Policy in Tab B of the 2018 AUA.

2.    If an Airline uses a non-airline company such as a cargo handling company to provide just cargo handling services for the Airline, the non-airline company must be under a lease or permit issued by the Aviation Department and must comply with that document as well as the cargo handling policies stated in Operational Directive 00-01.

3.    If an Airline uses another Airline to provide just cargo loading and unloading services to and from aircraft, the providing Airline can do so either under this Tab C or in conjunction with ground handling services under Tab B.

2018 Airline Use Agreement – Miami International Airport

II.    As noted in Tab B and this Tab C, not all Airlines may provide services to other Airlines. In addition, passenger Airlines may not use a cargo handling company if the Airline needs its cargo to be loaded or unloaded at the Terminal Building because cargo handling companies are not allowed to access aircraft at the Terminal Building; rather, passenger Airlines would need to use the ramp services of a GASP or else the services of the Airline’s own employees, because GASPs and the employees are entitled to access the Terminal Building.

III.    To the extent an Airline is allowed to provide cargo handling services to another Airline under this Tab C, the Airline providing the services will be subject exclusively to the cargo handling policies in this Tab C. To the extent an Airline provides cargo handling functions as part of its ramp services under Tab B, the Airline providing such services will be limited to the cargo handling functions set forth in the Airline’s ground handling services permit, or its lease or other document provided under Tab B.

IV.    As provided in Article 2(B) of the 2018 AUA, this Tab C may be amended by the Aviation Department after consultation with the MAAC.

V.    Airlines may provide cargo handling services for themselves and other Airlines to the following extent:

A.    Definitions: In addition to the definitions of Associated Airlines attached hereto as Exhibit A, the following definitions shall apply:

1.    Cargo: freight, articles, goods, materials, merchandise, or wares that are loaded or unloaded on or from the aircraft for further handling. Cargo does not include passenger baggage, food and beverage items for passenger consumption while aboard the aircraft, and aircraft fuel.

2.    Cargo Handling Services: The receipt, breakdown, consolidation, packaging, and redistribution of cargo; the warehousing of cargo; the providing of bonded and non-bonded warehouse services for cargo; the loading and unloading of cargo from aircraft; the transportation of cargo on the Airport to locations approved in the Permit other than to aircraft at the Terminal Building; and the preparation and processing of documents required for the movement and clearance of cargo.

3.    Equity Interest Airline: an Airline that is owned to the extent of at least 5% of the Airline’s voting stock by the Airline providing cargo handling services hereunder.

4.    Non-equity Airline: an Airline in which the Lessee Airline has no equity ownership interest as defined in Section V(A)(3) above or association interest as association interest is defined in Exhibit A to this Cargo Handling Policy.

2018 Airline Use Agreement – Miami International Airport

5.     Subsidiary: any company meeting the following criteria:

(a)    As it applies to a Lessee Airline, a company (1) whose voting capital stock is 100% owned by the Lessee Airline or (2) whose management and direction is effectively 100% controlled by the Lessee Airline, as the Aviation Department may determine.

(b)    As it applies to a corporate parent of a Lessee Airline, a company (1) whose voting capital stock is 100% owned by the corporate parent or (2) whose management and direction are effectively 100% controlled by the corporate parent, as the Aviation Department may determine.

(c)    As it applies to a Subsidiary of a Lessee Airline’s corporate parent, a company (1) whose voting capital stock is owned by a wholly-owned Subsidiary of the corporate parent to the extent of 100% thereof or a lesser percentage if the Aviation Department approves such lesser percentage in the Aviation Department’s sole discretion, or (2) whose management and direction is effectively 100% controlled by the corporate parent’s Subsidiary, to the extent acceptable to the Aviation Department in its sole discretion.

B.    For an Airline without a leasehold at MIA: such Airline may only provide cargo handling services to itself through its employees or through a Subsidiary defined in Section V(A)(5) above, in accordance with the terms of a permit issued by the Aviation Department to the Airline or Subsidiary for such activity based on a showing by the Airline or Subsidiary that its cargo handling activities will not be detrimental to the Department’s leasing policies, or the public welfare, or affect the efficient and safe use and operation of the Air Operations Area (AOA), and/or the Airport facilities by others or by the Department. Except as to the foregoing contents of any such permit, the applicable provisions of Section D below shall apply to the permit.

C.    For an Airline with a warehouse leasehold at MIA (a “Lessee Airline”): such Lessee Airline or a Subsidiary as defined above may provide cargo handling services to the following:

1.    The Lessee Airline itself and any Airline operating an aircraft whose tail or aircraft markings identify the aircraft as being an aircraft of the Lessee Airline; and

2.    Any Airline whose voting capital stock is owned by the Lessee Airline or the Lessee Airline’s corporate parent to the extent of 5% or more, or whose management and direction are effectively 100% under the control of the Lessee Airline, or a lesser percentage if acceptable to the Aviation Department; and

3.    Any Airline with whom the Lessee Airline has an association under any of the categories listed in Exhibit A; and

4.    Up to 3 Non-equity Airlines. The maximum of 3 Non-equity Airlines shall apply collectively to the Lessee Airline and any Subsidiary as defined in Section V(A)(5).

2018 Airline Use Agreement – Miami International Airport

D.    For any of the foregoing cargo handling services provided by the Lessee Airline or a Subsidiary either under this Tab C or as a ground handling provider under Tab B, the following shall apply:

1.    Except for cargo handling services provided on the AOA by a Lessee Airline or a Subsidiary under Section D(2) or otherwise, the Lessee Airline or Subsidiary must provide the services in and from its own leasehold premises;

2.    For an Airline providing the specific cargo handling services allowed under Tab B (the Ground Handling Operations Policy) to (i) an Equity Interest Airline as defined in Section II(A) of Tab B, (ii) an Airline under Section IV(A) of Tab B, or (iii) the single Airline in Exhibit A of Tab B permitted to be so handled, the providing Airline may load or unload cargo of such three Airlines at the Terminal Building;

3.    For an Airline providing services to a Non-equity Airline, the providing Airline may not load and unload cargo of the Non-equity Airline at the Terminal Building; and

4.    For any of the foregoing services provided by the Lessee Airline or a Subsidiary (except for a Lessee Airline providing services to itself or to an Airline described in Section V(C)(1), the Lessee Airline or Subsidiary providing the services shall execute a standard permit or other document then used by the Aviation Department for cargo handling services provided by Airlines (except as to a permit issued under Section B above, whose terms may be specifically based on the Lessee Airline’s or Subsidiary’s activities). The permit or other document shall reflect, among other things, that (i) the Lessee Airline’s or Subsidiary’s cargo handling services are subject to the Living Wage Ordinance, (ii) the Lessee Airline’s or Subsidiary’s cargo handling services are subject to a 7% opportunity fee in addition to the Airline’s rent payments, except where the services are provided to an Airline whose livery is the same as, or nearly the same as, the livery of the providing Airline or of the Airline with which the Subsidiary is affiliated, and (iii) as to any services provided to any Airline on Exhibit A, the Lessee Airline or Subsidiary shall comply with applicable Local Development Business (LDB) or other applicable subcontracting or purchasing goals to the same extent such goals are applied to general aeronautical service permittees at the Airport.

VI.    Nothing in this Cargo Handling Policy shall alter any permits or contractual arrangements between the County and any non-airline cargo handling provider at Miami International Airport. The terms of this Cargo Handling Policy for Airlines at MIA shall supersede the terms of OD 00-01 as such terms may apply to Airlines at MIA. The terms of OD 00-01 shall continue to apply to cargo handling services provided by companies other than Airlines, as such Operational Directive may be amended or discontinued in the future.

2018 Airline Use Agreement – Miami International Airport

Exhibit A

to

GROUND AND CARGO HANDLING POLICIES

The following definitions of Associated Airlines are listed in the order of the formality of the agreements or relationships of the Associated Airlines:

1.    Subsidiary Carrier – A separate Airline that is owned wholly by another or Airlines that are jointly owned by the same holding company but may operate as a separate unit. Complete operational and financial information is shared with the owning company. The subsidiary company’s management is responsible and reports to the owning company. This relationship is fully recognized under the laws of the country or countries involved.

2.    Equity Partner Agreement – A relationship with a separate Airline but with a portion of its stock or other assets owned by another Airline. While operational and financial control remains with that Airline, the equity partner may provide certain functions for which it is paid. This relationship must be approved by the governments involved and would require anti-trust protection.

3.    Alliance – A business relationship that has been approved by the governments of the respective carriers, if from different countries, or by the government from which they come. In most cases the carriers would seek anti-trust protection from the appropriate governments. The companies share operational and financial information and work as a consolidated carrier presenting to the passenger the impression that it is one single business unit.

4.    Feeder Carrier Agreement – An agreement which provides code sharing and assistance from a carrier’s general office which may extend to reservations, flight scheduling, maintenance, safety issues, and other administrative activities. Operational and financial information are exchanged. In most cases this agreement is between a large Airline and a smaller Airline and may require governmental approval and anti-trust protection.

5.    Code Share Agreement – An agreement which is approved by the governments of the countries from which the Airlines come and which provides for the display of share carrier flights in each carriers’ reservation and sales systems. Limited to certain routes and flights and the sharing of certain financial information. Requires governmental approval and the carriers involved may seek anti-trust protection.

6.    Connection Marketing Agreement – These agreements are limited to specific flights and markets and provide for the transfer of passengers from one Airline to another based on the specific agreement. The only information passed between the carriers would be directly related to the specific markets involved and would not be such that anti-trust protection would be needed.

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB D(1)

GATE ASSIGNMENT POLICY

Common Use Gates

and

Non-Scheduled Preferential Use Gates

(See Article 2(B))

2018 Airline Use Agreement – Miami International Airport

TAB D(1)

COMMON USE GATE AND

NON-SCHEDULED PREFERENTIAL USE GATE ASSIGNMENTS

AT MIAMI INTERNATIONAL AIRPORT

I.	BACKGROUND

Subject to the provisions of Tab D(2) governing Preferential Use Gates at MIA, the Gate Control Section of Miami-Dade Aviation Department (MDAD) Airside Operations manages all Terminal Building gate usage at MIA. The gate control function includes the assignment of available gates, hardstands, remotes, and cargo spots among the numerous domestic and foreign flag Airlines that operate at MIA. Growth in flight activity has resulted in conflict when air carriers request gates or concourses already in use by another Airline. These competing demands have created an imbalance in the utilization of concourses and federal inspection services (FIS) facilities. MDAD’s Gate Control Section will continue to optimize the use of existing facilities and preside over Airline disputes for aircraft gates, hardstands, remotes, and cargo spots.

II.	POLICY

A.    The Gate Control Section of Airside Operations is the authority in charge of the implementation and administration of the MIA gate management policy and guidelines.

B.    The two sub-sections of the Gate Control Section, Advance Planning/Scheduling and Real-Time Operations, will work independently and in concert with each other to ensure that all gates, hardstands, remotes, and FIS facilities are optimized with the least inconvenience to Airlines and passengers.

III.	GUIDELINES

A.	Advance Planning/Scheduling.

1.    Airline Schedule Change Submission for Existing Service: A schedule change is defined as any change made to the existing flight record, including but not limited to, flight numbers, arrival time, departure time, days operated and aircraft equipment changes.

(a)    Airlines with existing services at MIA shall submit their proposed schedule changes no later than 14 calendar days in advance of the effective schedule change.

(b)    Daylight saving time changes must be submitted no later than 30 calendar days in advance of the effective date.

2018 Airline Use Agreement – Miami International Airport

2.    Airline Schedule Submission for New Airlines or Service: New Airlines starting service into MIA or those adding new services shall submit the new or expanded proposed schedule at least 30 calendar days in advance of the effective date.

3.    Schedule Analysis: Upon receipt of the Airline schedules, the Advance Planning/Scheduling Sub-section will load all schedule information into the Flight Information Display System (FIDS) and gate manager software program in order to identify and resolve potential conflicts that could cause delays or inconveniences to Airlines and passengers. Gate assignments will be made in accordance with the annexed Gate Priority List in Exhibit A of this Tab D(1).

4.    Schedule Review and Confirmation: After completing review of flight schedules, the Gate Control Section will notify Airlines of potential conflicts and proposed solutions to accommodate their flight schedule. Solutions will include, but will not be limited to, an adjustment of arrival and departure times and assignment to a gate that is not preferred by the Airline or to a different concourse or hardstand position. When conflicts have been resolved, a gate plan will be loaded into the FIDS system and printed for daily Airline assignments.

5.    Wide-body Aircraft Operations: MDAD will not permit a wide-body aircraft to operate from a hardstand position due to operational difficulties associated with transporting the passengers to the Terminal Building.

B.    Real-Time Operations.

1.    Gate Assignment: On flight day, Airlines must provide the Gate Controllers with the confirmation of each flight in need of a gate assignment. This confirmation will consist of arrival and departure flight numbers, times, passenger counts, and aircraft type and registration. If there are no conflicts at that time, a gate assignment will be issued based on the gate plan established by the Advance Planning/Scheduling Sub-section. Gate Controllers will only make adjustments if there is a conflict.

2.    Real-Time Conflict: If the Airline requesting a gate assignment has changed equipment type or deviated from the scheduled arrival or departure time by more than 15 minutes, the Gate Controller may reassign the flight to another gate, concourse, or hardstand so as not to interfere with a flight that is operating on schedule. Gate Controllers will only make adjustments if there is a conflict.

3.    Maximum Gate Occupancy Time: The maximum gate occupancy time (in minutes) that will be permitted is:

(a)    Turn around flight: 120 minutes for a domestic flight and 150 minutes for an international flight.

2018 Airline Use Agreement – Miami International Airport

(b)    Arrival only: 60 minutes for domestic flights and 75 minutes for international flights.

(c)    Departure only: 60 minutes for domestic flights and 75 minutes for international flights.

(d)    Turn-around flights (arrival and departure) with a planned-gate occupancy time in excess of the maximum may be scheduled as a separate arrival and departure operation. If demand warrants, the carrier may be required to remove the aircraft from the gate and relocate to another gate, hardstand or remote spot.

4.    Scheduled Inter-Gate Use Time: Under ideal conditions, during peak periods, Gate Controllers will assign flights with a minimum of 15 minutes between gate assignments if the gate is assigned to the same Airline, or 30 minutes between gate assignments if the gate is assigned to a different Airline.

5.    Multiple Concourse Assignments: Whenever possible, gate assignments will be made by minimizing the assignment of a single carrier flight or a group of carriers with MDAD-recognized connecting passenger arrangements onto multiple concourses. Assignments to multiple adjacent concourses will be regarded as more acceptable than assignments to multiple non-adjacent concourses.

6.    Early Arrivals: Early arrivals which cannot be accommodated at their planned gate or concourse area because of conflicts with other gate assignments will be given the alternative to hold for a gate in their preferred concourse area, take an available gate in a non-preferred concourse, or take a hardstand position.

7.    Delays: When a delayed arrival causes a gate assignment conflict with a flight that has a confirmed estimated time of arrival (ETA) the aircraft with the earliest arrival time will be given the use of the gate. The Gate Control Section will make every effort to adjust the gate plan to minimize the impact on other carriers. The Gate Control Section will regularly review late arrivals or departure performances resulting in gate assignment conflicts. As a result of these reviews, the Gate Control Section may choose to assign carriers with consistent delays or consistent early arrival performances to a more suitable Common Use Gate, a Non-Scheduled Preferential Use Gate, or a different concourse, remote or hardstand position.

The Gate Control Section will accommodate flights with a delayed departure by adjusting the gate plan while minimizing the impact to other carriers. Excessive departure delays due to aircraft mechanical problems or flow control may result in the aircraft being towed to another gate, concourse, remote, or hardstand position. Gate Control may deviate from the above delay procedures to avoid assignment of a wide-body or similar capacity aircraft to a hardstand or remote position.

2018 Airline Use Agreement – Miami International Airport

8.    ETA and Estimated Time of Departure (ETD) Reporting: All Airlines will report their incoming flights ETA to the Gate Control Section immediately upon departure of the aircraft from the origin airport. All Airlines will immediately advise the Gate Control Section of any delays that will cause the ETD to be changed to a later time.

9.    Airport Disruptions: In the event of Airport or Airline disruption, an Airline may be required to use a non-preferred Common Use Gate, a Non-Scheduled Preferential Use Gate, a different concourse, a remote, or hardstand position.

10.    Unauthorized Gate Use: The unauthorized use of a gate or a hardstand position at the Airport is strictly prohibited and considered a violation of Chapter 25 of the Miami-Dade County Code (Airport Rules and Regulations).

11.    Gate Assignment Priority: When a real-time operation conflict occurs for an international or domestic flight, the priority list in Exhibit A will be used to determine which flights will be re-assigned to a non-preferred Common Use Gate, a Non-Scheduled Preferential Use Gate, a different concourse, or hardstand position. International flights will take priority on international gates and domestic flights will take priority on domestic gates.

12.    Aircraft Gates: Aircraft gates at MIA shall be striped for the largest aircraft down to the smallest commercial aircraft that can be accommodated at that gate, using minimum accepted aircraft clearances. MDAD shall use 20’ for wingtip, 15’ for engine nacelles, and 8’ for wingtip leading edge and fuselage, as accepted clearances.

C.    Criteria for Installation of Proprietary Equipment at Gates.

1.    MDAD has wired a majority of gates for Common Use Terminal Equipment (CUTE) and has installed CUTE at many gates at MIA. At some gates where the using Airline qualifies for installation of Proprietary Equipment under this Section III(C), MDAD has not installed CUTE. MDAD reserves the right at all times to install or replace CUTE at any gate, and/or provide mobile CUTE equipment when and if it becomes available, whether the gate is then being used on a preferential use basis so that the gate may be used by another Airline that chooses not to use the proprietary equipment, or whether the gate is being used on a common use basis. Additionally, MDAD reserves the right not to allow proprietary equipment to be installed if its operational characteristics or level of efficiency is below the standard then acceptable to MDAD, or if it will interfere with the functionality of MDAD equipment or CUTE.

2.    To the extent that the Airline’s proposed schedule can be accommodated at a gate or gates where no other Airline needs to be assigned as determined by MDAD from time to time, and the Airline (a) maintains a 7 day minimum average of 10 daily departures at MIA and (b) has a minimum of 5 departures per day from a gate that can accommodate narrow body aircraft, or a minimum of 4 departures per day from a gate that can accommodate wide body or jumbo body aircraft, for at least 21 days out of each month, unless the gate is out of service for maintenance, such Airline shall have the right, but shall

2018 Airline Use Agreement – Miami International Airport

not be required, to install its proprietary equipment at such gate. Such equipment shall be installed at the Airline’s cost. Proprietary equipment installed at a gate shall not preclude MDAD from assigning another Airline to that gate due to operational necessity, provided that the Gate Control Section of MDAD determines that the assignment does not conflict with the regular scheduled use of the gate by the Airline that has installed proprietary equipment on the gate.

3.    In the event that the schedule of the Airline with proprietary equipment on a gate is modified and the new schedule does not allow the Airline to meet the criteria for placement of proprietary equipment on gates, the Airline, upon request from the Department, shall remove its proprietary equipment at its sole expense, and shall use the CUTE equipment provided by MDAD at that gate.

4.    If an Airline modifies its schedule by increasing the number of flights and can meet the criteria for placement of proprietary equipment on an additional gate or gates, then the Airline may install proprietary equipment on such additional gate or gates at its cost if MDAD determines that such gate or gates are available for the installation of such equipment.

D.    Fees for CUTE Equipment.

Each Airline using a gate equipped with CUTE shall pay a Gate Usage Fee as set out in the CUTE pricing policy contained in Tab L, on each departing seat operating from that gate or as otherwise provided in Tab L. The Department shall adjust the charges from time to time as Airline schedules change in order to fully recover these costs. In the event a gate is equipped with both CUTE and an Airline’s proprietary equipment, an Airline using only the proprietary equipment shall not be required to pay the CUTE charge.

2018 Airline Use Agreement – Miami International Airport

Exhibit A to Tab D(1)

COMMON USE GATE AND NON-SCHEDULED PREFERENTIAL USE GATE

PRIORITY LIST AT MIA

(See Section III(A)(3))

1.    Scheduled International and Domestic Aircraft Flights:

•	Scheduled wide-body international flights have priority for wide-body international gates.

•	Scheduled wide-body domestic flights have priority for wide-body domestic gates.

•	Scheduled narrow-body international flights have priority for narrow-body international gates (may also use wide-body gates, if available).

•	Scheduled narrow-body domestic flights have priority for narrow-body domestic gates (may also use wide-body gates, if available).

2.    Scheduled Charter International and Domestic Flights:

•	Scheduled Charter wide-body international flights have priority for wide-body international gates.

•	Scheduled Charter wide-body domestic flights have priority for wide-body domestic gates.

•	Scheduled Charter narrow-body international flights have priority for narrow-body international gates (may also use wide-body gates, if available).

•	Scheduled Charter narrow-body domestic flights have priority for narrow-body domestic gates (may also use wide-body gates, if available).

3.    Non-Scheduled Ad-Hoc Charter International and Domestic Flights:

•	Non-Scheduled Charter wide-body international flights have priority for wide-body international gates.

•	Non-Scheduled Charter wide-body domestic flights have priority for wide-body domestic gates.

•	Non-Scheduled Charter narrow-body international flights have priority for narrow-body international gates (may also use wide-body gates, if available).

•	Non-Scheduled Charter narrow-body domestic flights have priority for narrow-body domestic gates (may also use wide-body gates, if available).

2018 Airline Use Agreement – Miami International Airport

4.    Extra-Section International and Domestic Flights:

•	Extra-Section wide-body international flights have priority for wide-body international gates.

•	Extra-Section wide-body domestic flights have priority for wide-body domestic gates.

•	Extra-Section narrow-body international flights have priority for narrow-body international gates (may also use wide-body gates, if available).

•	Extra-Section narrow-body domestic flights have priority for narrow-body domestic gates (may also use wide-body gates, if available).

5.    Regional jet or commuter aircraft whose passengers are ground loaded for International or Domestic Flights will be assigned to loading bridge gates, if available; otherwise, a ground load gate or hardstand will be assigned.

6.    Fuel Stop International and Domestic Flights:

•	Fuel Stop wide-body international flights have priority for wide-body international gates, if available.

•	Fuel Stop wide-body domestic flights have priority for wide-body domestic gates, if available.

•	Fuel Stop narrow-body international flights have priority for wide-body international gates (may also use wide-body and international gates, if available).

•	Fuel Stop narrow-body domestic flights have priority for narrow-body domestic gates (may also use wide-body and international gates, if available).

7.    Ferry International and Domestic Flights:

•	Ferry wide-body international flights have priority for wide-body international gates, if available.

•	Ferry wide-body domestic flights have priority for wide-body domestic gates, if available.

•	Ferry narrow-body international flights have priority for wide-body international gates (may also use wide-body and international gates, if available).

•	Ferry narrow-body domestic flights have priority for narrow-body domestic gates (may also use wide-body and international gates, if available).

2018 Airline Use Agreement – Miami International Airport

8.    Non-Compliant Airlines (arrivals and departures)

•	All Non-Compliant wide-body international flights have priority for wide-body international gates, if available.

•	All Non-Compliant wide-body domestic flights have priority for wide-body domestic gates, if available.

•	All Non-Compliant narrow-body international flights have priority for wide-body international gates (may also use wide-body and international gates, if available).

•	All Non-Compliant narrow-body domestic flights have priority for narrow-body domestic gates (may also use wide-body and international gates, if available).

Note: MDAD will not permit a wide-body or similar capacity aircraft to park on a hardstand position due to operational difficulties associated with the transportation of passengers to the Terminal Building.

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB D(2)

GATE ASSIGNMENT POLICY

Preferential Use Gates

(See Article 2(B))

2018 Airline Use Agreement – Miami International Airport

TAB D(2)

PREFERENTIAL USE GATE

AT MIAMI INTERNATIONAL AIRPORT

AND

PREFERENTIAL USE GATE ASSIGNMENT

I.	BACKGROUND: NATURE OF PREFERENTIAL GATES; DEFINITIONS

A.    An Airline at MIA that is eligible to make use of gates on a preferential use basis (herein “Preferential Gates” or “Preferential Use Gates”) may elect to use as many Preferential Gates on MDAD’s preferential gate list as the Airline qualifies for. The eligibility standards and the regulations governing an Airline’s use of such Preferential Gates are set forth below.

B.    No gates within the Terminal Building shall be for any Airline’s exclusive use. Each gate within the Terminal Building shall be designated by MDAD as either a Common Use Gate or a Preferential Use Gate in accordance with this Tab D(2). MDAD shall retain exclusive control of the use of all Common Use gates and limited control over Preferential Use Gates to the extent set forth below. No gate at MIA is leased to an Airline, and the right granted herein to an Airline to use a gate on a preferential basis is not a lease or property right granted to the Airline but rather is a grant by MDAD of an Airline’s contractual right to use a gate on a preferential basis solely on the conditions set forth herein. Such grant is governed solely by the terms of (i) this Tab D(2) as such terms may be modified or withdrawn by MDAD in the manner set forth herein, and (ii) the Preferential Gate Use Agreement (“PGUA”) executed by the Airline.

C.    Definitions:

1.    “Adjacencies” shall refer to all of the relevant operating factors of an Airline that bear on its use of a particular gate, including but not limited to the proximity of ticket counters and other operational space, bag claim devices, ramp equipment to service and move the Airline’s aircraft, baggage service offices, and VIP Clubs.

2.    “Irregular Operation” means the use by an Airline or a Tab F designated Affiliated Airline of one of the Airline’s Preferential Use Gates for an off-scheduled arrival or departure of an otherwise scheduled flight, or any flight by the Airline or Affiliated Airline that is not scheduled at one of its Preferential Use Gates that needs to operate at such gate for reasons outside the Airline’s control or for other commercially reasonable purposes.

3.    “Non-Scheduled Preferential Use Gate” means a Preferential Gate that (i) is not being used by an Airline with preferential rights to the gate during the Airline’s Period of Use or (ii) is not being used by the Airline or its Affiliated Airline for an Irregular Operation.

2018 Airline Use Agreement – Miami International Airport

4.    “Period of Use” at a Preferential Gate means:

(a)    For a turn-around flight, the Period of Use shall commence 15 minutes prior to the scheduled arrival time and extend 15 minutes past the scheduled departure time, but in no event shall the Period of Use be less than 120 minutes.

(b)    For non-turn around flights:

(i)    For the aircraft arrivals that are not a turn-around flight, the Period of Use shall commence 15 minutes prior to the scheduled arrival time. The Period of Use shall terminate 45 minutes after the scheduled arrival time for domestic flights and 60 minutes after the scheduled arrival time for international flights.

(ii)    For the aircraft departures that are not part of a turn-around flight, the Period of Use shall commence 45 minutes prior to the scheduled departure time for a domestic flight and 60 minutes prior to the scheduled departure time for an international flight. The Period of Use shall terminate 15 minutes after the scheduled departure time.

The Maximum Gate Occupancy Times set forth in Section III(B)(2) below also apply to preferential gate use.

5.    “Preferential Gate Use Qualification Requirement” shall have the meaning set forth in Section IV(B) below.

D.    MDAD’s Gate Control Section of MDAD’s Airside Operations Division manages all Terminal Building gate usage at MIA, whether such use is on a common use or preferential use basis. The gate control function includes the assignment of available gates, hardstands, remotes, and cargo spots among the numerous domestic and foreign flag Airlines that operate at MIA. The Gate Control Section will continue to optimize the use of existing facilities and preside over Airline disputes for aircraft gates, hardstands, remotes, and cargo spots and will supervise and control all preferential gate use by an Airline under this Tab D(2).

E.    MDAD has installed Common Use Terminal Equipment (CUTE) at most gates at MIA. At some gates where the using Airline qualifies for installation of its Proprietary Equipment under Section III(C) of Tab D(1), MDAD has not installed CUTE equipment, but MDAD reserves the right at all times to install, or replace, CUTE equipment at any gate, whether the gate is then being used on a common use or preferential use basis.

II.	POLICY AND EFFECTIVE DATE

A.    The Gate Control Section of Airside Operations is the authority in charge of the implementation and administration of the MIA gate management policy and guidelines. The two subsections of the Gate Control Section, Advance Planning/Scheduling and Real-Time Operations, will work independently and in concert with each other to ensure that all gates common use and preferential use), hardstands, remotes and FIS facilities are optimized with the least inconvenience to Airlines and passengers.

2018 Airline Use Agreement – Miami International Airport

B.    An Airline has the right to qualify for and thereafter make use of Preferential Gates as of the Effective Date of the 2018 Airline Use Agreement, subject to compliance with the requirements of this Tab D(2), the PGUA, and Tabs H(1), H(2), and H(3); provided, however, the Airline will be required to continue paying for all gates, whether used on a preferential or common basis, as if all gates used by the Airline are Common Use Gates in accordance with the common use gate charges provision set forth in Tabs H1 and H2 until October 1, 2020, at which time Airlines will be allowed to (i) commence paying MDAD for charges for such Preferential Gates in accordance with the Preferential Gate charges set forth in Tab H3, and (ii) continue to pay MDAD Common Use Gate charges for Common Use Gates that continue to be used by the Airline in accordance with Tabs H1, H2 and H3 and any other provision of this Agreement applicable to Common Use Gates.

III.	GUIDELINES

A.     Advance Planning/Scheduling.

1.    Airline Schedule Change Submission for Existing Service: A schedule change is defined as any change made to the existing flight record, including but not limited to, flight numbers, arrival time, departure time, days operated and aircraft equipment changes.

a.    Airlines with existing services at MIA shall submit their proposed schedule changes, including changes in planned Preferential Gates usage, no later than 14 calendar days in advance of the effective schedule change.

b.    Daylight saving time schedule changes must be submitted no later than 30 calendar days in advance of the effective date.

2.    Airline Schedule Submission for New Airlines or Service: New Airlines starting service into MIA or those adding new service shall submit the new or expanded proposed schedule, including any planned Preferential Gates usage flight assignments, within a minimum of 30 calendar days in advance of the effective date.

3.    Schedule Analysis: Upon receipt of the Airline’s planned Preferential Gate usage flight assignments and schedules, the Advance Planning/Scheduling subsection will load all schedule information into the Flight Information Display System (FIDS) and gate manager software program in order to identify and resolve potential conflicts that could cause delays or inconveniences to Airlines and passengers. Gate assignments will be made in accordance with the Common Use Gate and Non-Scheduled Preferential Gate Priority List, subject to Section IV(C) below.

4.    Schedule Review and Confirmation: After completing review of the flight schedules, the Gate Control Section will notify Airlines of potential conflicts and proposed solutions to accommodate their flight schedule. Solutions will be limited to, an adjustment of arrival and departure times and assignment to a Non-Scheduled Preferential Use Gate or a Common Use Gate, concourse or hardstand position. When conflicts have been resolved, a gate plan will be loaded into the FIDS system and printed for daily Airline assignment subject to Section IV(C) below.

2018 Airline Use Agreement – Miami International Airport

5.    Wide-body Aircraft Operations: MDAD will not permit a wide-body aircraft to operate from a hardstand position due to operational difficulties associated with transporting the passengers to the terminal.

B.     Real-Time Operations.

These real time operations provisions are subject to Sections IV(D) and IV(J), where applicable.

1.    Gate Assignment: On flight day, Airlines that have assigned Preferential Gates shall provide MDAD’s Gate Controllers with the confirmation of the Airlines’ planned Preferential Gate flight assignments so that Airlines not assigned to Preferential Gates may be assigned the use of such gates in accordance with Section IV(J). This confirmation will consist of arrival and departure flight numbers, times, and aircraft type and registration. For purposes of assigning Common Use Gates and Non-Scheduled Preferential Use Gate usage, on flight day Airlines must provide the Gate Controllers with the confirmation of each flight in need of a gate assignment. This confirmation will consist of arrival and departure flight numbers, times, passenger counts, and aircraft type and registration. If there are no conflicts at that time, a gate assignment will be issued based on the gate plan established by the Advance Planning/Scheduling Sub-section. Gate Controllers will only make adjustments if there is a conflict.

2.    Maximum Gate Occupancy Time: The maximum gate occupancy time (in minutes) that will be permitted is:

(a)    Turn around flight: 120 minutes for a domestic flight and 150 minutes for an international flight.

(b)    Arrival only: 60 minutes for domestic flights and 75 minutes for international flights.

(c)    Departure only: 60 minutes for domestic flights and 75 minutes for international flights.

(d)    Turn around flights (arrival and departure) with a planned gate occupancy time in excess of the maximum may be scheduled as a separate arrival and departure operation. If demand warrants, the carrier may be required to remove the aircraft from the gate and relocate to another gate, hardstand, or remote spot.

3.    Multiple Concourse Assignments: Whenever possible, gate assignments will be made by minimizing the assignment of a single carrier flight or a group of carriers with MDAD-recognized connecting passenger arrangements onto multiple concourses. Assignments to multiple adjacent concourses will be regarded as more acceptable than assignments to multiple non-adjacent concourses, subject to Section IV(D).

2018 Airline Use Agreement – Miami International Airport

4.    Early Arrivals: Early arrivals which cannot be accommodated at their planned gate or concourse area because of conflicts with other gate assignments will be given the alternative to hold for a gate in their preferred concourse area, take an available gate in a non-preferred concourse, or take a hardstand position. As previously indicated in this document, MDAD will not permit a wide-body aircraft to park on a hardstand position due to the operational difficulties associated with transporting the passengers to the terminal.

5.    Delays:

(a)    When a delayed arrival causes a gate assignment conflict with a flight that has a confirmed estimated time of arrival (ETA) the aircraft with the earliest arrival time will be given the use of the gate. The Gate Control Section will make every effort to adjust the gate plan to minimize the impact on other carriers. The Gate Control Section will regularly review late arrivals or departure performances resulting in gate assignment conflicts. As a result of these reviews, the Gate Control Section may choose to assign carriers with consistent delays or early performances to a non-preferred Common Use Gate or a Non-Scheduled Preferential Use Gate, concourse, remote, or hardstand position.

(b)    The Gate Control Section will accommodate flights with a delayed departure by adjusting the gate plan while minimizing the impact to other carriers. Excessive departure delays due to aircraft mechanical problems or flow control may result in the aircraft being towed to another gate, concourse, remote or hardstand position. Gate Control may deviate from the above delay procedures to avoid assignment of a wide-body aircraft to a hardstand or remote position.

6.    ETA and Estimated Time of Departure (ETD) Reporting: All Airlines will report their incoming flights’ ETA to the Gate Control Section immediately upon departure of the aircraft from the origin airport. All Airlines will immediately advise the Gate Control Section of any delays that will cause the ETD to be changed to a later time.

7.    Airport Disruption: In the event of Airport or Airline disruption an Airline may be required to use a non-scheduled Common Use Gate or a Non-Scheduled Preferential Use Gate, a different concourse, a remote, or a hardstand position.

8.    Unauthorized Gate Use: The unauthorized use of a gate or hardstand position at the Airport is strictly prohibited and considered a violation of Chapter 25 of the Code of Miami-Dade County (Airport Rules and Regulations).

9.    Gate Assignment Priority: When a real-time operation conflict occurs for an international or domestic flight, the priority list will be used to determine which flight will be re-assigned to a non-preferred Common Use Gate or a Non-Scheduled Preferential Use Gate, concourse or hardstand position. International flights will take priority on international gates and domestic flights will take priority on domestic gates.

2018 Airline Use Agreement – Miami International Airport

10.    Aircraft Gates: Aircraft gates at MIA shall be striped for the largest aircraft down to the smallest commercial aircraft that can be accommodated at that gate, using minimum accepted aircraft clearances. MDAD shall use 20’ for wingtip, 15’ for engine nacelles, 8’ for wingtip leading edge and fuselage, as accepted clearances.

IV.	CRITERIA FOR PREFERENTIAL USE GATES

A.    Initial Assignment of Common Use and Preferential Use Gates. Before the effective date of the 2018 AUA MDAD will make an initial designation of potentially available Preferential Gates at MIA. Thereafter, (a) MDAD will provide any Signatory Airline with such designation upon request, and (b) any Airline requesting and qualifying for a Preferential Gate or Gates will execute a separate PGUA as a condition to using such Preferential Gate or Gates. All remaining gates available for use not designated by MDAD as Preferential Gates shall be Common Use Gates and may be used as such in accordance with Tab D(1). MDAD may from time to time convert one or more Common Use Gates into Preferential Use Gates for use by a Signatory Airline that satisfies the Preferential Use Gate Qualification Requirements described below.

B.    Preferential Gate Use Qualification Requirement.

1.    The number of Preferential Use Gates that a Signatory Airline qualifies for shall be the result of dividing by 5 either (a) the rolling 6 months average aggregate total number of daily departures operated by the Airline and its Tab F Affiliated Airlines, or (b) the average daily departures scheduled in the published OAG schedule to be operated for at least 3 months in the case of a new entrant Airline or an Airline changing its schedule of operations. For purposes of clarity, only Signatory Airlines of the 2018 Airline Use Agreement shall be eligible for Preferential Use Gates.

2.    Gates that may be used for both domestic and international arrivals (“Domestic/International Gate”) will be assigned as preferential gates only to Airlines that meet the average 5 departures per gate requirement in Section IV(B)(1) above, but also have an average of 2 international arrivals per day for each Domestic/International Gate assigned to it as a Preferential Use Gates over the same time periods described in Section IV(B)(1) above.

C.    Insufficient Gates. In the event 2 or more Airlines qualify for Preferential Use Gates and there are not a sufficient number of Preferential Use Gates to be assigned to each qualifying Airline, the Airline with the greatest number of nominal seats in the previous 6 months shall be assigned the Preferential Use Gates to which it is entitled.

D.    Airline’s Scheduling Rights and Installation of Proprietary Equipment. An Airline meeting the qualification requirement for Preferential Gates (and its designated Affiliated Airlines) shall have first priority scheduling rights at all of its Preferential Use Gates for its Periods of Use with respect to its scheduled flights as well as its Irregular Operations, subject to the terms of Section IV(J) of this Tab D(2). The qualified Airline shall be permitted to install, at its cost, proprietary check-in equipment and other related equipment at its assigned Preferential Use Gates in accordance with MDAD requirements or directions.

2018 Airline Use Agreement – Miami International Airport

E.    MDAD’s Right to Change the Number and Locations of Preferential Gates.

1.    Subject to the provisions of this Subsection IV(E), MDAD may from time to time (i) change the number of assigned Preferential Gates in order to address factors affecting the efficiency of the Airport that include, but are not limited to, the utilization of all gates at the Airport, fair and open competition among Airlines operating or desiring to operate at the Airport, development of new Airport facilities, MDAD’s ability to optimize the use of its existing Airport facilities, and the enhancement of competition at the Airport, and (ii) change the location of assigned Preferential Gates following consultation with the MAAC and completion of a utilization study conducted by MDAD which shall take into account the following factors, among others:

(a)    The historical, current and projected frequency of operations of each Airline involved or affected by the reallocation;

(b)    Each such involved Airline’s historical, current and reasonably projected number of enplaning and deplaning passengers;

(c)    Each involved Signatory Airline’s number and use of Preferential Gates;

(d)    Each involved Airline’s operational space Adjacencies;

(e)    Each involved Airline’s specialized equipment required for its operations;

(f)    The Airline’s need for hub connectivity;

(g)    Consideration of safety and efficiency factors, and.

(h)    The need for MDAD to manage aircraft and passenger activity at the Airport in order to correct an imbalance in the use of Airport facilities, or to minimize or reduce congestion in the Terminal Building, or to effect demonstrable efficiencies in Airport operations.

At the end of each five (5) year period of their use, the County shall conduct an assessment to determine if the Preferential Gate or any gate on Exhibit A to the Preferential Gate Use Agreement are being utilized in the best interest of the efficiency and operating capability of the Airport.

2.    In exercising any such right to change the number or location of gates, MDAD shall give the Airline and involved Airlines not less than 30 days advance written notice of the proposed change. The Airline or Airlines shall, during such 30-day period, be entitled to respond to the proposed change, and MDAD shall fully consider any objections or alternatives proposed by the Airline or Airlines. MDAD’s final decision shall be in writing and shall contain the basis for the decision along with the effective date of the changes, which effective date shall not be less than 60 days following the date of MDAD’s final written decision.

3.    Notwithstanding anything to the contrary contained herein, in cases of emergency (such as acts of God, fire or other casualty, including terrorist attacks), MDAD shall

2018 Airline Use Agreement – Miami International Airport

be permitted to change the locations of Preferential Gates without performing the utilization study required in Section IV(E)(1) and without strict adherence to the notice periods set forth in Section IV(E)(2); provided, however, MDAD shall, taking into consideration the nature of the emergency, provide the Airline and involved Airlines with prior reasonable notice of such change. To the extent reasonably feasible, MDAD shall, in making any change as a result of an emergency, consider the Airline and involved Airlines’ comments and requests for comparable facilities.

4.    In implementing any change, MDAD shall minimize disruptions to the Airline and involved Airlines operations.

5.    Moving costs resulting from any change of Preferential Use Gates under this Section IV(E) shall be funded by MDAD, including the costs of moving and reinstalling proprietary equipment. However, if the Airline has installed its own branding at the gate or gates, it will be responsible for the cost of any relocation or reinstallation of the branding resulting from the change.

6.    If the square footage associated with the Airline or Airlines Preferential Gates changes as a result of MDAD’s change under this Section IV(E), charges and fees for the Airline’s Preferential Use Gates shall be adjusted commensurately.

F.    MDAD’s Right to Recapture Underutilized Preferential Use Gates.

1.    If an Airline (including its designated Tab F Affiliated Airlines) fails to operate, in the aggregate, an average of 5 departures per day on its assigned Preferential Use Gates and Common Use Gates or fails to meet an average of 2 international arrivals per day on its assigned Domestic/International Gates during any consecutive 6 months period (“Utilization Deficiency”), MDAD may, in its sole discretion and without any obligation to do so, issue an initial notice pursuant to this Section IV(F) stating MDAD’s intention to recapture one or more Preferential Use Gates (“Initial Recapture Notice”). For purposes of clarity, an Airline with Preferential Use Gates is not required to operate an average of 5 daily departures at each assigned Preferential Use Gate, but rather an average of 5 daily departures per assigned Preferential Use Gate in the aggregate; thus, for example, if an Airline generates an average of 4 daily departures at a particular Preferential Use Gate and an average of 8 daily departures at another Preferential Use Gate or at a Common Use Gate or gates, the Airline would continue to qualify for 2 Preferential Gates. Likewise, for Domestic/International Gates an Airline is not required to operate 2 international arrivals at each gate but may average 2 international arrivals over its Preferential Use Gates and/or Common Use Gates in the same manner as described above.

2.    Upon MDAD’s delivery of an Initial Recapture Notice, the Airline shall have a period of 90 days, commencing on the date of MDAD’s delivery of such Notice (“Cure Period”) to cure such Utilization Deficiency. Such Utilization Deficiency shall be deemed cured if the Airline (i) demonstrates that it (and its designated Affiliated Airlines) has operated, in the aggregate, an average of 5 departures per day on its Preferential Use Gates and Common Use gates for 30 consecutive days during such Cure Period, plus an average of 2 international arrivals

2018 Airline Use Agreement – Miami International Airport

on assigned Domestic/International Gates, and, (ii) provides an OAG Flight Schedule demonstrating that the Airline will continue to maintain beyond the cure period, in the aggregate, an average of 5 departures per day on its assigned Preferential Use Gates and Common Use Gates, and 2 international arrivals per day on its assigned Domestic/International Gates, from its total activity on the Preferential Gates and Common Use Gates to which it schedules flights for at least 90 days. A reasonable extension of the Cure Period will be granted to the Airline if events beyond the control of the Airline including, but not limited to, acts of God, war or insurrection, labor strikes, and severe weather events such as hurricanes impede the ability of the Airline to meet these Cure requirements.

3.    If, following the expiration of the applicable Cure Period, the Airline has not cured the Utilization Deficiency as set forth above, MDAD may issue to the Airline a final notice pursuant to this Section IV(F) stating MDAD’s election to recapture one or more of the Airline’s Preferential Gates (“Final Recapture Notice”), so that the number of remaining Preferential Gates used by the Airline is consistent with the Airline’s qualification requirements in Section IV(B).

4.    The effective date of MDAD’s recapture of an Airline’s Preferential Use Gates shall not be less than 60 days from the date of the Final Recapture Notice.

5.    All out-of-pocket costs associated with any recapture under this Section IV(F) shall be funded by the Airline, and the charges and fees for the Airline’s remaining Preferential Gates, if any, shall be adjusted commensurately.

6.    If MDAD does not issue a Final Recapture Notice to the Airline regarding its failure to cure a Utilization Deficiency, MDAD’s Initial Recapture Notice applicable to such Utilization Deficiency shall be void and of no further effect.

G.    Airline’s Right to Release its Preferential Use Gates. For a period of 120 calendar days, before May 1, 2022 and again before May 1, 2027, an Airline with Preferential Use Gates shall have the right, upon written notice to MDAD, to return any of its Preferential Gates. If the Airline fails to send notice of its election to return any or all of its Preferential Gates by such dates, as applicable, such right shall be null and void. Any such notice shall provide the date upon which such return shall be effective, which return date shall be on or before September 30 of the same year as the notice. Upon any such return, the charges and fees for the Airline’s remaining Preferential Gates, if any, shall be adjusted commensurately. Unless the Airline continues to operate at a released gate and meets the proprietary equipment requirement under Section IV(D) of Tab D2, the Airline shall remove its proprietary equipment and any of its branding from any released gate or gates within 60 days at its own expense.

H.    Airline’s Right to Request Additional Preferential Gates.

1.    An Airline may, at any time, request additional Preferential Gates up to the number of gates for which it qualifies pursuant to the Preferential Use Gate Qualification Requirement. Any such request shall be in writing for MDAD’s review and approval, which review and approval shall be made within 30 days of such written request. In determining whether to approve the Airline’s request, MDAD shall give due consideration to the following factors, among others.

2018 Airline Use Agreement – Miami International Airport

(a)    The availability of gates at the Airport;

(b)    The Airline’s need for additional Preferential Use Gates, including its historical, present and reasonably projected frequency of operations;

(c)    Any planned or completed changes in the Terminal Building;

(d)    The need to address current and reasonably anticipated operational issues or facility imbalances;

(e)    The extent of competing demands for use of additional gates by other Airlines, and MDAD’s need to comply with its commitments under the Competition Plan to accommodate all existing and new entrant airlines;

(f)    Whether the additional gates being requested are in response to a change made as a result of emergency pursuant to Section IV(E)(3) of this Tab D(2);

(g)    The requesting Airline’s need for hub connectivity; and

(h)    Any other factors affecting the efficiency of the Airport, the utilization of Airport facilities, or fair and open competition among Airlines operating or desiring to operate at the Airport.

2.    An Airline shall complete its acquisition of any additional Preferential Gates available to the Airline under this Section IV(H) by the 30th day following the Airline’s receipt of MDAD’s approval of the Airline’s request. In implementing the use of any such gates, the Airline shall minimize disruptions to other Airlines and increase Airport efficiencies.

3.    All out-of-pocket costs associated with an Airline’s acquisition of any additional Preferential Gates shall be funded by the Airline. The Airline’s charges and fees for its Preferential Gates shall be adjusted commensurately as a result of any such additional Preferential Gates.

I.    Change or Recapture Not a Waiver. Neither any MDAD change under Section IV(F), nor recapture of any or all of an Airline’s Preferential Gates pursuant to this Tab D(2), nor MDAD’s election not to change or recapture a preferential gate shall operate as a waiver by MDAD of its right to do so in the future or of any right of MDAD under the 2018 AUA, applicable laws, any applicable rules and regulations, or as may be provided by law.

J.    MDAD’s Scheduling Rights at Preferential Use Gates.

1.     MDAD shall have the right to schedule at an Airline’s Preferential Gate arrivals and departures by other Airlines at all periods of time other than the Airline’s Periods of

2018 Airline Use Agreement – Miami International Airport

Use for its scheduled operations at such gate, and other than during the Airline’s Irregular Operations involving an off-scheduled arrival or departure of the Airline’s aircraft for an already scheduled flight or a reasonably anticipated unscheduled flight that requires the use of the gate.

2.    In accommodating MDAD’s right to schedule such operations, the Airline shall allow for use of its facilities at the Preferential Gates, or alternatively permit use of MDAD’s equipment (including CUTE gate equipment, if any), as may be required for any other Airline’s efficient use of the Preferential Gates. The accommodated Airline shall be solely liable for any damage it causes to the proprietary equipment of the Preferential Use Airline at the gate.

3.    The Airline may revise its scheduled flights and planned Preferential Gate flight assignments (“Advanced Schedule”) in accordance with Section III(A) of this Tab D(2). An Airline with Preferential Use Gates agrees that its amendments to its Advanced Schedule shall be accurate, submitted to MDAD in a timely manner and made in good faith, and that MDAD shall be able to rely and act on such Advanced Schedule and all written amendments thereto submitted to MDAD when accommodating one or more Airlines at the Airline’s Preferential Gates.

4.    If an Airline’s Irregular Operation interferes with the operation of an Airline temporarily assigned to the Airline’s Preferential Gate, the Airline with the Preferential Gate shall retain scheduling priority in that particular instance, but shall work with and make commercially reasonable efforts to accommodate the Airline at another of its Preferential Gates that may be located in the same Concourse as the Preferential Gate and that can accommodate the size of the scheduled Airline’s aircraft. If the Airline with the Preferential Gate is unable to accommodate the Airline despite its commercially reasonable efforts, the Airline requesting accommodation shall be required to contact MDAD for accommodation on another available gate.

5.    Notwithstanding anything to the contrary set forth herein, if no Common Use Gate is otherwise available, MDAD shall have the right, upon reasonable notice to the Airline with the Preferential Gate, to schedule arrivals and departures by a requesting Airline during the Airline’s Period of Use of that Preferential Gate if it is reasonably apparent that the Airline will not be using that Preferential Gate during its scheduled Period of Use, subject to the Airline’s preferential rights with respect to Irregular Operations as set forth in Section IV(J)(1).

K.    Charges for an Accommodated Airline’s Use of Preferential Gates. Any Airline accommodated at a Preferential Gate of another Airline shall be required to pay MDAD the same charges and fees for use of the Preferential Gate that the Airline would have been required to pay MDAD for use of a Common Use Gate. No credit or payment to the Airline with the right to the Preferential Gate shall be made based on the payment by the accommodated Airline to MDAD for the use of such gate.

L.    Charges and Fees for an Airline’s Preferential Gates. For each Preferential Gate assigned to an Airline, the Airline shall pay to MDAD the applicable charges and fees in accordance with the fees and charges methodology set forth in the 2018 AUA, including Tab H(3).

2018 Airline Use Agreement – Miami International Airport

V.	PROPRIETARY EQUIPMENT AND AIRLINE BRANDING

An Airline with a Preferential Gate or Gates may install its Proprietary Equipment at such gates as are assigned to the Airline for use by the Airline, its Affiliated Airlines, or any other Airline using the gate and authorized by the Airline with the Preferential Gate to use such equipment. An Airline with a Preferential Gate or Gates may also install such Airline branding as may be approved by the Aviation Department’s Real Estate Management Section from time to time. If the Airline no longer qualifies for the Preferential Gate, the Airline will remove its Proprietary Equipment and Airline branding at its sole expense if requested to do so by MDAD.

VI.	FEES FOR CUTE EQUIPMENT

Each Airline using a gate equipped with CUTE shall pay an additional CUTE User Charge as determined by the Department. Such charge shall be established at a rate sufficient to cover the amortized cost of the CUTE gate equipment, as well as its installation, operation and maintenance costs associated with such equipment. The Department shall adjust the charge from time to time as Airline schedules change in order to fully recover these costs. In the event a gate is equipped with both CUTE and an Airline’s proprietary equipment, an Airline using only its proprietary equipment shall not be required to pay the CUTE charge.

VII.	GATE PRIORITY LIST

The Gate Priority List at MIA that is attached to Tab D(1) is incorporated in this Tab D(2) and shall be applicable to the assignment by MDAD from time to time of Airlines to any Non-Scheduled Preferential Use Gate from time to time by the Department.

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB E

TICKET COUNTER ALLOCATION & USE POLICY

(See Article 2(B))

2018 Airline Use Agreement – Miami International Airport

TAB E

TICKET COUNTER ALLOCATION & USE POLICY

I.	BACKGROUND

The Aviation Department’s Real Estate Management Section (“REMS”) is responsible for allocation of all ticket counters to Airlines, which is separate from the gate assignment policy. REMS works closely with three sections of MDAD’s Airside Operations Division to assure appropriate ticket counter allocations: the Aircraft Gate Control Section (“AGCS”), the Advance Planning and Scheduling Section (“APSS”), and the Real Time Operations Section (“RTOS”). Many ticket counters are periodically assigned by REMS; some are leased. The non-leased ticket counters are equipped with the Aviation Department’s Common Use Terminal Equipment (CUTE). To be able to lease a ticket counter and to use its own proprietary equipment on such ticket counter, an Airline must meet the qualifications stated in Section III below. In addition, an Airline with a leased ticket counter may install, at its own expense, certain branding at its ticket counters, as approved by REMS based on its branding policy.

Changes in passenger activity, Airline alliances, and the number of Airlines serving MIA may result in competing carrier demands for available Terminal Building ticket counter positions. In order to maximize the flexibility of use, and to increase the efficiency of use, MDAD has installed CUTE at its Terminal Building ticket counters except for those ticket counters that are leased by Airlines. The objectives of using CUTE under the Ticket Counter Allocation and Use policy is to:

•	Lower barriers and facilitate the entry of new Airlines at MIA

•	Maximize the flexibility in the assignment of Terminal Building ticket counters to Airlines and General Aeronautical Service Providers (GASPs)

•	Relocate Airlines and GASPs efficiently when, and if, necessary

•	Reduce costs associated with such relocations

•	Relieve Airlines and GASPs of the cost of investing, installing, and maintaining proprietary equipment at MIA ticket counters

•	Provide flexibility and opportunity for existing Airlines and GASPs to expand service at MIA

This policy presents the guidelines for the planning, assigning and use of all Terminal Building ticket counter positions to Airlines and GASPs in order to optimize the use of available Terminal Building ticket counters in the best interest of MIA operations. MDAD reserves the right to modify, revise, or adjust this policy periodically in order to meet the objective of highest and best use in assigning Terminal Building ticket counters.

2018 Airline Use Agreement – Miami International Airport

II.	ADMINISTRATION

REMS manages all Terminal Building support space allocation at MIA. Its function includes the planning, assignment, and leasing of the ticket counter positions for the numerous domestic and foreign flag Airlines and GASPs operating at MIA. The planning and scheduling of non-leased Terminal Building ticket counter positions is based on Airlines’ and GASPs proposed schedules submitted to APSS in accordance with this policy.

REMS and AGCS, jointly, will make their best effort to provide the Terminal Building ticket counter positions necessary for an Airline’s or GASP’s level of activity and in close proximity to the Airline’s assigned Common Use or Preferential Use gate(s). This cooperative effort will ensure the highest and best use of all Terminal Building ticket counter positions with the least amount of inconvenience to the Airlines and passengers.

III.	LEASED TICKET COUNTER QUALIFICATION REQUIREMENT

There are certain MIA Terminal Building ticket counters that are available to be leased by MIA Airlines. To qualify, an Airline and its Tab F Affiliated Airlines, if any, must meet the following requirements based upon their most recent prior Fiscal Year’s activity:

•	the use of MIA ticket counters for at least 15 continuous hours on a daily basis, and

•	at least the equivalent of 10 narrow-body departures on a daily basis.

If an Airline qualifies to lease a ticket counter, such carrier may use its own proprietary equipment on the leased ticket counter space or choose to use CUTE if already installed at the ticket counter space that is offered by MDAD for the Airline to lease. If the latter is chosen, then the Airline will be charged CUTE rates in accordance with Tab L along with the rental rate for the ticket counter space. MDAD will analyze the Airline’s schedule to determine the number of ticket counters the Airline may be allowed to lease, which will also be based on availability and location.

Each Airline that leases ticket counters will have its usage reviewed periodically to determine if it still meets the leased ticket counter qualification requirements. If the Airline adjusts its schedule to the degree that it has fallen or will fall below the qualification requirements during the review period, then the Airline may be required to relinquish the exclusive lease of the Terminal Building ticket counters identified in a written notice from MDAD. In such event, the Airline will also be required to remove its proprietary equipment at its own cost.

IV.	COMMON USE TICKET COUNTER PLANNING & ALLOCATION

A.    Schedule Submission—New Service/Changes to Existing Service.

1.    Any Airline starting new service at MIA and all existing Airlines expanding or reducing service at MIA, and any GASPs handling Airlines that expand or reduce

2018 Airline Use Agreement – Miami International Airport

service, shall submit their proposed schedule to APSS at least 30 calendar days of the proposed effective date of such new service or expansion or reduction in service. Failure to do so may result in the inability of MDAD to provide adequate CUTE ticket counter positions or to adjust shared ticket counter requirements.

2.    Charter or non-scheduled flight schedules must be submitted a minimum of 7 calendar days in advance of the flight. Failure to do so may result in the inability of MDAD to provide adequate CUTE ticket counter positions or to adjust shared ticket counter requirements.

3.    Airlines and GASPs should seek confirmation of sufficient ticket counter capacity to accommodate proposed flight activity from MDAD before making any flights public or operating any flights from MIA. Failure to do so may result in the inability of MDAD to provide adequate CUTE ticket counter positions or to adjust shared ticket counter requirements.

B.    Advance Terminal Ticket Counter Planning Process.

1.    At least 30 calendar days prior to any proposed change in an Airline’s schedule and for all seasonal time changes, Airlines and GASPs operating at MIA are required to submit to APSS their proposed flight schedule for the upcoming revised schedule time period. This information will be used for forecasting the ticket counter allocations at MIA. The proposed flight schedule shall include:

a)	Flight numbers

b)	Days of operation

c)	Hours of operation

d)	Aircraft type and series

e)	Passenger capacity

f)	Requested number of ticket counter positions

2.    REMS will determine the actual number of ticket counters and their locations to be assigned by comparing the number of requested positions to the ticket counter allocation criteria as follows:

a)	Aircraft type and series (narrow body or wide body)

b)	Ticket counter availability

c)	Ticket counter location vs. departure gate location

d)	Ticket counter type (Linear or Pod)

e)	Single vs. multiple/overlapping flights

3.    In general, REMS will assign or lease a minimum of 4 ticket counters per flight, regardless of whether the aircraft is a wide body or narrow body aircraft. REMS will take all relevant factors into account and may—at REMS’s discretion—assign a greater or lesser number of ticket counters. The computation of the number of ticket counter positions allocated will include all Airline or GASP flight activity plus the flight activity of any other Airlines handled by the Airline or GASP.

2018 Airline Use Agreement – Miami International Airport

4.    During normal operations, an Airline or GASP will be permitted to occupy its assigned CUTE ticket counters 4 hours prior to a flight’s scheduled departure time (SDT). Airlines and GASPs are required to vacate the CUTE ticket counters 30 minutes after the SDT, except in cases of a flight delay or a flight cancellation which requires additional time for processing of passengers as referenced in Section IV(E) below.

C.    Effects of Aircraft Size on Allocation.

1.    As stated in Section IV(B)(3) above, REMS will generally assign or lease a minimum of 4 ticket counters per flights, but reserves the right in its discretion after review of all relevant factors to assign or lease more or less than the 4 ticket counters.

2.    For commercial aircraft having less than 30 passenger seats, REMS will allocate a reasonable number of ticket counter positions for these flights based on the justified need of the Airline or GASP taking into consideration all of the relevant factors, but in no event less than 2 positions. These guidelines are based upon a single flight within the 4 1⁄2 hour processing period (4 hours prior to and 1⁄2 hour after scheduled departure time);

3.    For all size of aircraft, REMS may allow less than the foregoing minimum or indicated ticket counter allocations if an Airline or a GASP demonstrates repeated efficiencies of operations that justify the use of less than the minimum number.

D.    Daily Terminal Building Ticket Counter and CUTE Allocation, Assignment and Confirmation.

1.    Either the day before or on the day of the flight, the Airline or GASP requiring CUTE Terminal Building ticket counter(s) for a departing flight shall contact RTOS and confirm its daily flight schedule. This confirmation shall include:

a)	Departure flight number(s)

b)	Aircraft and series type

c)	Departure flight time

2.    Within one hour of receiving this information from the Airline or GASP, RTOS will then confirm the assigned CUTE ticket counter positions and hours of operations.

3.    In the event an Airline or GASP disagrees with the number of ticket counters allocated, it will be required to present its business case to REMS during regular business hours in order to justify its request. REMS will make a determination after considering the merits of the case and ticket counter availability.

4.    If, after business hours, on a holiday, or during a weekend, an Airline or GASP disagrees with the number of allocated CUTE ticket counters, their location, or the conditions of their assignment, AGCS will make every attempt during these hours to accommodate the request of the Airline or GASP, based on CUTE ticket counter availability, without encroaching on another Airline’s Terminal Building ticket counter assignment. The disagreement will be reported to REMS for resolution during regular business hours.

2018 Airline Use Agreement – Miami International Airport

E.    Flight Delays & Cancellations.

When flight delays or cancellations occur, which cause an Airline or GASP to extend the use of its allocated ticket counters, and such extension interferes with the CUTE ticket counter assignment schedule at MIA, the Airline or GASP experiencing the delay or cancellation will notify Airside Real Time Operations and, if necessary, will be relocated to the next available group of CUTE ticket counters at the end of the Airline’s or GASP’s scheduled ticket counter allocation period. Alternatively, if necessary and without causing undue disruption, the Airline or GASP scheduled to use the ticket counter during the extended time period of the delayed Airline will itself be relocated to the next available group of CUTE ticket counters.

F.    Conflict Resolution.

In the event of a CUTE Terminal Building ticket counter assignment dispute, MDAD will initially decide the dispute. Thereafter, an affected party to the dispute may request a review of the dispute in accordance with the Operational Directive 04-02 applicable to Mediation in Dispute Resolution Involving Airlines.

G.    Future Ticketing.

Airlines may lease future ticketing office space in the Terminal Building from time to time for future ticketing activities if such space is then available.

V.	TERMINAL BUILDING TICKET COUNTER UNAUTHORIZED USE

Unauthorized use of Terminal Building CUTE ticket counters is strictly prohibited. Any Airline or GASP that utilizes ticket counter positions without MDAD authorization is liable for double CUTE usage rentals and fees pursuant to the CUTE Pricing Policy as shown in Tab L.

VI.	CLEANLINESS OF TERMINAL BUILDING TICKET COUNTER

All users of CUTE Terminal Building ticket counter positions shall leave the premises in a clean and orderly manner. The premises will be cleaned daily by MDAD in accordance with Airport standards. Should an Airline or GASP leave the premises in an unkempt condition, MDAD Terminal Operations will order janitorial services on demand and the Airline or GASP that caused such conditions will be assessed a minimum cleaning fee of $250 plus any actual costs in excess of the minimum fee.

VII.	INTERNATIONAL RE-CHECK CUTE TICKET COUNTER POSITIONS

REMS will assign international passenger re-check CUTE ticket counter positions at MIA upon request by an Airline or GASP, subject to availability.

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB F

AFFILIATED AIRLINE ENDORSEMENT FORM

(See Article 2(D))

2018 Airline Use Agreement – Miami International Airport

TAB F FORM

AFFILIATED AIRLINE

In accordance with Article 2(D), the AIRLINE hereby designates the following Airline as an “Affiliated Airline” of the AIRLINE. Such designation shall be effective upon MDAD’s receipt of this Tab F Form1 or on the Commencement Date indicated below at which time the Affiliated Airline shall be entitled to the rights, and shall be obligated to perform the responsibilities and obligations of the AIRLINE as such rights, responsibilities, and obligations are set forth in the AIRLINE’S 2018 Airline Use Agreement.

For the Affiliated Airline listed below, AIRLINE shall be responsible for all obligations of such Airline pertaining to rates and charges arising under the 2018 Airline Use Agreement that have arisen or accrued between (i) the date of MDAD’s receipt of this Tab F (or the Commencement Date indicated below) containing the Airline’s name and (ii) the date on which MDAD receives a revised Tab F on which the Airline’s name is omitted.

Rates and charges obligations of any Affiliated Airline in existence prior to the first such date in (i) above or the stated Commencement Date below and after the date in (ii) above shall not be the obligation of the AIRLINE but shall be the obligation of the Airline incurring such obligations.

The AIRLINE hereby designates the following Airline as an Affiliated Airline, as of the date of the Department’s receipt of this Tab F or as of the Commencement Date indicated below:

Affiliated Airline:

Commencement Date for the Airline’s obligation under this Tab F for the obligations of the Affiliated Airline or Airlines, if different than the date of the Department’s receipt of this Tab F:

Commencement Date for Affiliated Airline:

Name of AIRLINE

BY:
TITLE:
DATE:

[1]

AIRLINE should submit to MDAD 2 copies of this Tab F. MDAD will fill in the Commencement Date and return one copy to the AIRLINE. AIRLINE should likewise submit to MDAD 2 copies of any revised Tab F. Unless the Airline has filled in the Commencement Dates in a revised Tab F, MDAD will fill in the Commencement Date on such revised Tab F and such Tab F will supersede any Tab F previously submitted to MDAD, effective as of the new Commencement Date.

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB G

LANDING FEE RATE METHODOLOGY

(See Article 5(A))

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

TAB G

LANDING FEE RATE METHODOLOGY

MIAMI INTERNATIONAL AIRPORT

I.	INTRODUCTION

A.    The Aviation Department may administratively revise the Landing Fee Rate for Miami International Airport (the “Airport”) as of each October 1 and April 1 and at any other time if required due to emergency conditions. Such revisions shall be based on the procedures and method of calculation set forth below.

B.    Capitalized terms not otherwise defined shall have the meaning given in the Trust Agreement or, if not defined in the Trust Agreement, then shall have the meaning given in the 2018 Airline Use Agreement. In the event that the Trust Agreement is replaced by a successor bond contract (ordinance, resolution, trust agreement, etc.), then this resolution shall be amended to use the concepts in the successor bond contract in place of the equivalent concepts in the Trust Agreement.

II.	BACKGROUND

A.    The County covenants in Section 501 of the Trust Agreement (the “Rate Covenant”) that it will at all times fix, charge, and collect rates and charges for the use of and for the services and facilities furnished by the Port Authority Properties, and that from time to time, and as often as it shall appear necessary, it will revise such rates and charges as may be necessary or proper, in order that the Revenues of the Port Authority Properties will at all times be sufficient to (1) provide funds for the payment of Current Expenses; (2) provide for making the deposits to the credit of Reserve Maintenance Fund of the amounts recommended by the Consulting Engineers; and (3) provide for making deposits in an amount not less than 120% of the Principal and Interest Requirements for such Fiscal Year.

B.    The 2018 Airline Use Agreement provides that the County, acting through its Board of County Commissioners, has the right to calculate landing fees using an airport system residual methodology for the Port Authority Properties. Revenues from landing fees calculated pursuant to the methodology described below together with Revenues from other sources will be sufficient to meet (1) the requirements of the Rate Covenant and (2) such other requirements as are set forth below. Airlines that are signatory to the 2018 Airline Use Agreement have agreed to pay such landing fees for so long as they operate at the Airport or at any airport in the County system of airports. Non-signatory Airlines that have separately complied with MDAD”s Aviation User Credit Program requirements and Airlines that have diverted flight operations into MIA, shall be required to pay landing fees equal to 110% or 150% of such fees, as provided in Article 7(C). Non-signatory Airline means any Airline that is not a Signatory Airline.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

III.	COORDINATION PROCEDURES

A.    Annual Calculation.

The Aviation Department shall calculate the Landing Fee Rate to be effective October 1 based upon the annual budget for Port Authority Properties and estimates of Total Landed Weight. Prior to the adoption of this budget by the Board, the Aviation Department will meet with the Miami Airline Affairs Committee (the “MAAC”) or its designated representative to review the proposed budget, the estimates of landed weight, and the calculation of the Landing Fee Rate. The Aviation Department shall give fair and prudent consideration to additions, deletions, or modifications recommended by the MAAC, recognizing that the Board of County Commissioners has sole responsibility for final approval of the annual budget.

B.    Semi-Annual Adjustment.

The Landing Fee Rate may be adjusted semi-annually effective April 1. However, to effect such an adjustment, the Aviation Department shall by not later than March 1 notify the MAAC in writing of its intent to adjust the Landing Fee Rate and shall provide to the MAAC its calculation of the Landing Fee Rate to be effective on April 1. Before revising the Landing Fee Rate effective April 1, the Aviation Department shall give fair and prudent consideration to changes recommended by the MAAC and shall re-compute the Landing Fee Rate as appropriate.

C.    Emergency Adjustment.

If the County is required because of emergency conditions to adjust the Landing Fee Rate effective at a time other than October 1 or April 1, the Aviation Department shall provide the AIRLINE with as much notification as is reasonably possible, consult with the MAAC regarding the emergency conditions that require such an adjustment, and thereafter make the adjustment effective no sooner than 15 calendar days after the date of the notice. Promptly upon the cessation of the emergency conditions requiring any such adjustment, the Aviation Department shall notify the AIRLINE as to the adjustment that can be made because of the cessation of such conditions and the effective date upon which the adjustment shall take effect.

IV.	CALCULATION OF LANDING FEE RATE

A.    For the use of the airfield at Miami International Airport, each Airline shall pay the County monthly landing fees determined by multiplying the Total Maximum Gross Landed Weight for all the aircraft it landed using the month by the then-current Landing Fee Rate. The Aviation Department shall calculate the Landing Fee Rate in the following manner and as illustrated in the attached exhibit.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

B.    Revenue Requirement.

The Revenue Requirement for the period of the fee calculation shall be estimated on a cash basis by totaling the following amounts:

1.    Estimated Principal and Interest Requirements2 on bonds then outstanding and on bonds to be issued during the period of the fee calculation;

2.    A coverage margin calculated as 20 percent of the estimated Principal and Interest Requirements;

3.    Estimated Current Expenses;

4.    Estimated change in the operating reserve for Current Expenses, which reserve is calculated as a percentage (not to exceed 20%) of estimated Current Expenses;

5.    Estimated deposit, if any, from Revenues to the Bond Reserve Account required to meet the reserve requirement;

6.    Deposit to the Reserve Maintenance Fund in the amount recommended by the Consulting Engineers;

7.    Estimated debt service payable from Revenues on commercial paper then outstanding and on commercial paper to be issued during the period of the fee calculation, including amounts necessary to make hedge or termination payments;

8.    Estimated debt service and revenue covenant requirements payable from Revenues on other indebtedness (including, for example, subordinate debt, PFC debt, or general obligation bonds) then outstanding and on other indebtedness to be issued during the period of the fee calculation;

9.    Estimated deposits to funds and accounts payable from Revenues that may be required in connection with commercial paper or other indebtedness; and

10.    Costs of Aviation Development Facilities (ADF), if any, that may be payable from Revenues pursuant to a merger of ADF and Port Authority Properties net of ADF revenues related to such costs.

The Revenue Requirement does not include any charge for depreciation, imputed interest, or amortization on costs financed from moneys in the Aviation Capital Account.

2

Pursuant to the Trust Agreement, “if all or a portion of the principal or Amortization Requirement of or interest on bonds is payable from funds set aside or deposited for such purpose (other than funds on deposit in the Reserve Fund), including funds deposited to the credit of the Building Fund or any other special construction fund as provided in Section 405 of this [Trust] Agreement, together with projected earnings thereon, such principal, Amortization Requirement or interest shall not be included in computing “Principal and Interest Requirements” if such funds, together with interest earnings thereon, will provide sufficient moneys to pay when due such principal, Amortization Requirement or interest, as applicable.”

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

C.    Revenue Credits.

The total Revenue Credits for the period of the fee calculation shall be estimated on a cash basis by totaling the following amounts:

1.    Revenues to be received during the period of the fee calculation from all sources, including the transfer from the Improvement Fund, but exclusive of Revenues from (1) landing fees, (2) interest earnings on moneys in the Reserve Maintenance Fund, and (3) interest earnings on moneys in the Improvement Fund; and

2.    Revenues to be received from landing fees for aircraft landings conducted prior to the effective date of the revised Landing Fee Rate (which, for example, includes Revenues received in October for landings conducted in September when computing the October 1 Landing Fee Rate).

D.    Landing Fee Requirement.

The total Landing Fee Requirement shall be calculated by subtracting the Revenue Credits from the Revenue Requirement.

E.    Landing Fee Rate.

The Landing Fee Requirement shall be divided by Total Landing Weight to determine the Landing Fee Rate per 1,000 pounds of aircraft weight. (When computing the October 1 Landing Fee Rate, Total Landing Weight covers the 11-month period October through August.)

V.	IMPROVEMENT FUND TRANSFER

A.    On or before March 1 of each year, the County shall transfer moneys to the Revenue Fund from the Improvement Fund. The amount of this transfer shall be the ending balance in the Improvement Fund as of September 30, the close of the prior Fiscal Year, which will be less the annual deposits to one or both sub-accounts of the Aviation Capital Account: the Retainage Sub-account and the Performance Sub-account and less amounts as agreed to by MIIs and MDAD as described under Article 9(D) of the 2018 AUA. As explained more fully below, the Retainage Sub-account is an account into which the Aviation Department may deposit $7,600,000 annually, subject to a cap on the total amount on deposit therein and subject to certain other limitations, for discretionary spending on any lawful airport purpose. The Performance Sub-account is an account into which the Aviation Department may deposit a portion of the revenues that exceed the breakeven costs of certain facilities at MIA; moneys in the account, if any, are available for discretionary spending on any lawful airport purpose.

B.    The initial deposit to the Retainage Sub-account shall be made prior to the end of the Fiscal Year in which this agreement becomes effective in the amount of $7,600,000. Subject to limitations on the total amount on deposit in the Retainage Sub-account (the Cap), the deposit in each subsequent year shall be in an amount equal to $7,600,000 adjusted up or down by a percentage change in the U.S. Bureau of Labor Statistics Consumer Price Index for All Urban

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

Consumers (i.e., the CPI-U) for the Miami-Fort Lauderdale CMSA, or a successor index. (The percentage change in the CPI-U shall be calculated from the third calendar quarter of 2018 to the corresponding quarter of the year next preceding the scheduled deposit.) In no event shall the sum of the inflation-adjusted deposit plus the balance in the Retainage Sub-account at the close of the prior Fiscal Year exceed the Cap. If it is necessary, the deposit shall be reduced to insure that this sum is less than or equal to the amount of the Cap.

C.    The Cap shall be $22,800,000, adjusted up or down by the percentage change in the CPI-U for the Miami-Fort Lauderdale CMSA in the same manner as the annual deposit to the Retainage Sub-account.

D.    Prior to end of the Fiscal Year, the Aviation Department may deposit to the Performance Sub-account 50% of the Revenues that exceed breakeven costs of the Cargo and Commercial Aviation Support Facilities based on the prior Fiscal Year financial results. The Aviation Department has developed with the MAAC consultant, the methods and procedures of accounting for the breakeven costs and the Revenues of the Cargo and Commercial Aviation Support Facilities. Consistent with these methods and procedures, the Aviation Department shall prepare an annual accounting of the breakeven costs and the Revenues of the Cargo and Commercial Aviation Support Facilities, which it shall submit to the MAAC for review and comment before making the deposit to the Performance Sub-account. There is no cap on the annual deposit to, or the balance in, the Performance Sub-account.

E.    The Aviation Department may use moneys in the Aviation Capital Account, which includes both the Retainage Sub-account and the Performance Sub-account, for any lawful airport purpose.

VI.	DEFINITIONS

A.    “Total Landed Weight” means the sum of Maximum Gross Landed Weight for each aircraft type weighted by the number of operations for each such aircraft type. Said sum shall be expressed in thousand-pound units for the calculation of all landing fees.

B.    “Cargo and Commercial Aviation Support Facilities” means the facilities at MIA, whether ADF or PAP by history, which will be inventoried by the Aviation Department in consultation with the MAAC consultant as the facilities whose financial results will determine the annual deposit, if any, to the Performance Sub-account of the Aviation Capital Account. The Cargo and Commercial Aviation Support Facilities shall include all cargo buildings, aircraft maintenance hangars, GSE (ground service equipment) buildings, and flight simulator buildings, together with vehicular parking associated with such buildings, as such facilities now exist or may hereafter be modified or extended and including any new facilities of a similar type at MIA.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

ILLUSTRATION OF OCTOBER 1st LANDING FEE CALCULATION

PORT AUTHORITY PROPERTIES

MIAMI INTERNATIONAL AIRPORT

Revenue Requirement
Principal and Interest Requirements	$130,000,000
20 percent coverage margin	26,000,000
Current Expenses	280,000,000
Changes in operating reserve	3,000,000
Deposit to Bond Reserve Account	2,000,000
Deposit to Reserve Maintenance Fund	8,000,000
Debt service on commercial paper	4,000,000
Debt service on other indebtedness	1,000,000
Required deposits for commercial paper and other indebtedness	500,000
Total Revenue Requirement	$454,500,000
Revenue Credits
Aviation Fees	$125,000,000
Terminal Rentals	45,000,000
Commercial Revenues	175,000,000
Other Revenues	30,000,000
Deposit from Improvement Fund	25,000,000
Revenues net of landing fees	$400,000,000
Less: Interest earnings—Reserve Maintenance Fund	1,000,000
Less: Interest earning—Improvement Fund	1,000,000
Subtotal Revenue Credits	$398,000,000
Plus: Revenues for September landings	4,000,000
Total Revenue Credits	$402,000,000
Landing Fee Requirement	$52,500,000

Total Landed Weight (11 months October thru August)	35,000,000
Landing Fee Rate	$1.50

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

2018 AIRLINE USE AGREEMENT

TAB H1

TERMINAL BUILDING RENTS & USER FEES

RATE-SETTING METHODOLOGIES

(See Article 5(B))

2018 Airline Use Agreement – Miami International Airport

TAB H1

TERMINAL BUILDING RENTS AND USER FEES

RATE-SETTING METHODOLOGIES

MIAMI INTERNATIONAL AIRPORT

THE METHODOLOGY IN TAB H1 IS IN EFFECT FROM THE AGREEMENT

EFFECTIVE DATE UNTIL SEPTEMBER 30, 2019

I.	BACKGROUND

A.     The Aviation Department calculates Terminal Building rents and user fees according to an equalized rate methodology. Under an equalized rate methodology, each Airline pays the same rate for a category of Terminal Building space, even though the space used by one Airline may differ significantly from the same category of space used by another Airline in terms of age, location, cost to construct, replacement value, undepreciated value, and other factors that may affect how the “value” of the space is perceived.

B.     As part of the negotiations related to the 2018 AUA, MDAD and the MAAC have mutually consented to adjust the International Facilities Fee to include the Terminal Building space costs related to (i) the movement and processing of international arriving passengers and (ii) accommodate the concept of preferential gates at MIA. Because these changes significantly affect prior financial and operating practices at the Airport, the parties agreed that the changes should be implemented on a phased-in basis to accommodate the parties’ needs. Accordingly, because the County’s Fiscal Year commences on October 1 of each year, any changes to the Airport’s existing methodologies to accommodate these concepts will commence on October 1 of the indicated year of their commencement.

C.     The Terminal Building Rents and User Fees based on the methodologies described in this Tab H1 will continue through September 30, 2019. Thereafter, the following two changes will occur:

•

On October 1, 2019, the changes resulting from the reallocation of international terminal space costs will commence. Terminal Building space costs will also be added to the Security Screening Fee on this date. Those changes are reflected in Tab H2. Accordingly, as of October 1, 2019, all user fees will be determined in accordance with the methodologies outlined in Tab H2.

•

On October 1, 2020, the changes resulting from the Preferential Use Gates by qualifying Airlines will commence. These changes are reflected in Tab H3. Accordingly, as of October 1, 2020, all user fees will be determined in accordance with the methodologies outlined in Tab H3.

D.     The methodologies applicable to the rates, charges, and fees identified in Tabs H2 and H3 will become effective as of 12:01 A.M. on October 1, 2019 and October 1, 2020, respectively. However, in implementing the changes in the methodologies, MDAD further reserves the right to make adjustments in the effective day or hour of any such changes if circumstances applicable to either an Airline or MDAD justify such adjustments.

2018 Airline Use Agreement – Miami International Airport

II.	METHODOLOGIES

A.     This Tab H1 documents the methodologies for calculating Terminal Building Rents and User Fees for Miami International Airport (the “Airport”). These Terminal Building Rents and User Fees consist of the following charges:

Terminal Building rental rate

Terminal Building user fees including:

Concourse Use Fee

Domestic Baggage Claim Fee

Security Screening Fee

International Facilities Fee

Outbound Baggage Fee

B.     Capitalized terms not otherwise defined shall have the meaning given in the Trust Agreement or, if not defined in the Trust Agreement, then shall have the meaning given in the 2018 Airline Use Agreement.

III.	COORDINATION PROCEDURES

The Aviation Department shall calculate the Terminal Building Rent and User Fee Rates to be effective October 1 of each year based upon the annual budget and estimates of arriving and departing aircraft seats and rentable space in the Terminal Building. Prior to the adoption of this budget by the Board, the Aviation Department will meet with the Miami Airline Affairs Committee (the “MAAC”) or its designated representative to review the proposed budget, the activity estimates, and the calculation of the Terminal Building Rent and User Fee Rates. The Aviation Department shall give fair and prudent consideration to additions, deletions, or modifications recommended by the MAAC, recognizing that the Board of County Commissioners has sole responsibility for final approval of the annual budget.

IV.	TERMINAL BUILDING AND COSTS

A.     Terminal Building.

The Terminal Building includes all facilities, equipment, and activity encompassed by the outer walls of the Terminal Building as such now exist or may hereafter be modified or enlarged, including the exterior surfaces of such walls, inward and shall specifically include the following: the upper drive canopy; conveyor housings on the upper drive; for space without exterior walls, the shadow line of the floor above (excluding the sidewalk on the lower drive); and the office tower, including the 7th floor Executive Conference Center. Specifically excluded are the third through the eighth floors of the Hotel.

2018 Airline Use Agreement – Miami International Airport

B.    Classification of Terminal Building Space.

Rentable space in the Terminal Building is comprised of airline and nonairline space. Rentable airline space includes exclusive-, preferential-, joint-, and common-use space for Airline occupancy and use, including passenger circulation areas on the concourses. Rentable nonairline space includes concession retail areas, concession support areas (e.g., office and storage areas), space for commercial tenants, and space for administrative offices of the Aviation Department. All rentable space in the Terminal Building shall be classified into one of six separate classes and defined as follows:

Class I	All Airline regular and special (such as first class or priority) passenger service facilities, including, but not necessarily limited to, ticket counter space and interline counters.

Class II	Airline club rooms and all air-conditioned office space in the main Terminal Building, including the office tower, baggage service rooms, exclusive Airline passenger check in areas, and future ticketing offices.

Class III	All other air-conditioned operating space, including, but not necessarily limited to, baggage claim areas, hold rooms, federal inspection services (FIS) related areas, all passenger circulation areas post security screening, group rooms, employee canteens, concourse office space, and the like.

Class IV	All enclosed or semi-enclosed, non-air-conditioned operating space, including, but not necessarily limited to, baggage make-up rooms, equipment and parts storage, and the like.

Class V	Leased space created as part of the building shadow-line, included in the Terminal Building.

Class VI	All other leasable revenue producing and concession space. Class VI shall specifically include space leased by Airlines for concession-type activities. A single rental rate for this class will not be established, provided that the overall revenues produced for this class shall average per square foot at least the rate established for Class III space.

Class VII	Non-rentable (support) space that primarily constitutes the passenger circulation pre-security screening areas. (The cost of non-rentable space is effectively apportioned to rentable areas and charged through Terminal Building rents and user fees.)

C.    Weighting of Terminal Building Space Classes.

The weighting factors applicable to each class of rentable space is as follows:

Class I	1.00

Class II	1.50

Class III	1.00

Class IV	0.50

2018 Airline Use Agreement – Miami International Airport

Class V	0.25

Class VI	Variable, not to average less than Class III space on a terminal wide basis.

Class VII	0.00 (space is not rentable; hence, no weighting factor is applied)

The square footage attributable to each class of space shall be multiplied by the appropriate weighting factor in order to develop a total weighted average rentable area for the Terminal Building. This weighted average area is used as the square footage divisor in the calculation of the Class III rental rate, which is discussed below.

D.    Terminal Building Costs, Credits, and Reimbursements.

1.     Terminal Building costs include, but are not limited to: (1) direct Current Expenses, (2) allocated indirect Current Expenses, (3) allocated Principal and Interest Requirements, (4) an allocated portion of the net increase in coverage on Principal and Interest Requirements, and (5) amortization on the cost of Terminal Building assets except assets that were financed with moneys in the Reserve Maintenance Fund, federal or state grants, passenger facility charges, or the proceeds of bonds issued under Section 210 of the Trust Agreement. Terminal Building costs shall be reduced by the amount of any Terminal Building credits and reimbursements.

2.     The costs of Terminal Building equipment that meets the Aviation Department’s standards of “usual and customary” are included in Terminal Building costs. The tenant or a third party shall finance the costs that exceed the costs of equipment exceeding this standard of usual and customary. The Aviation Department may finance such excess costs on behalf of a tenant pursuant to a reimbursement agreement with the tenant. The reimbursements shall reduce Terminal Building costs as credits applied in general to the same Terminal Building cost center.

3.     Most Terminal Building costs are recouped through cost-based Terminal Building Rents and User Fees, where costs are formally tracked through Terminal Building cost centers (as described below) and recovered over square footage or some measure of activity (e.g., aircraft seats). Some costs, however, may be recouped through separate charges that are not cost-based per se, but reflect management judgment about what is fair and reasonable under the circumstances

E.     Terminal Building Cost Centers and Cost Allocations.

For rate-setting purposes, Terminal Building costs are allocable to one of five cost centers: General Terminal, Domestic Baggage Claim, Security Screening, International Facilities, and Outbound Baggage. The costs include:

1.     Current Expenses are directly assigned to cost centers based upon management judgment to the extent possible. Current Expenses that cannot be directly assigned are allocated to cost centers based on the ratio of direct Current Expenses among cost centers.

2018 Airline Use Agreement – Miami International Airport

2.     Principal and Interest Requirements are allocated to cost centers based on the historical use of proceeds of bonds issued under Section 210 of the Trust Agreement, whether or not the bonds are currently outstanding. (The historical use of bond proceeds shall not include the proceeds of bonds whose Principal and Interest Requirements temporarily financed those project costs that are ultimately to be paid from grants or passenger facility charges.) The same basis of allocation is used to distribute the net increase, if any, in coverage on Principal and Interest Requirements.

3.     Amortization expense is directly assigned to cost centers based upon management judgment to the extent possible. Amortization expense that cannot be directly assigned is allocated on the same basis as Principal and Interest Requirements.

V.	TERMINAL BUILDING RENTAL RATES

A.     The Class III Terminal Building rental rate is computed by dividing the costs of the General Terminal cost center by the weighted average rentable area for the Terminal Building.

B.     The rental rate for each of the other five classes of Terminal Building space is computed by multiplying the Class III rate by the corresponding weighting factor for each such class. Thus, for example, the rate for Class II space, which carries a 1.50 weight, would be one and one-half times the rate for Class III space, which carries a 1.0 weight; and the rate for Class IV space, which carriers a 0.5 weight, would be half the Class III rate.

C.     For occupancy of Terminal Building space, tenants shall pay the rental rate(s) applicable to each of the class(es) of space under lease.

VI.	TERMINAL BUILIDING USER FEES

A.     Concourse Use Fee.

The rate base for the Concourse Use Fee is calculated as the space costs of certain common-use areas of the Terminal Building. The space costs associated with the Concourse Use Fee is calculated by multiplying the Class III rental rate by the square footage of (1) gate holdroom areas, (2) domestic secure circulation areas in the concourses that are used by arriving and departing domestic passengers as well as departing international passengers, (3) international sterile circulation areas in the concourses that are used by arriving international passengers, (4) processing areas for federal inspection of arriving international passengers, and (5) areas for international baggage claim. The Concourse Use Fee rate is computed by dividing the rate base by the total number of arriving and departing aircraft seats.

B.    Domestic Baggage Claim Fee.

The rate base for the Domestic Baggage Claim Fee is calculated as the sum of the equivalent rent for the domestic baggage claim area plus the costs to acquire, maintain, and operate domestic baggage claim equipment. The Domestic Baggage Claim Fee is computed by dividing the rate base by the number of arriving domestic aircraft seats including the international pre-cleared seats.

2018 Airline Use Agreement – Miami International Airport

C.    Security Screening Fee.

The rate base for the Security Screening Fee includes the cost to acquire and maintain security screening equipment at passenger checkpoints and operation expenses incurred by the Aviation Department for checkpoint security functions. (There are no space costs associated with this fee.). The Security Screening Fee is computed by dividing the rate base by the number of departing aircraft seats.

D.     International Facilities Fee.

The rate base for the International Facilities Fee includes the cost of international operations, a portion of the costs of the E-Satellite shuttle transit system and the North Terminal Sky Train, and other related costs. The International Facilities Fee is computed by dividing the rate base by the number of arriving international aircraft seats.

E.    Outbound Baggage Fee.

1.     Current Expense Component.

The rate base for the Current Expense component of the Outbound Baggage Fee is calculated as the sum of the direct Current Expense and allocated indirect Current Expense related to the operation and maintenance of outbound baggage makeup systems in the Terminal Building. (There are no space costs associated with this fee.) The fee for this component of the Outbound Baggage Fee is computed by dividing the rate base by total departing aircraft seats, except for the departing aircraft seats of Airlines that operate and maintain an outbound baggage system at MIA. (As of January 1, 2018, American Airlines is the only Airline that self-maintains an outbound baggage system at MIA, but in the future the excluded class may include any other Airline that self-maintains an outbound baggage system.)

2.     Capital Cost Recovery Component.

The rate base for the capital cost recovery component of the Outbound Baggage Fee is calculated as the capital costs of the outbound baggage systems. (There are no space costs associated with this fee.) The fee for this component of the Outbound Baggage Fee is computed by dividing the rate base by total departing aircraft seats.

VII.	TERMINAL BUILDING EQUIPMENT

The costs of Terminal Building equipment are, as noted above, reflected in Terminal Building costs and recovered through Terminal Building rentals. Treatment of certain types of equipment is discussed below.

•	Ticket counter conveyor: no separate charge.

•	Curbside conveyor: this will continue as a separate charge, based on linear feet of leased conveyor. The charge shall be reasonable, and not necessarily based on cost.

•	Curbside check-in counter: a per position charge shall be based on an average footprint of 100 square feet at the Class III rate.

•	Scales: no separate charge.

2018 Airline Use Agreement – Miami International Airport

•	Baggage claim devices: separate cost based use charge per arriving seat.

•	Flight Information Display Systems: no separate charge.

•	Baggage Information Display Systems: no separate charge.

VIII.	OTHER CHARGES

In addition to Terminal Building rents, fees, and charges, MDAD also imposes charges for the use and occupancy of other facilities, equipment, and services including, among others, preconditioned air at certain Terminal Building gates, aircraft parking, and loading bridges.

IX.	AIRCRAFT SEATS

For the purpose of computing and assessing user fees based on the number of aircraft seats, the Aviation Department will periodically determine the average number of aircraft seats attributable to each type of aircraft operating at MIA. The results of weighting these nominal aircraft seat counts for each aircraft type by the annual number of domestic and international arrivals and departures for each aircraft type will be used as a basis for assessing fees to individual Airlines. If the FAA has placed or approved a maximum seating capacity on a particular type of aircraft, that seating capacity shall be used for the type of aircraft based on the Airlines’ FAA certification to which it applies.

2018 Airline Use Agreement – Miami International Airport

2018 Airline Use Agreement – Miami International Airport

ILLUSTRATION - TERMINAL BUILDING USER FEES

Miami-Dade County Aviation Department

CURRENT METHODOLOGY

TERMINAL BLDG. USE FEE	CALCULATION BASIS	EXAMPLE
Concourse Use (CCU) Fee	Associated space costs for holdrooms, FIS area (including bag claim) and domestic & int’l secure sterile passenger circulation x Class III rate, which is then divided by all departing and arriving (total) seats	CCU space sf =	2,600,000
		x Class III rate	$85.00
		= Total CU requirement	$221,000,000
		/ Total seats	52,000,000
		= Common Use Concourse Fee	$4.25

Domestic Baggage Claim (BC)	Allocated cost center operating costs plus associated space divided by domestic arriving seats (includes international arriving pre-cleared seats)	Dom. BC sf x Class III	$17,000.000
		(200,000 sf x $85.00)
		+ Allocated oper & eqpmt costs	3,000,000

		Total Dom BC requirement	$20,000,000
		/ Dom. arriving seats	13,500,000
		= Domestic Baggage Claim Fee	$1.48

Security Screening (SS)	Allocated cost center operating costs divided by total departing seats	Allocated oper & eqpmt costs	$12,000,000
		Total SS requirement	$12,000,000
		/ Departing seats	26,000,000
		= Security Screening Fee	$0.46

International Facilities (IF)	Allocated cost center operating costs plus associated Class IV space divided by international arriving seats (excludes international arriving pre-cleared seats)	Int’l sf x Class IV rate	$2,720,000
		(64,000 x $42.50)
		+ Allocated oper & eqpmt costs	24,000,000

		Total IF requirement	$26,720,000
		/ Int’l arriving seats	12,000,000
		= Int’l Facilities Fee	$2.23

Outbound Baggage	Allocated cost center operating costs divided by total departing seats (reduced by Airline seats that self- maintains the system for the O&M fee)	Allocated operating costs	$6,000,000
		/ Departing seats (less AA)	8,600,000
		= Outbound Baggage Fee-O&M	$0.70

		Allocated capital/eqpmt costs	$10,000,000
		/ Departing seats	26,000,000
		= Outbd Baggage Fee-Capital	$0.38

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB H2

TERMINAL BUILDING RENTS & USER FEES

RATE-SETTING METHODOLOGIES

(See Article 5(B))

2018 Airline Use Agreement – Miami International Airport

TAB H2

TERMINAL BUILDING RENTS AND USER FEES

RATE-SETTING METHODOLOGIES

MIAMI INTERNATIONAL AIRPORT

TAB H2 REFLECTS CHANGE IN INTERNATIONAL FACILITY AND SECURITY

SCREENING FEES METHODOLOGIES WHICH WILL BE EFFECTIVE OCTOBER 1,

2019 AND THEREAFTER

I.	BACKGROUND

The “Background” paragraph in Tab H1 should be reviewed for an explanation of Tabs H1, H2, and H3. This Tab H2 reflects the changes in the methodology applicable to International Facility and Security Screening fees effective as of October 1, 2019, which replace the methodologies identified in Tab H1 for these fees.

II.	METHODOLOGIES

A.    This Tab H2 documents the methodologies for calculating Terminal Building Rents and User Fees for Miami International Airport (the “Airport”) effective as of October 1, 2019. These Terminal Building Rents and User Fee consist of the following charges:

Terminal Building rental rate

Terminal Building user fees including:

Concourse Use Fee

Domestic Baggage Claim Fee

Security Screening Fee

International Facilities Fee

Outbound Baggage Fee

B.     Capitalized terms not otherwise defined shall have the meaning given in the Trust Agreement or, if not defined in the Trust Agreement, then shall have the meaning given in the 2018 Airline Use Agreement.

III.	COORDINATION PROCEDURES

The Aviation Department shall calculate the Terminal Building Rent and User Fee Rates to be effective October 1 of each year based upon the annual budget and estimates of arriving and departing aircraft seats and rentable space in the Terminal Building. Prior to the adoption of this budget by the Board, the Aviation Department will meet with the Miami Airline Affairs Committee (the “MAAC”) or its designated representative to review the proposed budget, the activity estimates, and the calculation of the Terminal Building Rent and User Fee Rates. The Aviation Department shall give fair and prudent consideration to additions, deletions, or modifications recommended by the MAAC, recognizing that the Board of County Commissioners has sole responsibility for final approval of the annual budget.

2018 Airline Use Agreement – Miami International Airport

IV.	TERMINAL BUILDING AND COSTS

A.     Terminal Building.

The Terminal Building includes all facilities, equipment, and activity encompassed by the outer walls of the Terminal Building as such now exist or may hereafter be modified or enlarged, including the exterior surfaces of such walls, inward and shall specifically include the following: the upper drive canopy; conveyor housings on the upper drive; for space without exterior walls, the shadow line of the floor above (excluding the sidewalk on the lower drive); and the office tower, including the 7th floor Executive Conference Center. Specifically excluded are the third through the eighth floors of the Hotel.

B.     Classification of Terminal Building Space.

Rentable space in the Terminal Building is comprised of airline and nonairline space. Rentable airline space includes exclusive-, preferential-, joint-, and common-use space for Airline occupancy and use, including passenger circulation areas on the concourses. Rentable nonairline space includes concession retail areas, concession support areas (e.g., office and storage areas), space for commercial tenants, and space for administrative offices of the Aviation Department. All rentable space in the Terminal Building shall be classified into one of six separate classes and defined as follows:

Class I	All Airline regular and special (such as first class or priority) passenger service facilities, including, but not necessarily limited to, ticket counter space and interline counters.

Class II	Airline club rooms and all air-conditioned office space in the main Terminal Building, including the office tower, baggage service rooms, exclusive Airline passenger check in areas, and future ticketing offices.

Class III	All other air-conditioned operating space, including, but not necessarily limited to, baggage claim areas, hold rooms, federal inspection services related areas, all passenger circulation areas post security screening, group rooms, employee canteens, concourse office space, and the like.

Class IV	All enclosed or semi-enclosed, non-air- conditioned operating space, including, but not necessarily limited to, baggage make-up rooms, equipment and parts storage, and the like.

Class V	Leased space created as part of the building shadow-line, included in the Terminal Building.

Class VI	All other leasable revenue producing and concession space. Class VI shall specifically include space leased by Airlines for concession-type activities. A single rental rate for this class will not be established, provided that the overall revenues produced for this class shall average per square foot at least the rate established for Class III space.

2018 Airline Use Agreement – Miami International Airport

Class VII	Non-rentable (support) space that primarily constitutes the passenger circulation pre-security screening areas. (The cost of non-rentable space is effectively apportioned to rentable areas and charged through Terminal Building rents and user fees.)

C.    Weighting of Terminal Building Space Classes.

The weighting factors applicable to each class of rentable space is as follows:

Class I	1.00

Class II	1.50

Class III	1.00

Class IV	0.50

Class V	0.25

Class VI	Variable, not to average less than Class III space on a terminal wide basis.

Class VII	0.00 (space is not rentable; hence, no weighting factor is applied)

The square footage attributable to each class of space shall be multiplied by the appropriate weighting factor in order to develop a total weighted average rentable area for the Terminal Building. This weighted average area is used as the square footage divisor in the calculation of the Class III rental rate, which is discussed below.

D.     Terminal Building Costs, Credits, and Reimbursements.

1.     Terminal Building costs include, but are not limited to: (1) direct Current Expenses, (2) allocated indirect Current Expenses, (3) allocated Principal and Interest Requirements, (4) an allocated portion of the net increase in coverage on Principal and Interest Requirements, and (5) amortization on the cost of Terminal Building assets except assets that were financed with moneys in the Reserve Maintenance Fund, federal or state grants, passenger facility charges, or the proceeds of bonds issued under Section 210 of the Trust Agreement. Terminal Building costs shall be reduced by the amount of any Terminal Building credits and reimbursements.

2.     The costs of Terminal Building equipment that meets the Aviation Department’s standards of “usual and customary” are included in Terminal Building costs. The tenant or a third party shall finance the costs that exceed the costs of equipment exceeding this standard of usual and customary. The Aviation Department may finance such excess costs on behalf of a tenant pursuant to a reimbursement agreement with the tenant. The reimbursements shall reduce Terminal Building costs as credits applied in general to the same Terminal Building cost center.

3.     Most Terminal Building costs are recouped through cost-based Terminal Building Rents and User Fees, where costs are formally tracked through Terminal Building cost

2018 Airline Use Agreement – Miami International Airport

centers (as described below) and recovered over square footage or some measure of activity (e.g., aircraft seats). Some costs, however, may be recouped through separate charges that are not cost-based per se, but reflect management judgment about what is fair and reasonable under the circumstances.

E.    Terminal Building Cost Centers and Cost Allocations.

For rate-setting purposes, Terminal Building costs are allocable to one of five cost centers: General Terminal, Domestic Baggage Claim, Security Screening, International Facilities, and Outbound Baggage. The costs include:

1.    Current Expenses are directly assigned to cost centers based upon management judgment to the extent possible. Current Expenses that cannot be directly assigned are allocated to cost centers based on the ratio of direct Current Expenses among cost centers.

2.    Principal and Interest Requirements are allocated to cost centers based on the historical use of proceeds of bonds issued under Section 210 of the Trust Agreement, whether or not the bonds are currently outstanding. (The historical use of bond proceeds shall not include the proceeds of bonds whose Principal and Interest Requirements temporarily financed those project costs that are ultimately to be paid from grants or passenger facility charges.) The same basis of allocation is used to distribute the net increase, if any, in coverage on Principal and Interest Requirements.

3.    Amortization expense is directly assigned to cost centers based upon management judgment to the extent possible. Amortization expense that cannot be directly assigned is allocated on the same basis as Principal and Interest Requirements.

V.	TERMINAL BUILDING RENTAL RATES

A.     The Terminal Building Class III rental rate is computed by dividing the costs of the General Terminal cost center by the weighted average rentable area for the Terminal Building.

B.     The rental rate for each of the other five classes of Terminal Building space is computed by multiplying the Class III rate by the corresponding weighting factor for each such class. Thus, for example, the rate for Class II space, which carries a 1.50 weight, would be one and one-half times the rate for Class III space, which carries a 1.0 weight; and the rate for Class IV space, which carriers a 0.5 weight, would be half the Class III rate.

C.     For occupancy of Terminal Building space, tenants shall pay the rental rate(s) applicable to each of the class(es) of space under lease.

2018 Airline Use Agreement – Miami International Airport

VI.	TERMINAL BUILDING USER FEES

A.    Concourse Use Fee.

The rate base for the Concourse Use Fee is calculated as the space costs of certain common-use areas of the Terminal Building. The space costs associated with the Concourse Use Fee is calculated by multiplying the Class III rental rate by the square footage of (1) gate holdroom areas and (2) domestic secure circulation areas in the concourses that are used by arriving and departing domestic passengers as well as departing international passengers. The Concourse Use Fee is computed by dividing the rate base by the total number of domestic (including international pre-cleared) arriving and total (both international and domestic) departing aircraft seats.

B.    Domestic Baggage Claim Fee.

The rate base for the Domestic Baggage Claim Fee is calculated as the sum of the equivalent rent for the domestic baggage claim area plus the costs to acquire, maintain, and operate domestic baggage claim equipment. The Domestic Baggage Claim Fee is computed by dividing the rate base by the number of arriving domestic aircraft seats, including the international pre-cleared seats.

C.    Security Screening Fee.

The rate base for the Security Screening Fee is the sum of the equivalent rent for the security screening area plus the cost to acquire and maintain security screening equipment at passenger checkpoints and operation expenses incurred by the Aviation Department for checkpoint security functions. The Security Screening Fee is computed by dividing the rate base by the number of departing aircraft seats.

D.    International Facilities Fee.

The rate base for the International Facilities Fee includes (1) annual operating and maintenance costs of the international portion of the E-Satellite and the North Terminal trains, (2) the square footage of the international sterile circulation areas in the concourses that are used by arriving international passengers, multiplied by the Class III rental rate, (3) the square footage of the processing areas for the federal inspection of arriving international passengers and the international baggage claim area multiplied by the Class III rental rate, (4) the annual operation and maintenance cost of the international baggage claim systems, and (5) the square footage of the non-air-conditioned inbound international baggage area multiplied by the Class IV rate. The International Facilities Fee is computed by dividing the sum of these costs by the number of arriving international aircraft seats. International Facilities Fees are not applicable to pre-cleared International flights.

2018 Airline Use Agreement – Miami International Airport

E.    Outbound Baggage Fee.

1.    Current Expense Component.

The rate base for the Current Expense component of the Outbound Baggage Fee is calculated as the sum of the direct Current Expense and allocated indirect Current Expense related to the operation and maintenance of outbound baggage makeup systems in the Terminal Building. (There are no space costs associated with this fee.) The rate for this component of the Outbound Baggage Fee is computed by dividing the rate base by total departing aircraft seats, except for the departing aircraft seats of Airlines that operate and maintain an outbound baggage system at MIA. (As of January 1, 2018, American Airlines is the only Airline that self-maintains an outbound baggage system at MIA, but in the future the excluded class may include any other Airline that self-maintains an outbound baggage system.)

2.    Capital Cost Recovery Component.

The rate base for the capital cost recovery component of the Outbound Baggage Fee is calculated as the capital costs of the outbound baggage systems. (There are no space costs associated with this fee.) The rate for this component of the Outbound Baggage Fee is computed by dividing the rate base by total departing aircraft seats.

VII.	TERMINAL BUILDING EQUIPMENT

The costs of Terminal Building equipment are, as noted above, reflected in Terminal Building costs and recovered through Terminal Building rentals. Treatment of certain types of equipment is discussed below.

•	Ticket counter conveyor: no separate charge.

•	Curbside conveyor: this will continue as a separate charge, based on linear feet of leased conveyor. The charge shall be reasonable, and not necessarily based on cost.

•	Curbside check-in counter: a per position charge shall be based on an average footprint of 100 square feet at the Class III rate.

•	Scales: no separate charge.

•	Baggage claim devices: separate cost-based use charge per arriving seat.

•	Flight Information Display Systems: no separate charge.

•	Baggage Information Display Systems: no separate charge.

VIII.	OTHER CHARGES

In addition to Terminal Building rents, fees, and charges, MDAD also imposes charges for the use and occupancy of other facilities, equipment, and services including, among others, preconditioned air at certain Terminal Building gates, aircraft parking, and loading bridges.

2018 Airline Use Agreement – Miami International Airport

IX.	AIRCRAFT SEATS

For the purpose of computing and assessing user fees based on the number of aircraft seats, the Aviation Department will periodically determine the average number of aircraft seats attributable to each type of aircraft operating at MIA. The results of weighting these nominal aircraft seat counts for each aircraft type by the annual number of domestic and international arrivals and departures for each aircraft type will be used as a basis for assessing fees to individual Airlines. If the FAA has placed or approved a maximum seating capacity on a particular type of aircraft, that seating capacity shall be used for the type of aircraft based on the Airlines’ FAA certification to which it applies.

2018 Airline Use Agreement – Miami International Airport

2018 Airline Use Agreement – Miami International Airport

ILLUSTRATION - TERMINAL BUILDING USER FEES

Miami-Dade County Aviation Department

INTERNATIONAL FACILITY FEE AND SECURITY SCREENING FEE

CHANGES EFFECTIVE OCTOBER 1, 2019

TERMINAL BLDG. USE FEE	CALCULATION BASIS	EXAMPLE
Concourse Use (CCU) Fee	Associated space costs for holdrooms, and domestic secure sterile passenger circulation x Class III rate, which is then divided by all departing and domestic arriving seats including international arriving pre-cleared seats	CCU space sf =	1,135,000
		x Class III rate	$85.00
		= Total CU requirement	$96,475,000
		/ dep. & dom. arr. seats	40,000,000
		= Common Use Concourse Fee	$2.41

Domestic Baggage Claim (BC)	Allocated cost center operating costs plus associated space divided by domestic arriving seats (includes international arriving pre-cleared seats)	Dom. BC sf x Class III	$17,000.000
		(200,000 sf x $85.00)
		+ Allocated oper & eqpmt costs	3,000,000

		Total Dom BC requirement	$20,000,000
		/ Dom. arriving seats	13,500,000
		= Domestic Baggage Claim Fee	$1.48

Security Screening (SS)	Allocated cost center operating costs plus associated space divided by total departing seats	SS sf x Class III rate	$5,100,000
		(60,000 sf x $85.00)
		+ Allocated oper & eqpmt costs	12,000,000
		Total SS requirement	$17,100,000
		/ Departing seats	26,000,000
		= Security Screening Fee	$0.66

International Facilities (IF)	Allocated cost center operating costs plus associated space divided by international arriving seats (excludes international arriving pre-cleared seats)	Int’I sf x Class III rate	$119,000,000
		(1,400,000 sf x $85.00)
		+ Int’I sf x Class IV rate	2,720,000
		(64,000 x $42.50)
		+ Allocated oper & eqpmt costs	24,000,000

		Total IF requirement	$145,720,000
		/ Int’I arriving seats	12,000,000
		= Int’I Facilities Fee	$12.14

Outbound Baggage	Allocated cost center operating costs divided by total departing seats (reduced by Airline seats that self- maintains the system for the O&M fee)	Allocated operating costs	$6,000,000
		/ Departing seats (less AA)	8,600,000
		= Outbound Baggage Fee-O&M	$0.70
		Allocated capital/eqpmt costs	$10,000,000
		/ Departing seats	26,000,000
		= Outbd Baggage Fee-Capital	$0.38

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB H3

TERMINAL BUILDING RENTS & USER FEES

RATE-SETTING METHODOLOGIES

(See Article 5(B))

2018 Airline Use Agreement – Miami International Airport

TAB H3

TERMINAL BUILDING RENTS AND USER FEES

RATE-SETTING METHODOLOGIES

MIAMI INTERNATIONAL AIRPORT

TAB H3 REFLECTS THE CHANGE IN PREFERENTIAL GATE USE FEES AND

COMMON USE CONCOURSE FEES THAT ARE EFFECTIVE OCTOBER 1, 2020

AND THEREAFTER

I.	BACKGROUND

The “Background” paragraph in Tab H1 should be reviewed for an explanation of Tabs H1, H2, and H3. This Tab H3 reflects the changes in the methodology applicable to Preferential Use Gates and Common Use Concourse fees effective as of October 1, 2020, which replace the Concourse Use fee methodologies identified in Tabs H1 and H2.

II.	METHODOLOGIES

A.    This Tab H3 documents the methodologies for calculating Terminal Building Rents and User Fees for Miami International Airport (the “Airport”) effective as of October 1, 2020. These Terminal Building Rents and User Fee consist of the following charges:

Terminal Building rental rate

Terminal Building user fees including:

Preferential Gate Use Fee

Common Use Concourse Fee

Domestic Baggage Claim Fee

Security Screening Fee

International Facilities Fee

Outbound Baggage Fee

B.    Capitalized terms not otherwise defined shall have the meaning given in the Trust Agreement or, if not defined in the Trust Agreement, then shall have the meaning given in the 2018 Airline Use Agreement.

III.	COORDINATION PROCEDURES

A.    the Aviation Department shall calculate the Terminal Building Rent and User Fee Rates to be effective October 1 of each year based upon the annual budget and estimates of arriving and departing aircraft seats and rentable space in the Terminal Building. Prior to the adoption of this budget by the Board, the Aviation Department will meet with the Miami Airline Affairs Committee (the “MAAC”) or its designated representative to review the proposed budget, the activity estimates, and the calculation of the Terminal Building Rent and User Fee

2018 Airline Use Agreement – Miami International Airport

Rates. The Aviation Department shall give fair and prudent consideration to additions, deletions, or modifications recommended by the MAAC, recognizing that the Board of County Commissioners has sole responsibility for final approval of the annual budget.

IV.	TERMINAL BUILDING AND COSTS

A.    Terminal Building.

The Terminal Building includes all facilities, equipment, and activity encompassed by the outer walls of the Terminal Building as such now exist or may hereafter be modified or enlarged, including the exterior surfaces of such walls, inward and shall specifically include the following: the upper drive canopy; conveyor housings on the upper drive; for space without exterior walls, the shadow line of the floor above (excluding the sidewalk on the lower drive); and the office tower, including the 7th floor Executive Conference Center. Specifically excluded are the third through the eighth floors of the Hotel.

B.    Classification of Terminal Building Space.

Rentable space in the Terminal Building is comprised of airline and nonairline space. Rentable airline space includes exclusive-, preferential-, joint-, and common-use space for Airline occupancy and use, including passenger circulation areas on the concourses. Rentable nonairline space includes concession retail areas, concession support areas (e.g., office and storage areas), space for commercial tenants, and space for administrative offices of the Aviation Department. All rentable space in the Terminal Building shall be classified into one of six separate classes and defined as follows:

Class I	All Airline regular and special (such as first class or priority) passenger service facilities, including, but not necessarily limited to, ticket counter space and interline counters.

Class II	Airline club rooms and all air-conditioned office space in the main Terminal Building, including the office tower, baggage service rooms, exclusive Airline passenger check in areas, and future ticketing offices.

Class III	All other air-conditioned operating space, including, but not necessarily limited to, baggage claim areas, hold rooms, federal inspection services related areas, all passenger circulation areas post security screening, group rooms, employee canteens, concourse office space, and the like.

Class IV	All enclosed or semi-enclosed, non-air- conditioned operating space, including, but not necessarily limited to, baggage make-up rooms, equipment and parts storage, and the like.

Class V	Leased space created as part of the building shadow-line, included in the Terminal Building.

Class VI	All other leasable revenue producing and concession space. Class VI shall specifically include space leased by Airlines for concession-type activities. A single rental rate for this class will not be established, provided that the overall revenues produced for this class shall average per square foot at least the rate established for Class III space.

2018 Airline Use Agreement – Miami International Airport

Class VII	Non-rentable (support) space that primarily constitutes the passenger circulation pre-security screening areas. (The cost of non-rentable space is effectively apportioned to rentable areas and charged through Terminal Building rents and user fees.)

C.    Weighting of Terminal Building Space Classes.

The weighting factors applicable to each class of rentable space is as follows:

Class I	1.00

Class II	1.50

Class III	1.00

Class IV	0.50

Class V	0.25

Class VI	Variable, not to average less than Class III space on a terminal wide basis.

Class VII	0.00 (space is not rentable; hence, no weighting factor is applied)

The square footage attributable to each class of space shall be multiplied by the appropriate weighting factor in order to develop a total weighted average rentable area for the Terminal Building. This weighted average area is used as the square footage divisor in the calculation of the Class III rental rate, which is discussed below.

D.    Terminal Building Costs, Credits, and Reimbursements.

1.    Terminal Building costs include, but are not limited to: (1) direct Current Expenses, (2) allocated indirect Current Expenses, (3) allocated Principal and Interest Requirements, (4) an allocated portion of the net increase in coverage on Principal and Interest Requirements, and (5) amortization on the cost of Terminal Building assets except assets that were financed with moneys in the Reserve Maintenance Fund, federal or state grants, passenger facility charges, or the proceeds of bonds issued under Section 210 of the Trust Agreement. Terminal Building costs shall be reduced by the amount of any Terminal Building credits and reimbursements.

2.    The costs of Terminal Building equipment that meets the Aviation Department’s standards of “usual and customary” are included in Terminal Building costs. The tenant or a third party shall finance the costs that exceed the costs of equipment exceeding this standard of usual and customary. The Aviation Department may finance such excess costs on behalf of a tenant pursuant to a reimbursement agreement with the tenant. The reimbursements shall reduce Terminal Building costs as credits applied in general to the same Terminal Building cost center.

2018 Airline Use Agreement – Miami International Airport

3.    Most Terminal Building costs are recouped through cost-based Terminal Building Rents and User Fees, where costs are formally tracked through Terminal Building cost centers (as described below) and recovered over square footage or some measure of activity (e.g., aircraft seats). Some costs, however, may be recouped through separate charges that are not cost-based per se, but reflect management judgment about what is fair and reasonable under the circumstances.

E.    Terminal Building Cost Centers and Cost Allocations.

For rate-setting purposes, Terminal Building costs are allocable to one of five cost centers: General Terminal, Domestic Baggage Claim, Security Screening, International Facilities, and Outbound Baggage. The costs include:

1.    Current Expenses are directly assigned to cost centers based upon management judgment to the extent possible. Current Expenses that cannot be directly assigned are allocated to cost centers based on the ratio of direct Current Expenses among cost centers.

2.    Principal and Interest Requirements are allocated to cost centers based on the historical use of proceeds of bonds issued under Section 210 of the Trust Agreement, whether or not the bonds are currently outstanding. (The historical use of bond proceeds shall not include the proceeds of bonds whose Principal and Interest Requirements temporarily financed those project costs that are ultimately to be paid from grants or passenger facility charges.) The same basis of allocation is used to distribute the net increase, if any, in coverage on Principal and Interest Requirements.

3.    Amortization expense is directly assigned to cost centers based upon management judgment to the extent possible. Amortization expense that cannot be directly assigned is allocated on the same basis as Principal and Interest Requirements.

V.	TERMINAL BUILDING RENTAL RATES

A.    The Terminal Building Class III rental rate is computed by dividing the costs of the General Terminal cost center by the weighted average rentable area for the Terminal Building.

B.    The rental rate for each of the other five classes of Terminal Building space is computed by multiplying the Class III rate by the corresponding weighting factor for each such class. Thus, for example, the rate for Class II space, which carries a 1.50 weight, would be one and one-half times the rate for Class III space, which carries a 1.0 weight; and the rate for Class IV space, which carriers a 0.5 weight, would be half the Class III rate.

C.    For occupancy of Terminal Building space, tenants shall pay the rental rate(s) applicable to each of the class(es) of space under lease.

2018 Airline Use Agreement – Miami International Airport

VI.	TERMINAL BUILDING USER FEES

A.    Preferential Gate Use Fee.

Any Signatory Airline that has Preferential Use Gates assigned to it, will pay a Preferential Gate Use Fee, which consists of the Class III rate for the holdroom space associated with the assigned gates as well as the percentage share of post security screening domestic circulation space, which is based on a formula of an AIRLINE’s proportionate share of Preferential Use Gate holdroom space to the total amount of holdroom space at MIA.

B.    Common Use Concourse Fee.

1.    The rate base for the Common Use Concourse Fee is calculated on the basis of allocated space costs of certain common-use areas of the Terminal Building including all the holdroom areas associated with the common use gates, which are all gates that have not been assigned as Preferential Use Gates, and all the post security screening domestic circulation space that has not been assigned to Signatory Airlines through the Preferential Gate Use Fee formula previously described.

2.    The Common Use Concourse Fee rate is computed by multiplying the space as described above by the Class III rate and then dividing this amount by the combined amount of departing aircraft seats and arriving domestic (which includes international pre-cleared) aircraft seats estimated to use the common use gates for the Fiscal Year. An Airline that uses a gate on a common use basis shall pay its Common Use Concourse Fee, which is the Common Use Concourse Fee rate multiplied by the total number of its domestic arriving and departing seats plus the number of its international departing seats. Pre-cleared international arriving flights are treated the same as domestic arriving flights.

C.    Domestic Baggage Claim Fee.

The rate base for the Domestic Baggage Claim Fee is calculated as the sum of the equivalent rent for the domestic baggage claim area plus the costs to acquire, maintain, and operate domestic baggage claim equipment. The Domestic Baggage Claim Fee is computed by dividing the rate base by the number of arriving domestic aircraft seats, including the international pre-cleared seats.

D.    Security Screening Fee.

The rate base for the Security Screening Fee is the sum of the equivalent rent for the security screening area plus the cost to acquire and maintain security screening equipment at passenger checkpoints and operation expenses incurred by the Aviation Department for checkpoint security functions. The Security Screening Fee is computed by dividing the rate base by the number of departing aircraft seats.

2018 Airline Use Agreement – Miami International Airport

E.    International Facilities Fee.

The rate base for the International Facilities Fee includes (1) annual operating and maintenance costs of the international portion of the E-Satellite and the North Terminal trains, (2) the square footage of the international sterile circulation areas in the concourses that are used by arriving international passengers, multiplied by the Class III rental rate, (3) the square footage of the processing areas for the federal inspection of arriving international passengers and the international baggage claim area multiplied by the Class III rental rate, (4) the annual operation and maintenance cost of the international baggage claim systems and (5) the square footage of the non-air-conditioned inbound international baggage area multiplied by the Class IV rate. The International Facilities Fee is computed by dividing the sum of these costs by the number of arriving international aircraft seats. International Facilities Fees are not applicable to pre-cleared International flights.

F.    Outbound Baggage Fee.

1.    Current Expense Component.

The rate base for the Current Expense component of the Outbound Baggage Fee is the sum of the direct Current Expense and allocated indirect Current Expense related to the operation and maintenance of outbound baggage makeup systems in the Terminal Building. (There are no space costs associated with this fee.) The fee for this component of the Outbound Baggage Fee is computed by dividing the rate base by total departing aircraft seats, except for the departing aircraft seats of Airlines that operate and maintain an outbound baggage system at MIA. (As of January 1, 2018, American Airlines is the only Airline that self-maintains an outbound baggage system at MIA, but in the future the excluded class may include any other Airline that self-maintains an outbound baggage system.)

2.    Capital Cost Recovery Component.

The rate base for the capital cost recovery component of the Outbound Baggage Fee is calculated as the capital costs of the outbound baggage systems. (There are no space costs associated with this fee.) The fee for this component of the Outbound Baggage System is computed by dividing the rate base by total departing aircraft seats.

VII.	TERMINAL BUILDING EQUIPMENT

The costs of Terminal Building equipment are, as noted above, reflected in Terminal Building costs and recovered through Terminal Building rentals. Treatment of certain types of equipment is discussed below.

•	Ticket counter conveyor: no separate charge.

•	Curbside conveyor: this will continue as a separate charge, based on linear feet of leased conveyor. The charge shall be reasonable, and not necessarily based on cost.

•	Curbside check-in counter: a per position charge shall be based on an average footprint of 100 square feet at the Class III rate.

•	Scales: no separate charge.

•	Baggage claim devices: separate cost-based use charge per arriving seat.

2018 Airline Use Agreement – Miami International Airport

•	Flight Information Display Systems: no separate charge.

•	Baggage Information Display Systems: no separate charge.

VIII.	OTHER CHARGES

In addition to Terminal Building rents, fees, and charges, MDAD also imposes charges for the use and occupancy of other facilities, equipment, and services including, among others, preconditioned air at certain Terminal Building gates, aircraft parking, and loading bridges.

IX.	AIRCRAFT SEATS

(A)    For the purpose of computing and assessing user fees based on the number of aircraft seats, the Aviation Department will periodically determine the average number of aircraft seats attributable to each type of aircraft operating at MIA. The results of weighting these nominal aircraft seat counts for each aircraft type by the annual number of domestic and international arrivals and departures for each aircraft type will be used as a basis for assessing fees to individual Airlines. If the FAA has placed or approved a maximum seating capacity on a particular type of aircraft, that seating capacity shall be used for the type of aircraft based on the Airlines’ FAA certification to which it applies.

(B)    Notwithstanding the foregoing provisions in this Tab regarding the use of seats to determine a fee, MDAD shall have the right, after consultation with the MAAC, to use passengers in lieu of aircraft seats for such computational purposes. MDAD shall provide MAAC with not less than 3 months of notice of MDAD’s intent to use passengers in lieu of aircraft seats.

2018 Airline Use Agreement – Miami International Airport

2018 Airline Use Agreement – Miami International Airport

ILLUSTRATION - TERMINAL BUILDING USER FEES

Miami-Dade County Aviation Department

PREFERENTIAL GATE USE FEE CHANGE EFFECTIVE OCTOBER 1, 2020

TERMINAL BLDG. USE FEE	CALCULATION BASIS	EXAMPLE

Preferential Gate (PG) Use	Assigned PG holdroom space x Class III rate AND allocated domestic secure circulation space based on percentage of PG holdroom space to total MIA holdroom space x Class III rate	Assigned holdroom sf =	7,075
		+ Allocated circ. sf =	13,708

		Total sf to pay	20,783
		x Class III rate	$85.00
		= Pref. Gate Use Fee	$1,766,555

Common Use (CU) Concourse	Combined unassigned Preferential Gate holdroom/CU space and unallocated domestic secure circulation space x Class III rate, which is then divided by all non-preferential (NP) departing and domestic arriving seats including international arriving pre-cleared seats	CU holdrm sf =	187,000
		CU allocated circ. sf =	360,000

		Total sf for CU Concourse Fee	547,000
		x Class III rate	$85.00
		= Total CU requirement	$46,495,000
		/NP dep. & dom. arr. seats	12,000,000
		= Common Use Concourse Fee	$3.87

Domestic Baggage Claim (BC)	Allocated cost center operating costs plus associated space divided by domestic arriving seats (includes international arriving pre-cleared seats)
		Dom. BC sf x Class III	$17,000.000
		(200,000 sf x $85.00)
		+ Allocated oper & eqpmt costs	3,000,000

		Total Dom BC requirement	$20,000,000
		/ Dom. arriving seats	13,500,000
		= Domestic Baggage Claim Fee	$1.48

Security Screening (SS)	Allocated cost center operating costs plus associated space divided by total departing seats	SS sf x Class III rate	$5,100,000
		(60,000 sf x $85.00)
		+ Allocated oper & eqpmt costs	12,000,000

		Total SS requirement	$17,100,000
		/ Departing seats	26,000,000
		= Security Screening Fee	$0.66

International Facilities (IF)	Allocated cost center operating costs plus associated space divided by international arriving seats (excludes international arriving pre-cleared seats)	Int’l sf x Class III rate	$119,000,000
		(1,400,000 sf x $85.00)
		+ Int’l sf x Class IV rate	2,720,000
		(64,000 x $42.50)
		+ Allocated oper & eqpmt costs	24,000,000

		Total IF requirement	$145,720,000
		/ Int’l arriving seats	12,000,000
		= Int’l Facilities Fee	$12.14

Outbound Baggage	Allocated cost center operating costs divided by total departing seats (reduced by Airline seats that self- maintains the system for the O&M fee)	Allocated operating costs	$6,000,000
		/ Departing seats (less AA)	8,600,000
		= Outbound Baggage Fee-O&M	$0.70

		Allocated capital/eqpmt costs	$10,000,000
		/ Departing seats	26,000,000
		= Outbd Baggage Fee-Capital	$0.38

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB I

AVIATION USER CREDIT POLICY

(See Article 8(C))

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

TAB I

MIAMI-DADE COUNTY AVIATION DEPARTMENT

AVIATION USER CREDIT POLICY

I.    POLICY: Airline users of MIA or other Miami-Dade County airports are required to pay Aviation Fees in cash at the time the charges are incurred unless the Airline participates in MDAD’s Aviation User Credit Program (the “AUCP”) or is considered a diverted flight operation. Under the AUCP, an Airline can self-report and self-pay by the 15th day of the following month all Aviation Fees incurred during the previous month. If the Airline does not participate in the AUCP, MDAD must collect the Aviation Fees in cash, by check, or by credit card each time the Airline uses MIA. Collecting the fees in this manner involves a significant administrative expense, and therefore Airlines not participating in the AUCP are required to pay, in addition to the published fees, a surcharge of 10% or 50% of such fees to cover the administrative expenses as provided in Article 7(C). To be eligible for the AUCP, MDAD requires Airlines that use MIA or other Miami-Dade County airports to execute MDAD’s AUCP Program documents and other documents identified by MDAD from time to time, establish an Advance Aviation Fee Account (which is the equivalent of a security deposit), and comply with the AUCP’s strict reporting and payment requirements. The Advance Aviation Fee Account must be maintained at all times with a minimum balance equaling at least two (2) months of estimated aviation fees, as calculated by MDAD from time to time, unless reduced for the Airline’s good payment history under Section VI below. The Department reserves the right to determine the terms and conditions of the AUCP from time to time.

II.     AVIATION FEES AND CHARGES: Aviation Fees and charges used for determining the minimum Advance Aviation Fee Account requirement shall include, but not necessarily be limited to, landing fees, fees and charges arising out of aircraft parking, concourse facilities, Preferential Gate fees, Common Use Gate fees, International Facilities fee, aircraft loading bridges, baggage claim facilities, and other uses of the landing area, taxiways, ramps, and Airport Terminal Building facilities, such as but not limited to, 400 cycle ground power, preconditioned air, security screening, cargo areas and facilities and other aviation fees and charges applicable to an Airline that may be imposed by MDAD from time to time, for the use of Airport facilities, equipment and services. MDAD shall determine from time to time which of the Aviation Fees for Aviation Activities shall be considered in determining the AUCP security deposit requirements under Sections I and IV of this Policy. In addition, MDAD shall determine from time to time (i) which Aviation Fees shall be paid by the Airline through the Airline’s self-pay and self-reporting obligations set forth in Article 8, (ii) which Aviation Fees are subject to the Airline’s payment based on invoices or other documentation issued by MDAD, and (iii) which Aviation Fees are subject to separate payment by the Airline based on the Airline’s performance and use of the Airport facilities during the designated reporting period for such payment.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

III.     CREDIT LIMIT: The Advance Aviation Fee Deposit Account requirement for an Airline shall be used as the Airline’s credit limit on aviation fee accounts by MDAD.

IV.     FORM OF AUCP SECURITY DEPOSIT: For all Airlines who have an Advance Aviation Fee Deposit Account requirement of less than $15,000, the AUCP security deposit shall be made in cash. Those Airlines with an Advance Aviation Fee Deposit Account requirement of $15,000 or more may provide an Irrevocable Letter of Credit in the form approved by the Department, in lieu of cash.

V.     ADJUSTMENT OF ADVANCE AVIATION FEE ACCOUNT REQUIREMENT:

A.     In the event an Airline exceeds the monthly estimated aviation fees used for computing the Airline’s Advance Aviation Fee Deposit Account requirement by 20% in any 2 consecutive monthly periods, MDAD may require the Airline to increase its Advance Aviation Fee Deposit Account or Irrevocable Letter of Credit to reflect the recalculated requirement. Upon notification by MDAD that an additional Advance Aviation Fee Deposit Account balance is required, the Airline shall be given 30 days to make additional cash deposits or to provide an adjusted Irrevocable Letter of Credit. If the Airline fails to increase its deposit, or if the Airline’s accounts with MDAD otherwise are not in a current status, MDAD may suspend or revoke the

User’s credit privileges, in accordance with Section VIII below.

B.     If the Aviation Fee Deposit Account requirement for an Airline decreases by 20% or more in each of 2 consecutive monthly periods, MDAD shall reduce the deposit account requirement accordingly. In such event, any excess Advance Aviation Fee Deposit Account balance, if in cash, will be applied to any unpaid accounts balances due MDAD from the Airline, before refunding the balance.

VI.     PREFERRED CREDIT STATUS: MDAD shall have the right to adjust a deposit account requirement based on a history of timely reporting and payments by the Airline. An Airline demonstrating outstanding credit with MDAD with no history of late reporting or payment for 24 consecutive months, may request, in writing, that its Advance Aviation Fee Deposit Account requirement be decreased to an amount equivalent to the estimated charges for 1 month’s aviation activities. If the Airline continues to demonstrate outstanding credit, by timely reporting and payment, for an additional 12 consecutive months (36 consecutive months in total), upon written request from the Airline the Airline’s deposit account requirement shall be further reduced to zero. MDAD shall be the sole determiner of the Airline’s history of timely reporting and payment for purposes of increasing or reducing the deposit requirements, with determinations made with reference to MDAD’s Security Deposit Policy in, Tab K. A subsequent failure of an Airline to make timely payments or submit timely reports, as specified in the Agreement, may be grounds for MDAD to revoke the Airline’s preferred credit status, and, in such event, the Airline may be required to reestablish a security deposit balance based on two (2) months of projected aviation activities.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

VII.     REVOCATION OF CREDIT PRIVILEGES: Upon not less than 5 days advance notification to the Airline, MDAD shall have the right to revoke the credit privileges of any Airline with delinquent account balances with MDAD, to include, but not necessarily be limited to, Aviation Fees, rental, employee parking fees, ground transportation permit fees, or any other charge owing by the Airline to MDAD. In addition, MDAD shall have the right to revoke an Airline’s credit privileges for any reason specified in Articles 8 and 20 of the 2018 AUA.

VIII.     CASH PAYMENTS/LIENS: When an Airline’s credit privileges have been revoked, the Department requires payment in the form of cash, check, or credit card for the use of all Airport facilities, equipment and services, at the time of such usage. Further, as stated above in Section I, an additional charge per use of a minimum of 10% or 50% of all Aviation Fees and charges shall be levied on all Airline users of MIA who do not have charge account/credit privileges with MDAD unless the Airline’s flight is considered a diverted operation. In addition to payment of premium charges as described in this Tab I and Article 8 and loss of credit privileges, any Airline with delinquent accounts payable to the Department shall be subject to the provisions of Chapter 329.40, Florida Statutes, pertaining to an airport’s lien for all Airport charges.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

2018 AIRLINE USE AGREEMENT

TAB J

IRREVOCABLE LETTER OF CREDIT

(See Article 8(E))

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

(On bank’s letterhead)

Irrevocable Standby Letter of Credit

Date:	L.O.C. No.:

Miami-Dade Aviation Department

Attn: Credit Manager

4200 NW 36TH Street

Building 5A, Suite 300

Miami, FL 33166

Gentlemen:

By order of                                 , we hereby issue our Irrevocable Standby Letter Credit No.                      in your favor in an amount not to exceed

                                   (Name of User)

$                     in US Funds, effective immediately, and expiring at the close of business on                     , 20     at our counters at                     .

Funds under this Letter of Credit are available to you against your draft(s) drawn on us at sight, identifying your Letter of Credit number. Each such draft(s) must be accompanied by your written statement signed by an official of Miami Dade Aviation Department (“MDAD”) reading as follows:

“That                                         , has failed to pay rental fees due to MDAD in advance on the first of each month, or that                                         ,

                   (Name of Airline)                                                                                                                                                           (Name of Airline)

has failed to pay fees and other charges required to be paid by the Airline to MDAD pursuant to the provisions of 2018 Airline Use Agreement or other applicable document for the use of facilities, equipment and services at Miami International Airport or such other Airport identified in the statement, such payments including, but not limited to, those being more particularly set forth in Article 8 thereof”, or “that                                 ,

                                                                                                                                                                                                             (Name of Airline)

has failed to comply with the terms of any credit, lease concession or payment agreement entered into with MDAD and “we are hereby presenting our draft for payment.”

Partial drawings under this Letter of Credit are permitted.

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

This Letter of Credit shall be valid until                     , 20     and shall thereafter be automatically renewed without amendment for successive one-year periods upon each anniversary or before the above expiration date unless we notify you in writing by overnight courier at your above address, at least 60 days prior to the above stated expiration date, that we elect not to renew this Letter of Credit.

In the event that we elect not to extend this Letter of Credit and notify you as above then this Letter of Credit shall be available by your draft at sight on us, which need not be accompanied by the above-mentioned statement. We hereby engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us if presented at our counters with this original Letter of Credit while this Letter of Credit is in force and effect.

Except as otherwise expressly stated, this letter of credit is governed by International Standby Practices 1998 (ISP 1998) promulgated jointly by the Institute for International Banking Law and Practice and International Chamber of Commerce effective Jan. 1, 1999 (found in ICC Publication No. 590). As to any matters not governed by ISP 1998, this Standby Letter of Credit shall be governed and construed in accordance with the laws of the State of Florida.

Issuing Bank

By:
Signature

(Print Name/Title)

2018 Airline Use Agreement – Miami International Airport—Amended October 2019

2018 AIRLINE USE AGREEMENT

TAB K

SECURITY DEPOSIT POLICY

(See Article 8(D))

2018 Airline Use Agreement – Miami International Airport

SECURITY DEPOSIT POLICY

I.	BACKGROUND

Miami-Dade County, through its Aviation Department, has adopted various policies applicable to Security Deposits required under agreements governing the use of Miami International Airport (“MIA”). These policies include the following:

A.    Resolution No. R-335-94 established the Security Deposit Policy (the “Policy”) applicable to an Airline’s use of the Terminal Building at MIA under Terminal Building Lease Agreements (“TBLAs”). Under this TBLA Policy, the standard security deposit is 2 months of rent, but may be increased up to 6 months of rent under certain circumstances. The Policy and the determinations of the Board of County Commissioners in regard to the Policy provide that if an Airline has had no incidences of late payment of Terminal Building rental and aviation fee payments, within the prior 24 consecutive months, MDAD shall at the request of the Airline reduce the basic security deposit requirement to equal 1 month of rent. The Policy also provides that if the Airline continues to make timely payment of rentals and aviation fees required for an additional 12 consecutive months, MDAD shall at the request of the Airline waive the 1 month of security deposit. The Policy adds that if the Airline develops a history of late payment of rentals and landing fees and/or if the Department, based on authoritative published financial reports, has reason to believe that the Airline’s ability to continue to pay rentals and landing fees on a timely basis is in jeopardy, then MDAD may increase the security deposit requirement to up to 6 months required rental payments.

B.    Article 8(C) of the 2018 AUA requires each AIRLINE participating in the Aviation User Credit Program to establish with MDAD an “Advance Aviation Fee Deposit Account” as a security deposit equal to at least 2 months of estimated aviation fees. Article 8(D) of the 2018 AUA provides that the Airline’s security deposit requirements are subject to waiver or reduction if AIRLINE has made timely payments in compliance with the Security Deposit Policy in this Tab K.

2018 Airline Use Agreement – Miami International Airport

II.    This Security Deposit Policy statement identifies the conditions under which a tenant will be deemed to have made timely payments for purposes of meeting the 24 months and 12 months security deposit reduction requirements under the TBLA and the 2018 AUA, and, alternatively, the conditions under which a tenant will be deemed to have developed a history of late payments. In summary:

A.    Airline lessees shall have (i) a delinquency waiver period of 10 calendar days beyond the due date for payment of their rents or reported aviation fees, i.e., 10 calendar days beyond the first day of each month for payment of rents and 10 calendar days beyond the 15th day of each month for payment of self-reported aviation fees, which are either fixed amounts and known by the Airline lessees or are calculated by them and self-paid, and (ii) a delinquency waiver period of 30 calendar days beyond the stated due date on an invoice for payment of MDAD invoices that are based on specialized activities during a monthly period. Airline lessees will not be delinquent if their payment for such respective charges owed to MDAD under (i) or (ii) are received by MDAD within 10 or 30 calendar days, respectively, of the date on which the foregoing charges are due. Attached to this Tab K is a “Matrix” that summarizes the due date for various charges that are incurred by an Airline.

B.    Payments received by MDAD beyond the 10 calendar days or 30 calendar days delinquency waiver period are delinquent, unless the Airline lessee has made a timely dispute of the charges, in the manner provided below.

C.    “Timely payments” and a lack of “late payments” for purposes of an Airline lessee receiving a reduction or waiver of its security deposit mean that the tenant has not had 3 or more “delinquent” payments, as defined in Section 5 of this Security Deposit Policy statement, in the 24-month or 12-month qualifying period, whichever may be applicable.

III.    If a tenant is “delinquent” in its payment obligations to MDAD, then the tenant is subject to delinquency payments, currently established at 1 1⁄2 % per month, commencing as of the original date the payment was due, e.g., the first day of each month for rental payments, the 15th calendar day of each month for reported aviation fee payments, or the date provided by an invoice for non-rent or other aviation fee items.

IV.    In consultation with the Miami Airport Affairs Committee (the “MAAC”), MDAD has developed the following clarifications of the Security Deposit Policy. Airline lessees not complying with the following requirements will be required to submit the security deposit that applies to the lessees, as required by Resolution No. R-335-94 or by the 2018 AUA.

A.    The Airline has the obligation to make all payments within the prescribed payment period, and in addition has the obligation to provide MDAD with a “Payment Application” document identifying the invoices that are to be paid with the accompanying check, wire transfer, or other form of payment.

2018 Airline Use Agreement – Miami International Airport

B.     The Payment Application may be made in whatever manner is consistent with the Airline’s business practices. If payment is made by check, the Payment Application information shall be placed on the check itself, the check voucher, or a separate written Payment Application document attached to the check. If the payment is made by wire transfer, the tenant must assure that a separate written Payment Application document is received by MDAD at the same time, inasmuch as wire transfer documents do not have sufficient space to include Payment Application information. If the payment is in any other form, a separate written document providing the Payment Application information must be provided along with the payment. The information may be provided by any written document and may be separately e-mailed to MDAD’s Credit Manager, provided the e-mail is received before, or at the same time, that the payment is made.

C.     The Payment Application that accompanies each payment shall be sent to the PO Box address provided by MDAD from time to time for receipt of payments. Currently, the address is: Miami-Dade Aviation Department, Finance Division, PO Box 526624, Miami, Florida 33152-6624. An Airline will be credited with its payment as of the date MDAD stamps the documents making up a Payment and Payment Application.

D.     If the tenant fails to attach the Payment Application information to a payment, the following shall apply:

1.     The tenant has the obligation to inform MDAD of the name of the authorized representative of the tenant who can provide the Payment Application information. If the tenant has failed to do so in writing or email, MDAD shall be entitled to rely on the apparent authority of the tenant representative whom MDAD routinely contacts regarding Payment Application information.

2.     If no Payment Application document is attached to the payment, or if the tenant has failed to provide the Payment Application information by way of separate email or written document, MDAD must contact the tenant and request whatever Payment Application information from the tenant is reasonably required by MDAD.

3.     The Payment Application information requested by MDAD must be provided within 5 business days of MDAD’s request. MDAD’s request may be by telephone, email, or any other communication that gets to the tenant representative.

4.     If the Payment Application information is provided within 5 business days, MDAD has the obligation to apply the tenant’s payment to the invoices or other obligations as directed by the Payment Application provided the Payment Application is reasonably clear to MDAD.

5.     If (i) no Payment Application information is provided within 5 business days, or (ii) the payment application information is unclear and cannot be complied with, then MDAD in its sole discretion shall have the right to:

(a)     Determine which invoice, invoices, or other obligations or portions of same of the tenant shall be paid with the proceeds of the tenant’s payment; and

2018 Airline Use Agreement – Miami International Airport

(b)     Apply the proceeds at its sole discretion to multiple invoices or obligations, or portions of the same.

6.     Following the application of any payment from the tenant, if any portions of any invoice or other obligation remain unpaid, the unpaid portions are delinquent and a delinquency charge of 1 1⁄2 % per month shall apply to such unpaid portions, commencing as of the original payment due date of such portions.

7.     If a tenant fails to provide Payment Application information at the time of a payment or upon request by MDAD 3 or more times in a 24-month period, MDAD shall be excused from having to contact the tenant about Payment Application information and MDAD shall be entitled to apply all future payments in the manner set forth in Section III(D)(5) above, except to the extent that any future payments contain Payment Application information. MDAD shall notify the tenant representative in writing if the Airline has failed to provide Payment Application information.

E.     A payment not received by MDAD at MDAD’s then-current post-office box address within the delinquency waiver period of 10 calendar days for rent or reported aviation fee payments or 30 calendar days for activity-based payments is a delinquent payment if the related invoice is not being disputed in good faith as provided in Section III(G) below. In addition, if a payment is made with no Payment Application information or insufficient Payment Application information and the payment is insufficient to cover all outstanding charges of the tenant, it is delinquent as to the deficiency, and MDAD is entitled to act under Section III(D)(5) above.

F.     If a tenant has accumulated 3 delinquencies in the most-recent 24-month or 12-month security deposit reduction qualification period, the tenant has failed to make “timely payments” and shall be considered to have a “poor payment history” and is not entitled to the reduction in security deposit requirements.

G.     The Airline will not be charged with a delinquency if, within the 10 calendar days or 30 calendar days delinquency waiver period, the Airline notifies MDAD in writing (or orally, if the phone call or personal contact is followed up within 24 hours with an email or written confirmation of the items being disputed), of a dispute, the nature of the dispute, and the specific items being disputed. The dispute may be initiated (i) in writing by attaching a copy of the dispute to the Payment and/or Payment Application form sent to MDAD’s post office address above within the 10 calendar days or 30 calendar days delinquency waiver period, or (ii) orally, within the 10 calendar days or 30 calendar days delinquency waiver period, by telephoning the Airline’s contact person within MDAD’s Finance Division with whom the Airline’s designated Representative usually makes contact. Any such oral contact must be followed up within a 24-hour period with a written statement as to the disputed items and the reason for the dispute. Such written confirmation must be sent to MDAD’s current post office box given above, or else emailed to the Airline’s contact person within MDAD’s Finance Division. Any portion of a disputed invoice that is not being disputed must be paid timely. Provided, however, the following shall apply to any disputed item:

1.    MDAD in its sole discretion shall determine whether a dispute is being made in good faith.

2018 Airline Use Agreement – Miami International Airport

2.    The dispute must be resolved between the tenant and MDAD within 90 calendar days from the date of the original invoice giving rise to the dispute. MDAD may, at its discretion, and provided that it is satisfied that the tenant is continuing to show good faith and is making diligent efforts to resolve the dispute, continue the dispute resolution period for successive 30 calendar day periods, up to a maximum extension period of 120 calendar days. Following the MDAD-determined dispute resolution period, and in any event no later than 210 calendar days of the invoice date, the dispute shall no longer be considered to be in good faith, and monthly delinquency charges of 1 1⁄2 % shall apply as of the original date the disputed amount was due.

3.    If a dispute is of such significance in dollar amount that its settlement requires approval of the Board of County Commissioners, as determined by the County Attorney’s Office, and if the tenant and MDAD have resolved the dispute within the 90-calendar day or 210 calendar day period, whichever is applicable, then the good-faith dispute period shall continue until the Board approves or denies the settlement of the dispute. If the Board denies the settlement of the dispute, the delinquency charge shall relate back to the date the disputed amount was due.

H.     Terminal Building tenants (including Airlines) are reminded that the Security Deposit Policy in Tab K requires the tenant to be current in its rent payments and aviation fees under the 2018 AUA in order to obtain a reduction of the TBLA security deposit. In this regard, the following shall apply:

1.     Airline tenants have a separate obligation under the 2018 AUA to self-report and self-pay those aviation fees identified by MDAD from time to time as being the Airline’s obligation to self-report and self-pay by the 15th day of the month following the month in which the aviation fees are incurred. The delinquency waiver period therefore permits the Airline to pay these reported aviation fees within 10 calendar days from the 15th day of each month for such fees that were incurred in the preceding month. At the present time, those aviation fees that must be self-reported by the 15th day of each month are reflected on the Matrix attachment to this Tab K, and include the Aviation Fees identified in Section II of Tab I.

2.    Although it is MDAD’s current policy to provide Airline tenants with invoices for aviation fee reports based on MDAD’s independent confirmation of the amount of reported aviation fees that are due, Airline tenants have the independent obligation to pay with a check or wire transfer the reported aviation fees due to MDAD that the Airline tenants themselves reflect as being owed on their own self-report forms by the 15th day of each month.

3.    If MDAD has issued a revised invoice that shows aviation fees for the prior month that are greater than the aviation fees that were self-reported by the Airline, the Airline’s failure to pay the difference between the amount that was self-reported by the Airline for that month and MDAD’s revised invoice amount is a breach of the 2018 AUA unless the Airline disputes MDAD’s revised invoice amount. In addition, unless disputed, the Airline’s failure to make this payment will result in a “delinquency” if the aviation fee payment is not

2018 Airline Use Agreement – Miami International Airport

actually received by MDAD within the 10 calendar days of MDAD’s revised invoice date. The delinquency fee of 1 1⁄2 % on a reported aviation fee not received within the 10 calendar days following the 15th day of each month or within 10 calendar days of the date of MDAD’s revised invoice will commence on the first calendar day following the 15th day of the month, or on the 10th calendar day following the date of an MDAD invoice, whichever is applicable, i.e., the first day of the start of the delinquency waiver period.

I.    If a tenant’s payment history has justified a waiver of security deposits under the 2018 AUA, Terminal Building lease, or other agreement requiring a security deposit, a tenant may lose such waiver according to the Security Deposit Policy of Resolution No. R-335-94 if MDAD has reason to believe, “based on authoritative published financial reports, that the tenant’s ability to continue to pay rentals and landing fees on a timely basis is in jeopardy.”

V.     Attached to this Tab K is a matrix entitled “Tenant Payment Dates by Types of Monthly Invoices”. Airlines and other users must make the payments by the indicated Due Dates. MDAD reserves the right to amend this Matrix from time to time.

2018 Airline Use Agreement – Miami International Airport

TAB K MATRIX
Tenant Payment Due Dates by Types of Monthly Invoices – Miami-Dade Aviation Department
Category	Invoice Type	Self Report	Due Date	Delinquency Waiver	Comment
Aviation: (Self-reported or MDAD generated)	Landing Fee	y	15 calendar days from beg of month	10 days	If not paid by the 25th, then the charge is considered delinquent.
	Common use Concourse Use Fee	Y	15 calendar days from beg of month	10 days	If not paid by the 25th, then the charge is considered delinquent.
	All other Concourse Usage Fees (1)	Y	15 calendar days from beg of month	10 days	If not paid by the 25th, then the charge is considered delinquent.
	Pre-conditioned air	Y	15 calendar days from beg of month	10 days	If not paid by the 25th, then the charge is considered delinquent.
	Loading bridge	Y	15 calendar days from beg. of month	10 days	If not paid by the 25th, then the charge is considered delinquent.
	Aircraft parking	N	30 calendar days from invoice date	None	If not paid by 30th day, then the charge is considered delinquent since the invoice date.
	T & T Airport approach	N	30 calendar days from invoice date	None	If not paid by 30th day, then the charge is considered delinquent since the invoice date.
	PFC	Y	Last day of the following calendar month	5 days	If not paid by 30th day, then the charge is considered delinquent since the invoice date

Rent & Preferential Gate Use Fee:	Terminal	N	1st day of month	10 days	If not paid by the 10th, then the charge is considered delinquent since the 1st.
	Non-Terminal	N	1st day of month	10 days	If not paid by the 10th, then the charge is considered delinquent since the 1st.

CUTE: (common use terminal equipment)	Gate usage fee	Y	15 calendar days from beg of month	10 days	If not paid by the 25th, then the charge is considered delinquent since the invoice date.
	Tkt ctr usage fee (per depart seat)	Y	15 calendar days from beg of month	10 days	If not paid by the 25th, then the charge is considered delinquent since the invoice date.
	Tkt ctr usage fee (per hour)	N	30 calendar days from invoice date	None	If not paid by 30thday, then the charge is considered delinquent since the invoice date.

Miscellaneous:	Decals	N	30 calendar days from invoice date	None	If not paid by 30th day, then the charge is considered delinquent since the invoice date.
	ID Badges	N	30 calendar days from invoice date	None	If not paid by 30th day, then the charge is considered delinquent since the invoice date.
	CCTV & CATV	N	30 calendar days from invoice date	None	If not paid by 30th day, then the charge is considered delinquent since the invoice date.
	Property Damage	N	30 calendar days from invoice date	None	If not paid by 30th day, then the charge is considered delinquent since the invoice date.
	AVI	N	30 calendar days from invoice date	None	If not paid by 30th day, then the charge is considered delinquent since the invoice date.
	Generic	N	30 calendar days from invoice date	None	If not paid by 30th day, then the charge is considered delinquent since the invoice date.

*****THIS MATRIX IS A SUMMARY OF CONDITIONS APPLICABLE TO AVIATION FEES AND DELINQUENCY PERIODS*****

(1)	Includes Domestic Bag Claim Fee, Security Screening Fee, International Facility Fee and Outbound Baggage Fee.

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB L

COMMON USE TERMINAL EQUIPMENT (CUTE)

PRICING POLICY

(See Article 5(B))

2018 Airline Use Agreement – Miami International Airport

TAB L

COMMON USE TERMINAL EQUIPMENT (CUTE)

PRICING POLICY

I.	CUTE Gate Usage

A.     CUTE Gate Pricing.

The costs for acquisition, installation, infrastructure, operation and maintenance of CUTE equipment at CUTE equipped gates at MIA will be charged to the users of CUTE gate equipment. CUTE gate equipment includes workstations, printers, document scanners, gate readers, telephones, and credit card reader data communications outlets necessary to operate CUTE gates.

B.     CUTE Gate Requirement.

The component costs of the CUTE Gate Requirement include the projected annual amortized capital cost, operating and maintenance costs of CUTE gate equipment for all CUTE gates for the Fiscal Year, plus an allocation of telecom charges, training costs, and training equipment costs.

C.     CUTE Gate Usage Fee.

At the outset of each Fiscal Year, the Department shall determine the CUTE Gate Usage Fee. The CUTE Gate Usage Fee is calculated by dividing the CUTE Gate Requirement by the projected number of departing seats of all aircraft using CUTE gates at MIA for the Fiscal Year to determine the rate per departing seat. If a gate has both CUTE and proprietary equipment only the departing seats of Airlines using the CUTE equipment will be used in the calculation and charged accordingly.

II.	Common User Self Service (CUSS) Kiosks

A.     CUSS kiosk pricing will be different depending upon how the CUSS kiosk is used. Five types of CUSS kiosk use are possible:

1.	Single user stand-alone;

2.	Single user desktop;

3.	Shared use stand-alone;

4.	Shared use desktop; and

5.	Common use kiosks not located in close proximity to ticket counters.

Operating and maintenance and amortized capital costs allocated to the CUSS units are included in the various requirements noted below for each type of CUSS kiosk based on the total

2018 Airline Use Agreement – Miami International Airport

operating and maintenance expense allocation to CUSS units, which is further divided by the total number of CUSS units in use and in inventory. MDAD will use its discretionary funds to cover any unrecovered CUSS operating and maintenance costs.

B.     Single-user CUSS kiosks are those CUSS kiosks placed and programmed for the beneficial use of a single Airline. The Department will recover the costs of single user CUSS kiosks from the single Airline user. Equipment and other capital expenditures will be amortized over 3 years.

1.	Single User Stand-Alone CUSS Kiosk Pricing.

The Single User Stand-Alone CUSS Kiosk Requirement includes the annual amortized capital cost, the allocated annual cost of operation and maintenance, including an allocation of telecom charges, and 6 square feet of Class I space multiplied by the number of Single User Stand-Alone CUSS Kiosks in service multiplied by the Class I terminal rental rate for the Fiscal Year. The Single User Stand-Alone CUSS Kiosk Requirement will be divided by the total number of single user stand-alone CUSS kiosks in service. One twelfth of this annual amount will be billed monthly to the user for each kiosk used.

2.	Single User Desktop CUSS Kiosk Pricing.

The Single User Desktop CUSS Kiosk Requirement includes the annual amortized capital cost and the allocated annual cost of operation and maintenance, including an allocation of telecom charges, for all single user desktop CUSS kiosks for the Fiscal Year. The Single User Desktop CUSS Kiosk Requirement will be divided by the total number of single user desktop CUSS kiosks in service. One twelfth of this annual amount will be billed monthly to the user for each kiosk used.

C.     Shared Use CUSS Kiosks.

Shared use CUSS kiosks are those CUSS kiosks, either desktop or stand-alone, located at, or in close proximity to, CUTE ticket counters and which are programmed for the beneficial use of specific Airlines using those CUTE ticket counters.

1.	Shared Use Stand-Alone CUSS Kiosk Pricing.

The Shared Use Stand-Alone CUSS Kiosk Requirement includes the annual amortized capital cost, the allocated annual cost of operation and maintenance, including an allocation of telecom charges, and 6 square feet of Class I space multiplied by the number of Shared Use Stand-Alone CUSS Kiosks in service multiplied by the Class I terminal rental rate for the Fiscal Year. The Shared Use Stand-Alone CUSS Kiosk Requirement shall be divided by the total number of shared use stand-alone CUSS kiosks in service. One twelfth of this annual amount will be billed monthly for each kiosk used, which monthly amount shall be allocated among the users of each shared use stand-alone CUSS kiosk based upon the number of monthly departing seats for each user at each shared use stand-alone CUSS kiosk.

2018 Airline Use Agreement – Miami International Airport

2.	Shared Use Desktop CUSS Kiosk Pricing.

The Shared Use Desktop CUSS Kiosk Requirement includes the annual amortized capital cost and the allocated annual cost of operation and maintenance, including an allocation of telecom charges for the Fiscal Year. The Shared Use Desktop CUSS Kiosk Requirement shall be divided by the total number of shared use desktop CUSS kiosks in service. One twelfth of this annual amount will be billed monthly for each kiosk used, which monthly amount shall be allocated among the users of each shared use desktop CUSS kiosk based upon the number of monthly departing seats for each user at each shared use desktop CUSS kiosk.

D.	Common Use CUSS Kiosks.

Common use CUSS kiosks are those CUSS kiosks programmed for multiple Airlines and are not associated with ticket counter use. Common use CUSS kiosks may be located throughout the Airport Terminal Building, parking garages, local hotels, or other locations as determined by the Department after consultation with the Miami Airport Affairs Committee and other users of common use CUSS kiosks. Use of common use CUSS kiosks is optional and the costs of common use CUSS kiosks will be recovered from the Airlines that elect to use the common use CUSS kiosks. The Department may determine a maximum rate per transaction that is less than the cost recovery rates contained in this Section II.

1.	Common Use CUSS Kiosk Requirement.

The Common Use CUSS Kiosk Requirement includes the annual amortized capital cost, the allocated annual cost of operation and maintenance, including an allocation of telecom charges, and, for CUSS units placed in the Airport Terminal Building, 6 square feet of Class I space multiplied by the number of Common Use CUSS Kiosks in service in the Airport Terminal Building multiplied by the Class I terminal rental rate for the Fiscal Year. From time to time, the Department may receive requests or have a desire to install and operate CUTE equipment and devices at off-airport locations. As number and type of devices may vary, as well as the cost of the infrastructure at various locations, the pricing for such installations will be determined on a case by case basis. At a minimum, each installation will be completed and operated on a cost recovery basis and all such pricing will be approved by the MAAC. The off- airport Common Use CUSS Kiosk Requirement shall include any net expenses, fees, or rentals associated with placement of Common Use CUSS Kiosks outside the Airport terminal.

2018 Airline Use Agreement – Miami International Airport

2.	Common Use CUSS Kiosk Pricing.

The Common Use CUSS Kiosk Requirement shall be divided by the projected number of common use CUSS kiosk transactions for the Fiscal Year. This per-transaction rate will be billed monthly to Airlines that elect to use the common use CUSS kiosks based upon the number of monthly transactions for each Airline user of common use CUSS kiosks. If the Department determines a maximum rate per transaction shall apply for the Fiscal Year, then this maximum rate per transaction multiplied by the number of Airline transactions shall be in effect replacing the methodology discussed immediately above in this Section II.

III.	Back Wall Displays

A.     All CUTE ticket counters will have dynamic back wall displays. The cost of dynamic back wall displays installed at CUTE ticket counters is included in the CUTE Ticket Counter Departing Seat Fee as described in Section VI(B) below that describes this fee.

B.     For Airlines that lease ticket counters, a monthly rate per dynamic back wall display will be computed by dividing the annual amortized capital cost and the operating and maintenance expense of dynamic back wall displays by the number of ticket counter positions which have the dynamic back wall displays installed divided by 12. This monthly rate shall be adjusted annually and shall apply to all Airlines that lease ticket counters that have the dynamic back wall displays installed.

IV.	Over counter LED displays

All ticket counter positions will have over counter LED displays. The cost of over counter displays will be included in the terminal rental rate.

V.	Back Wall Signage for Leased Ticket Counters

A.     An Airline may request to install and maintain its branding as back wall signage at its leased ticket counters. The proposed signage is subject to the review and approval by the Aviation Department’s Real Estate Management Section. The cost of installing and maintaining proprietary signage is the responsibility of the Airline. At such time as the Airline no longer leases ticket counter positions having proprietary back wall signage, the Airline shall remove at its cost the proprietary signage and equipment behind such positions, including cabling and conduit, repair any damage caused by such removal, and restore the back wall to its original condition, normal wear and tear excepted.

B.     The Department may also require the Airline to accommodate dynamic back wall displays over a number of leased ticket counter positions which number shall be determined at the sole discretion of the Department.

2018 Airline Use Agreement – Miami International Airport

VI.	CUTE Ticket Counter Pricing

A.     The Department will assign CUTE ticket counters to Airlines in accordance with the Ticket Counter Allocation and Use Policy in Tab E.

B.     The costs for acquisition, installation, infrastructure, operation and maintenance of CUTE-equipped ticket counters at MIA will be charged to CUTE ticket counter users. CUTE ticket counter equipment includes workstations, printers, document scanners, telephones, credit card reader data communications outlets, and dynamic back wall displays necessary to operate CUTE ticket counters. The cost of terminal space (the “Class I Space”), and baggage make-up space (the “Class IV Space”) associated with CUTE equipped ticket counters will also be charged to the users of CUTE ticket counters excluding Class IV baggage make-up space directly leased by Airlines.

C.     Users of CUTE equipped ticket counters will be billed based upon the Airline’s number of MIA departing seats. However, Airlines with leased ticket counters, that use CUTE ticket counters will be billed based on an hourly fee for each hour of usage and the hourly fee will be calculated using an estimate of CUTE ticket counter hours incurred in prior years as the denominator and CUTE Ticket Counter Requirement as the numerator which is described below.

VII.	CUTE Ticket Counter Requirement

The CUTE Ticket Counter Requirement is the sum of the projected annual capital amortization cost, operating and maintenance costs of equipment, including an allocation of telecom charges, plus an allocation of training costs and training equipment costs, for the Fiscal Year.

VIII.	CUTE Ticket Counter Departing Seat Fee

A.     At the outset of each Fiscal Year the Department will determine the CUTE Ticket Counter Departing Seat Fee. The Ticket Counter Departing Seat Fee for CUTE ticket counters is the sum of the Ticket Counter Equipment Charge, the Class I Space Charge and the Class IV Space Charge less the amount of CUTE Ticket Counter Hourly Usage Fees paid by Airlines with leased ticket counters.

B.     The Ticket Counter Equipment Charge is determined by dividing the CUTE Ticket Counter Requirement by the estimated number of CUTE Airlines’ departing seats for the Fiscal Year.

C.     The Class I Space Charge is computed by dividing the product of all Class I Space square footage associated with CUTE ticket counters, including recheck counters, and the Class I Space rental rate by the estimated number of CUTE Airlines’ departing seats for the Fiscal Year.

D.     Class IV Space Charge is computed by dividing the product of all Class IV Space square footage associated with CUTE baggage make-up areas (excluding Class IV baggage make up space leased by Airlines) and the Class IV Space rental rate by the estimated number of CUTE Airlines’ departing seats for the Fiscal Year (excluding CUTE departing seats of Airlines using CUTE ticket counters supported by Class IV Space leased by Airlines).

2018 Airline Use Agreement – Miami International Airport

E.     Airlines using CUTE ticket counters supported by Class IV baggage make up space leased by Airlines will not be assessed the Class IV Space Charge when using CUTE ticket counters.

F.     At the outset of each Fiscal Year the Department will estimate the annual number of CUTE Airlines’ departing seats based on historical data and will exclude all departing seats from Airlines that lease ticket counter space.

IX.	CUTE Ticket Counter Hourly Pricing (applies only to Airlines that lease ticket counters at MIA)

Pricing for the usage of CUTE ticket counters will vary based upon the cumulative usage of all CUTE ticket counter positions (as determined beginning at 12:00 am daily) as well as the number of hours per CUTE ticket counter position as outlined below.

A.     Total Ticket Counter Usage for 2 Hours or Less: when the daily cumulative use of CUTE ticket counters (i.e., all ticket counter positions utilized) by an Airline is 2 hours or less that Airline will be charged for each minute of CUTE ticket counter use. The rate per minute for use of CUTE ticket counters will be determined by dividing the CUTE Ticket Counter Hourly Usage Fee by 60 minutes.

B.     Total Ticket Counter Usage for Over 2 Hours and up to 12 Hours: each Airline that uses CUTE ticket counter positions greater than 2 hours and up to 12 hours on a daily cumulative basis will be assessed a minimum daily use charge computed by multiplying the CUTE Ticket Counter Hourly Usage Fee by 12 hours.

C.     Total Ticket Counter Usage Over 12 Hours: for any cumulative daily usage by an Airline of CUTE ticket counter positions over 12 hours, the Airline will be charged for the total number of hours used, subject to a maximum amount of 12 hours per CUTE ticket counter position. To clarify, any CUTE Airline ticket counter use in excess of 12 hours per position on a daily cumulative basis shall be only charged for 12 hours. All remaining hours used by the Airline at CUTE ticket counter positions not subject to the maximum amount of 12 will be charged the CUTE Ticket Counter Hourly Usage Fee.

D.     Usage of Unassigned CUTE Ticket Counters: any Airline that uses unassigned CUTE ticket counters will be charged for each minute of unassigned CUTE ticket counter use. The rate per minute for use of unassigned CUTE ticket counters by such Airlines will be determined by dividing the CUTE Ticket Counter Hourly Usage Fee by 60 minutes.

2018 Airline Use Agreement – Miami International Airport

X.	Annual Adjustment of CUTE Rates

The Department will adjust the CUTE rates annually and apply the revised CUTE rates effective each October 1 using the applicable costs for the Fiscal Year and activity projections for the Fiscal Year.

XI.	Charges for Unauthorized Ticket Counter Use

Airlines that process flights at a ticket counter but are unable to access a host computer must utilize a Local Departure Control System (LDCS). Training is available for the utilization of this system and the cost is included in the CUTE usage fees.

An Airline that utilizes ticket counter positions and handles flights manually without logging on to the CUTE system and without the Department’s authorization shall pay double the rates paid by authorized users for so long as it continues such unauthorized use. Unauthorized users will be detected through the Airport Operation Information System (AOIS) and will be charged accordingly.

XII.	CUTE Back Office Equipment

Charges for optional back office CUTE equipment will be assessed a monthly fixed fee amount based on total allocated back office CUTE equipment costs divided by the number of CUTE back office units.

XIII.	General Aeronautical Service Permittees (GASPs)

GASPs that use CUTE equipment will be charged the same fees and charges outlined above in this CUTE Pricing Policy.

2018 Airline Use Agreement – Miami International Airport

2018 AIRLINE USE AGREEMENT

TAB M

TITLE VI LIST OF PERTINENT NONDISCRIMINATION

ACTS AND AUTHORITIES

(See Article 21(B))

2018 Airline Use Agreement – Miami International Airport

Title VI List of Pertinent Nondiscrimination Acts and Authorities

During the performance of this contract, AIRLINE, for itself, its assignees, and successors in interest (hereinafter referred to as the “contractor”) agrees to comply with the following nondiscrimination statutes and authorities; including but not limited to:

Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d et seq., 78 stat. 252), (prohibits discrimination on the basis of race, color, national origin);

49 CFR part 21 (Non-discrimination in Federally-Assisted Programs of The Department of Transportation - Effectuation of Title VI of the Civil Rights Act of 1964);

The Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, 42 U.S.C. 4601), (prohibits unfair treatment of persons displaced or whose property has been acquired because of federal or federal-aid programs and projects);

Section 504 of the Rehabilitation Act of 1973, (29 U.S.C. 794 et seq.) as amended, (prohibits discrimination on the basis of disability; and 49 CFR and 27;

The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq.) (prohibits discrimination on the basis of age);

Airport and Airway Improvement Act of 1982, (49 U.S.C. 471, Section 47123), as amended, (prohibits discrimination based on race, creed, color, national origin, or sex);

The Civil Rights Restoration Act of 1987, (PL 100-209), (Broadened the scope, coverage and applicability of Title VI of the Civil Rights Act of 1964, the Age Discrimination Act of 1975 and Section 504 of the Rehabilitation Act of 1973, by expanding the definition of the terms “programs or activities” to include all the programs or activities of the federal-aid recipients, sub-recipients and contractors, whether such programs or activities are federally funded or not);

Titles II and III of the Americans with Disabilities Act of 1990, which prohibit discrimination of the basis of disability in the operation of public entities (43 U.S.C. 12131 – 12189) as implemented by Department of Transportation regulations at 49 CFR parts 37 and 38;

The FAA’s Non-discrimination statute (49 U.S.C. 47123) (prohibits discrimination on the basis of race, color, national origin, and sex);

Executive Order 12898, Federal Actions to Address Environmental Justice in Minority Populations and Low-Income Populations, which ensures non-discrimination against minority populations by discouraging programs, policies, and activities with disproportionately high and adverse human health or environmental effects on minority and low- income populations:

Executive Order 13166, Improving Access to Services for Persons with Limited English Proficiency, and resulting agency guidance, national origin discrimination includes discrimination because of limited English proficiency (LEP). To ensure compliance with Title VI, AIRLINE must take reasonable steps to ensure that LEP persons have meaningful access to its programs (70 Fed. Reg. at 74087 to 74100);

2018 Airline Use Agreement – Miami International Airport

Title IX of the Education Amendments of 1972, as amended, which prohibits AIRLINE from discrimination because of sex in programs or activities (20 U.S.C. 1681 et seq.).

Required Contract Provisions AIP Grants and Obligated Sponsors

Issued on January 29, 2016 Airports (ARP)

2018 Airline Use Agreement – Miami International Airport